UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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THE WENDY’S COMPANY

Name of the Registrant as Specified In Its Charter

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The Wendy’s Company One Dave Thomas Blvd. Dublin, Ohio 43017 (614) 764-3100

April 17, 2015

Dear Fellow Stockholders:

It is my pleasure to invite you to join me at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”), which will be held on Monday, June 1, 2015, at 10:00 a.m. (EDT) at the Thomas Conference Center located at the Company’s corporate offices, One Dave Thomas Blvd., Dublin, Ohio 43017. The Board of Directors and management hope that you will be able to attend the Annual Meeting.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be conducted at the Annual Meeting. At the Annual Meeting, we will also review the Company’s 2014 performance and discuss our plans to continue delivering value to you, our stockholders.

2014 was a year of continued momentum for the Company, as we made significant progress in accelerating our brand transformation journey, with bold and inviting restaurants, 5-star employees, craveable menu items, and an increased focus on consumer-facing technology, all designed to enhance the relevance of the Wendy’s® brand.

We are especially pleased with the progress we have made on Image Activation – our strategic restaurant reimaging initiative. Both Company and franchise reimaging exceeded our targets in 2014, and we remain on track to reimage at least 60 percent of our North America restaurants by the end of 2020. We couldn’t be more proud of the leadership shown by our franchise community on this vital driver of brand relevance with consumers.

We also remain focused on enhancing the Wendy’s restaurant economic model to deliver strong returns on invested capital for both the Company and franchisees. During 2014, we sold more than 200 restaurants to well-capitalized franchisees with a commitment to high operating standards, restaurant reimaging and new restaurant development as part of our System Optimization initiative. We expect this initiative to generate stronger free cash flow and improved earnings quality, while serving as a catalyst for long-term growth, as we work to reduce our Company-operated restaurant ownership to approximately five percent of the total system by the middle of 2016.

In driving sales and profits, we continued to make solid progress last year in the face of challenging economic and marketplace conditions. Despite facing record high beef prices and other cost pressures, we improved our restaurant margins, and our same restaurant sales growth outpaced the traditional QSR category. At the same time, we know our competitive reference points have shifted, and we must continue to elevate our game to drive long-term sustainable growth. Profitable traffic growth every year is what our marketing, product and operations initiatives must achieve.

Beyond our financial and operating results, we remain committed to following the values and wonderful example set by our late Founder Dave Thomas, by giving back to the communities we serve. Most notable is our support for the Dave Thomas Foundation for Adoption® and its passionate, tireless efforts to find permanent, loving homes for children, who are anxiously waiting in the foster care system. With the caring help of our franchisees, suppliers and customers, more than 4,500 foster child adoptions have been finalized through the Wendy’s Wonderful Kids® program, with many more in process. For more information, please visit www.davethomasfoundation.org or www.aboutwendys.com.

Finally, we encourage you to vote – regardless of the size of your share holdings. Every vote is important, and your participation enables us to listen and act on what matters to you as a stockholder. Accordingly, whether or not you plan to attend the Annual Meeting, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described in the instructions included with your proxy card.

Sincerely,

EMIL J. BROLICK

President and Chief Executive Officer

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Monday, June 1, 2015, 10:00 (EDT)

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”) will be held on Monday, June 1, 2015, at 10:00 a.m. (EDT) at the Thomas Conference Center located at the Company’s corporate offices, One Dave Thomas Blvd., Dublin, Ohio 43017.

Items of Business

At the Annual Meeting, you will be asked to:

(1)	elect 10 directors to hold office until the Company’s next annual meeting of stockholders;

(2)

approve an amendment to the Company’s 2010 Omnibus Award Plan to increase the number of shares of common stock available for issuance under the plan and impose annual limits on the value of awards that may be issued to non-employee directors under the plan, and reapprove the material terms of the performance goals under the plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended;

(3)	ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015;

(4)	vote on an advisory resolution to approve executive compensation;

(5)	vote on a stockholder proposal regarding an independent board chairman, if properly presented at the Annual Meeting; and

(6)	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date

Stockholders entitled to vote at the Annual Meeting or any adjournment or postponement thereof are holders of record of shares of the Company’s common stock at the close of business on April 2, 2015.

Voting Your Proxy

Your vote is important! Stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described in the instructions included with your proxy card. You may vote in person if you attend the Annual Meeting.

Annual Meeting Admission

For your comfort and security, admission to the Annual Meeting will be by ticket only. If you are a registered stockholder (i.e., your shares are held in your name) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your proxy card, whichever you have received. If you are a beneficial owner (i.e., your shares are held by a broker, bank or other holder of record) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your voting instruction form, whichever you have received. Stockholders who do not obtain admission tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting. If you plan to attend the Annual Meeting in person, please read the Proxy Statement for important information about admission requirements for the Annual Meeting.

By Order of the Board of Directors

R. SCOTT TOOP

Secretary

April 17, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on June 1, 2015: This Notice of Annual Meeting of Stockholders, the Proxy Statement and
the 2014 Annual Report to Stockholders are available at: www.proxyvote.com.

PROXY STATEMENT – TABLE OF CONTENTS

        The Wendy’s Company 2015 Proxy Statement        i

COMPENSATION OF DIRECTORS	50
Fiscal 2014 Director Compensation	51
EXECUTIVE OFFICERS	53
STOCK OWNERSHIP AND RETENTION GUIDELINES FOR EXECUTIVE OFFICERS AND DIRECTORS	55
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	56
Section 16(a) Beneficial Ownership Reporting Compliance	59
EQUITY COMPENSATION PLAN INFORMATION	60
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	62
Review and Approval of Related Person Transactions	62
Certain Related Person Transactions Since the Beginning of 2014	62
AUDIT COMMITTEE REPORT	64
PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2010 OMNIBUS AWARD PLAN AND REAPPROVAL OF THE PERFORMANCE GOALS UNDER THE 2010 OMNIBUS AWARD PLAN	65
PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	75
Independent Registered Public Accounting Firm Fees	75
Audit Committee Pre-Approval Policies and Procedures	75
PROPOSAL 4 – ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	77
PROPOSAL 5 – STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN	79
Management’s Response	79
OTHER MATTERS	83
Other Matters to Come Before the Annual Meeting	83
Contacting Directors	83
Stockholder Proposals for 2016 Annual Meeting of Stockholders	83
Householding of Annual Meeting Materials	84
Annual Report on Form 10-K	85
ANNEX A – NON-GAAP RECONCILIATION TABLES	A-1
ANNEX B – THE WENDY’S COMPANY 2010 OMNIBUS AWARD PLAN	B-1

ii        The Wendy’s Company 2015 Proxy Statement

The Wendy’s Company One Dave Thomas Blvd. Dublin, Ohio 43017 (614) 764-3100

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT SUMMARY

This summary highlights information about The Wendy’s Company (“Wendy’s” or the “Company”) and certain information contained elsewhere in this Proxy Statement for the Company’s Annual Meeting of Stockholders to be held on Monday, June 1, 2015, at 10:00 a.m. (EDT), and any adjournment or postponement thereof (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2014 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 28, 2014.

HOW TO CAST YOUR VOTE

Even if you plan to attend the Annual Meeting in person, please cast your vote as soon as possible in one of the following ways:

Internet	Telephone	Mail
Visit www.proxyvote.com. You will need the 12-digit number included in your proxy card, voting instruction form or notice regarding the Internet availability of proxy materials.	Call 1-800-690-6903. You will need the 12-digit number included in your proxy card, voting instruction form or notice regarding the Internet availability of proxy materials.	Complete, sign and date your proxy card or voting instruction form and return it in the envelope provided or to the address indicated on your proxy card or voting instruction form.

If you plan to attend the Annual Meeting in person, you will need to bring an admission ticket and photo identification. If your shares are held in the name of a broker or other nominee, you will need to bring a “legal proxy” from the record holder to vote those shares at the Annual Meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

		Board Vote Recommendation	Page Reference (for more detail)
	Management Proposals
Proposal 1:	Election of 10 directors	FOR each nominee	8
Proposal 2:	Approval of an amendment to the Company’s 2010 Omnibus Award Plan to increase the number of shares of common stock available for issuance under the plan and impose annual limits on the value of awards that may be granted to non-employee directors under the plan, and reapproval of the material terms of the performance goals under the plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended	FOR	65
Proposal 3:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015	FOR	75
Proposal 4:	Vote on an advisory resolution to approve executive compensation	FOR	77
	Stockholder Proposal
Proposal 5:	Stockholder proposal regarding an independent board chairman	AGAINST	79

        The Wendy’s Company 2015 Proxy Statement        1

DIRECTOR NOMINEES

The following table provides summary information about the 10 director nominees. Additional information about each nominee’s experience, qualifications, attributes and skills can be found beginning on page 9.

Name	Age	Director Since	Occupation	Independent	Board Committees(1)	Other Public Boards
Nelson Peltz	72	1993	Chief Executive Officer and founding partner of Trian Fund Management, L.P.		CSR*, Executive*	2
Peter W. May	72	1993	President and founding partner of Trian Fund Management, L.P.		C&I*, CSR, Executive	1
Emil J. Brolick	67	2011	President and Chief Executive Officer of The Wendy’s Company		C&I, Executive	0
Edward P. Garden	53	2004	Chief Investment Officer and founding partner of Trian Fund Management, L.P.		C&I	2
Janet Hill	67	2008	Principal at Hill Family Advisors	✓	Compensation	2
Joseph A. Levato	74	1996	Former Executive Vice President and Chief Financial Officer of Triarc Companies, Inc. (predecessor to The Wendy’s Company)	✓	Audit*, Compensation, CSR, ERISA	0
J. Randolph Lewis	65	2008	Former Senior Vice President, Supply Chain and Logistics, of Walgreen Co.	✓	Audit, ERISA, N&CG	0
Michelle “Mich” J. Mathews-Spradlin	48	2015	Former Chief Marketing Officer and Senior Vice President of Microsoft Corporation	✓		0
Peter H. Rothschild	59	2010	Managing Member, Daroth Capital LLC	✓	Audit, N&CG	0
David E. Schwab II	83	1994	Senior Counsel, Cowan, Liebowitz & Latman, P.C.	✓	Audit, Compensation*, Executive, N&CG*	0

(1)	C&I: Capital and Investment	CSR: Corporate Social Responsibility	N&CG: Nominating and Corporate Governance	* Denotes committee chair

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to maintaining good corporate governance as a critical component of our success in driving sustained stockholder value. Our Board of Directors (the “Board of Directors” or the “Board”) continually monitors emerging best practices in governance to serve the interests of our stockholders. Highlights of our current governance practices are set forth below.

Board of Directors	Stockholder Interests	Executive Compensation

•  Annual election of directors

•  Majority voting for directors in uncontested elections with director resignation policy

•  Separation of our Board Chairman and Chief Executive Officer

•  Majority independent Board (7 of our 11 current directors)

•  Fully independent key Board committees

•  Regular executive sessions of non-employee directors and independent directors

•  Over 97% average Board and committee meeting attendance in 2014

•  Active Board and committee oversight of risk management

•  Comprehensive Corporate Governance Guidelines and Code of Business Conduct and Ethics

•  No stockholder rights plan or “poison pill”

•  Stockholders have the ability to act by written consent

•  Stockholders have the ability to call special meetings

•  No supermajority voting requirements

•  No exclusive forum selection clause

•  Strong pay-for-performance philosophy

•  Annual “say-on-pay” advisory vote

•  Engage independent outside compensation consultant

•  Limited perquisites and benefits

•  No pension or SERP benefits

•  “Clawback” provisions in our 2010 Omnibus Award Plan

•  No speculative trading or hedging transactions

•  “Double trigger” required for change in control equity vesting

•  Significant stock ownership and retention guidelines

2        The Wendy’s Company 2015 Proxy Statement

2014 BUSINESS PERFORMANCE AND EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

The Company made significant strategic and financial progress during 2014 and accelerated the transformation of the Wendy’s® brand through our “A Cut Above” brand positioning. Led by Mr. Brolick and the senior leadership team, the Company continued to build momentum by improving our economic and brand relevance, contemporizing the restaurant experience, strengthening the Wendy’s system and creating significant value for stockholders. We achieved year-over-year improvements in our key business performance metrics, exceeded targets for our Image Activation restaurant reimaging program, returned $374 million in cash to stockholders through dividends and share repurchases, and delivered 3-year total stockholder return of 79%. See “Compensation Discussion and Analysis—2014 Business Highlights” beginning on page 25 for a discussion of the Company’s key operating and financial results for 2014.

Our executive compensation program is designed to support the Company’s business objectives by linking executive pay to individual performance and the Company’s attainment of annual and multi-year operating and financial goals, as well as the creation of long-term stockholder value. In accordance with our pay-for-performance philosophy, performance-based incentives constituted the most significant portion of total direct compensation for 2014 for our Chief Executive Officer (84%) and other named executive officers (69%). The key elements of our 2014 executive compensation program are summarized below.

Element	At-Risk	Form	Metrics	Primary Purpose
Base Salary	No	Cash	N/A	Attract and retain highly-qualified executives by providing an appropriate level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive
Annual Incentive	Yes	Cash	Adjusted EBITDA Same Restaurant Sales	Align executive pay with individual and Company performance by motivating and rewarding executives over a one-year time frame based on the achievement of strategic business and financial objectives
Long-Term Incentives	Yes	Equity • Stock Options (60%) • Performance Units (40%)	Share Price Adjusted EPS

Align the interests of executives with the interests of stockholders and retain highly-qualified executives by motivating and rewarding executives over a multi-year time frame based on the performance of our common stock and the achievement of strategic business and financial objectives

The Company’s financial performance in 2014 supported an annual cash incentive payout below the target award set for senior executives. Based on the Company’s 2014 adjusted EBITDA and same restaurant sales growth, the Compensation Committee approved payout at 72.3% of the target cash incentive award for the named executive officers.

Summary compensation information for the named executive officers for 2014 is set forth in the following table. These amounts are presented in accordance with accounting assumptions and Securities and Exchange Commission (“SEC”) rules, and the amounts that executives actually receive may vary substantially from what is reported in the equity awards columns of the table.

Name and Principal Position	Salary (S)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)	% Change in Total ($) from 2013
Emil J. Brolick President and Chief Executive Officer	1,137,500	—	1,799,992	2,699,998	1,435,000	91,708	7,164,198	i6%
Todd A. Penegor Executive Vice President, Chief Financial Officer and International	643,750	—	1,439,988	659,999	395,000	30,359	3,169,096	i17%
Robert D. Wright Executive Vice President and Chief Operations Officer	385,962	200,000	1,159,990	239,998	285,000	30,000	2,300,950	N/A
Craig S. Bahner Former Chief Marketing Officer	471,250	—	285,995	428,999	257,569	42,847	1,486,660	i11%
R. Scott Toop Senior Vice President, General Counsel and Secretary	460,000	—	275,997	414,000	300,000	27,200	1,477,197	i17%

We encourage you to read the “Compensation Discussion and Analysis” beginning on page 25 for a detailed discussion of how our executive compensation program was designed and implemented in 2014 to achieve our overall compensation objectives. Stockholders should also review the “Fiscal 2014 Summary Compensation Table” beginning on page 36, as well as the related compensation tables, notes and narrative, which provide detailed information regarding the compensation of our named executive officers for 2014.

        The Wendy’s Company 2015 Proxy Statement        3

THE ANNUAL MEETING

Annual Meeting Details

The accompanying proxy is being solicited by the Board of Directors of The Wendy’s Company in connection with the Company’s Annual Meeting of Stockholders to be held on Monday, June 1, 2015, at 10:00 a.m. (EDT) at the Thomas Conference Center located at the Company’s corporate offices, One Dave Thomas Blvd., Dublin, Ohio 43017, and any adjournment or postponement thereof. Directions to the Annual Meeting are available on the Company’s website at www.aboutwendys.com. This Proxy Statement and an accompanying proxy card will first be mailed to stockholders, or made available to stockholders electronically via the Internet, on or about April 21, 2015.

Voting Your Proxy

When a stockholder returns a proxy card that is properly signed and dated, the shares represented by the proxy card will be voted by the persons named as proxies in the proxy card in accordance with the stockholder’s instructions. Stockholders may specify their choices by marking the appropriate boxes on their proxy card. If a proxy card is signed, dated and returned by a stockholder without specifying choices, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company does not have cumulative voting.

Under the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and By-Laws (as amended and restated, the “By-Laws”), business transacted at the Annual Meeting is limited to the purposes stated in the Notice of Annual Meeting of Stockholders and any other matters that may properly come before the Annual Meeting. Except for the proposals described in this Proxy Statement, no other matters currently are intended to be brought before the Annual Meeting by the Company or, to the Company’s knowledge, any other person. The proxy being solicited by the Board does, however, convey discretionary authority to the persons named as proxies in the accompanying proxy card to vote on any other matters that may properly come before the Annual Meeting. A proxy may be revoked by a stockholder at any time prior to the time it is voted by giving notice of revocation either personally or in writing to the Secretary of the Company at the Company’s principal executive offices.

Annual Meeting Admission

Only holders of shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at the close of business on April 2, 2015, their authorized representatives and invited guests of the Company will be able to attend the Annual Meeting. For your comfort and security, admission to the Annual Meeting will be by ticket only, and packages and bags may be inspected and required to be checked in at the registration desk. You also will be required to present a valid government-issued photo identification.

If you are a registered stockholder (i.e., your shares are held in your name) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your proxy card, whichever you have received. If you are a beneficial owner (i.e., your shares are held in the name of a broker, bank or other holder of record) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your voting instruction form, whichever you have received. In addition, you can obtain an admission ticket in advance of the Annual Meeting by sending a written request to the Secretary of the Company at the Company’s principal executive offices. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying that you were the beneficial owner of the shares on April 2, 2015. Stockholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting. The Company may issue admission tickets to persons other than stockholders in its sole discretion.

If you are the representative of a corporation, limited liability company, partnership or other legal entity that holds shares of our Common Stock, you must bring acceptable evidence of your authority to represent that legal entity at the Annual Meeting. Please note that only one representative may attend the Annual Meeting on behalf of each legal entity that holds shares of our Common Stock.

4        The Wendy’s Company 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:

Wendy’s Board of Directors is soliciting your proxy in connection with the Board’s solicitation of proxies for use at the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by personal contact, telephone, mail, e-mail or other means. The Company has hired Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, to assist in soliciting proxies from brokers, banks and other stockholders.

Q:	What should I do with these materials?

A:

Please carefully read and consider the information contained in this Proxy Statement, and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares prior to the Annual Meeting even if you plan to attend the Annual Meeting in person.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following five proposals:

(1)	to elect 10 directors to hold office until the Company’s next annual meeting of stockholders;

(2)

to approve an amendment to the Company’s 2010 Omnibus Award Plan to increase the number of shares of common stock available for issuance under the plan and impose annual limits on the value of awards that may be granted to non-employee directors under the plan, and to reapprove the material terms of the performance goals under the plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”);

(3)	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015;

(4)	to vote on an advisory resolution to approve executive compensation; and

(5)	to vote on a stockholder proposal regarding an independent board chairman, if properly presented at the Annual Meeting.

Q:	How do I vote?

A:	You may vote your shares prior to the Annual Meeting in any of the following ways:

•	Visit the website shown on your notice regarding the Internet availability of proxy materials, proxy card or voting instruction form to vote via the Internet;

•	Use the toll-free number shown on your notice regarding the Internet availability of proxy materials, proxy card or voting instruction form to vote by telephone; or

•	Complete, sign, date and return the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope if you have requested and received our proxy materials by mail.

If you are a registered stockholder, you may also vote your shares in person at the Annual Meeting. If you hold your shares in street name, then you must obtain a “legal proxy” from the broker, bank or other nominee who holds the shares on your behalf in order to vote those shares in person at the Annual Meeting.

Q:	Who is entitled to vote?

A:	All holders of record of our Common Stock at the close of business on April 2, 2015, the record date for the Annual Meeting, are entitled to vote on all business transacted at the Annual Meeting.

Q:	What is the deadline for submitting a proxy?

A:

In order to be counted, proxies submitted by telephone or via the Internet must be received by 11:59 p.m. (EDT) on May 31, 2015. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What is the difference between a registered stockholder and a “street name” holder?

A:

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.

If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Your broker, bank or other nominee does not have authority to vote your shares on Proposals 1, 2, 4 or 5 without receiving instructions from you. Your broker, bank or other nominee should have enclosed, or should provide you with, a notice regarding the Internet availability of proxy materials or a voting instruction form for you to use in directing it on how to vote your shares.

        The Wendy’s Company 2015 Proxy Statement        5

Q:	What constitutes a quorum?

A:

At the close of business on April 2, 2015, the Company had 364,939,682 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter properly brought before the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum. Abstentions and “broker non-votes” (described below) will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:

Abstentions.  If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions will be the equivalent of an “against” vote on proposals that require the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 2, 3, 4 and 5).

Broker Non-Votes.  Under the rules of The NASDAQ Stock Market (“NASDAQ”), if your shares are held in street name, then your broker has discretion to vote your shares without instructions from you on certain “routine” proposals, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3). Your broker does not, however, have such discretion on the election of directors (Proposal 1), the approval of an amendment to the Company’s 2010 Omnibus Award Plan and the reapproval of the performance goals under the 2010 Omnibus Award Plan (Proposal 2), the advisory resolution to approve executive compensation (Proposal 4), or the stockholder proposal described in this Proxy Statement (Proposal 5). If you do not provide your broker with voting instructions for these proposals, then your broker will be unable to vote on these proposals and will report your shares as “broker non-votes” on these proposals. Like abstentions, broker non-votes are counted as present for the purpose of establishing a quorum, but, unlike abstentions, they are not counted for the purpose of determining the number of shares present (in person or by proxy) and entitled to vote on particular proposals. As a result, broker non-votes will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1) or the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 2, 4 and 5). Because brokers are entitled to vote on Proposal 3, we do not anticipate any broker non-votes with regard to that proposal.

Q:	What vote is needed to elect the 10 director nominees?

A:

Pursuant to our By-Laws, each of the 10 director nominees must receive the affirmative vote of a majority of the votes cast with respect to that nominee’s election in order to be elected as a director at the Annual Meeting. Accordingly, a “withhold” vote for a director nominee will be the equivalent of a vote “against” such nominee. If you hold shares of Common Stock through a broker, bank or other nominee, your broker, bank or other nominee will vote your shares for you if you provide instructions on how to vote the shares. In the absence of your instructions, however, brokers, banks and other nominees do not have the authority to vote your shares for the election of directors. Therefore, it is important that you provide voting instructions to your broker, bank or other nominee, so that your shares may be voted in the election of directors.

Q:	What vote is needed to approve the advisory resolution to approve executive compensation?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the advisory resolution to approve executive compensation. This vote is advisory, and therefore not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors. However, the Compensation Committee will review the voting results of this proposal and take those results into consideration when making future decisions regarding executive compensation as it deems appropriate.

Q:	What vote is needed to approve the other proposals described in this Proxy Statement?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the amendment to the Company’s 2010 Omnibus Award Plan and reapprove the performance goals under the 2010 Omnibus Award Plan (Proposal 2), ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015 (Proposal 3), and approve the stockholder proposal described in this Proxy Statement (Proposal 5).

6        The Wendy’s Company 2015 Proxy Statement

Q:	How do Messrs. Nelson Peltz, Peter W. May and Edward P. Garden intend to vote?

A:

The Company has been informed that the shares of Common Stock beneficially owned as of the record date by Messrs. Nelson Peltz, Peter W. May and Edward P. Garden representing, in the aggregate, approximately 24.7% of the votes entitled to be cast at the Annual Meeting, will be voted in accordance with the recommendations of the Board of Directors FOR the election of each of the 10 director nominees named in Proposal 1, FOR Proposals 2, 3 and 4 and AGAINST Proposal 5.

Q:	If I am a stockholder of record and I deliver my signed proxy card or voting instruction form but do not indicate how I want to vote on the proposals, how will my shares be voted?

A:

If you submit your proxy card or voting instruction form but do not indicate how you want to vote on the proposals, your proxy will be counted as a vote in accordance with the recommendations of the Board of Directors FOR the election of each of the 10 director nominees named in Proposal 1, FOR Proposals 2, 3 and 4 and AGAINST Proposal 5.

Q:	Can I change my vote after I have delivered my proxy card or voting instruction form?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting.

You can revoke your proxy by giving notice of revocation either personally or in writing to the Secretary of the Company at the Company’s principal executive offices. You also can revoke your proxy by submitting a later-dated proxy by mail, by telephone, via the Internet or by attending and voting in person at the Annual Meeting. Your attendance at the Annual Meeting alone will not revoke a previously-submitted proxy.

If your shares are held in an account with a broker, bank or other nominee, you should contact your broker, bank or other nominee if you wish to change your vote or revoke your proxy.

Q:	Why did I receive a notice regarding the Internet availability of proxy materials rather than the printed proxy statement and annual report?

A:

As permitted by SEC rules, we are making our proxy materials available to stockholders electronically via the Internet at www.proxyvote.com. On or about April 21, 2015, we will begin mailing a notice to our stockholders containing information on how to access our proxy materials and vote online. If you received that notice, then you will not receive a printed copy of our proxy materials unless you request a printed copy by following the instructions contained in the notice. Adopting this “notice and access” process allows us to reduce the overall costs, as well as the environmental impact, of printing and mailing our proxy materials.

Q:	What does it mean if I receive more than one notice regarding the Internet availability of proxy materials, proxy card or voting instruction form?

A:

If you receive more than one notice regarding the Internet availability of proxy materials, proxy card or voting instruction form, this means that you have multiple accounts with our stock transfer agent or with brokers, banks or other nominees. Please follow the instructions set forth on each notice regarding the Internet availability of proxy materials, proxy card or voting instruction form you receive to ensure that all your shares are voted.

Q:	Who will bear the expenses of this solicitation?

A:

The Company will pay the costs and expenses of this solicitation. In addition to soliciting proxies by mailing our proxy materials to stockholders and by making our proxy materials available to stockholders electronically via the Internet, proxies may be solicited by our directors, officers and employees by personal contact, telephone, mail, e-mail or other means without additional compensation. Solicitation of proxies will also be made by employees of Innisfree M&A Incorporated, our proxy solicitation firm, who will be paid a fee of $15,000, plus reasonable out-of-pocket expenses. As is customary, we will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable costs and expenses incurred in forwarding our proxy materials to beneficial owners of our Common Stock.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the SEC’s website at www.sec.gov or by visiting our website at www.aboutwendys.com.

Q:	Whom should I call with questions?

A:

Please call Innisfree M&A Incorporated, the Company’s proxy solicitor, toll-free at (888) 750-5834 with any questions about the Annual Meeting. Banks, brokers and other nominees may call collect at (212) 750-5833.

        The Wendy’s Company 2015 Proxy Statement        7

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Company’s Proxy Card)

As of the date of this Proxy Statement, there are 11 members of the Board of Directors. One of the Company’s current directors – Jack G. Wasserman – will not seek re-election and will conclude his service on the Board when his term expires at the Annual Meeting. Mr. Wasserman is retiring from the Board after having served as a director of the Company for 11 years. The Company has benefitted greatly from the outstanding service and contributions of Mr. Wasserman during his time on the Board. The Board of Directors has determined that the size of the Board will be reduced from 11 to 10 members upon the expiration of Mr. Wasserman’s term at the Annual Meeting.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the 10 persons named below for election as directors of the Company at the Annual Meeting. Each of the 10 nominees is presently serving as a director of the Company, and each of the 10 nominees, other than Michelle J. Mathews-Spradlin, was elected as a director at the Company’s 2014 annual meeting of stockholders.

Ms. Mathews-Spradlin joined the Board of Directors in February 2015 when the Board, upon the recommendation of the Nominating and Corporate Governance Committee, increased the size of the Board from 10 to 11 members and elected Ms. Mathews-Spradlin to serve as a director of the Company for a term expiring at the Annual Meeting. A third party search firm identified Ms. Mathews-Spradlin as a potential director candidate, and Ms. Mathews-Spradlin was then recommended to the Nominating and Corporate Governance Committee by our Vice Chairman, in consultation with our President and Chief Executive Officer and other members of senior management. The Nominating and Corporate Governance Committee, after reviewing Ms. Mathews-Spradlin’s qualifications, determining her independence, and considering the Board of Director’s needs, unanimously recommended to the Board that Ms. Mathews-Spradlin be elected as a director of the Company.

The Board of Directors recommends that the 10 nominees named below be elected as directors of the Company at the Annual Meeting. If elected, each of the nominees will hold office until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. The persons named as proxies in the accompanying proxy card will vote FOR the election of each of the 10 nominees unless a stockholder directs otherwise.

Each nominee has consented to be named and to continue to serve as a director if elected at the Annual Meeting. The Company is unaware of any reason why any nominee would be unwilling or unable to serve as a director if elected. Should, however, any nominee be unwilling or unable to serve as a director at the time of the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote for the election of such substitute person for such directorship as the Board of Directors may recommend.

8        The Wendy’s Company 2015 Proxy Statement

Director Nominee Qualifications and Biographical Information

Nelson Peltz (Chairman)

Mr. Peltz has been a director of the Company since April 1993 and has served as non-executive Chairman since June 2007. He served as Chairman and Chief Executive Officer of the Company and as a director or manager and an officer of certain of the Company’s subsidiaries from April 1993 through June 2007. Additionally, Mr. Peltz has been Chief Executive Officer and a founding partner of Trian Fund Management, L.P. (“Trian Partners”), a management company for various investment funds and accounts, since November 2005. From its formation in January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership (“Trian Group”), which provided investment banking and management services for entities controlled by Mr. Peltz and Peter W. May. From 1983 to December 1988, Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc. (“Triangle Industries”), which was, at that time, a metals and packaging company. Mr. Peltz has also served as a director of Mondeléz International, Inc. since January 2014, and as a director of The Madison Square Garden Company since December 2014. Mr. Peltz previously served as a director of Trian Acquisition I Corp. from 2007 to 2010, as a director of H.J. Heinz Company from September 2006 to June 2013, as a director of Ingersoll Rand plc from August 2012 to June 2014, and as a director of Legg Mason, Inc. from October 2009 to December 2014.

Qualifications: Mr. Peltz has more than 40 years of business and investment experience, has served as the chairman and chief executive officer of public companies for over 20 years and, since 2005, has served as Chief Executive Officer of Trian Partners. Over that entire period, he has developed extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, Mr. Peltz has strong operating experience and strategic planning skills and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit.

Age: 72

Director Since: 1993

Committees: Corporate Social Responsibility (Chair)

                        Executive (Chair)

Peter W. May (Vice Chairman)

Mr. May has been a director of the Company since April 1993 and has served as non-executive Vice Chairman since June 2007. He served as the President and Chief Operating Officer of the Company and as a director or manager and an officer of certain of the Company’s subsidiaries from April 1993 through June 2007. Additionally, Mr. May has been President and a founding partner of Trian Partners since November 2005. From its formation in January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group. From 1983 to December 1988, he was President and Chief Operating Officer and a director of Triangle Industries. Mr. May has also served as a director of Tiffany & Co. since May 2008. Mr. May previously served as a director of Trian Acquisition I Corp. from 2007 to 2010, and as a director of Deerfield Capital Corp. (“Deerfield Capital”), predecessor to CIFC Corp., from December 2007 to June 2010.

Qualifications: Mr. May has more than 40 years of business and investment experience, has served as the president and chief operating officer of public companies for over 20 years and, since 2005, has served as President of Trian Partners. Over that entire period, he has developed extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, Mr. May has strong operating experience and strategic planning skills and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit.

Age: 72

Director Since: 1993

Committees: Capital and Investment (Chair)

                        Corporate Social Responsibility

                         Executive

        The Wendy’s Company 2015 Proxy Statement        9

Emil J. Brolick

Mr. Brolick has been a director and the President and Chief Executive Officer of the Company since September 2011. Prior to joining the Company, Mr. Brolick served as Chief Operating Officer of Yum! Brands, Inc. (“Yum! Brands”) and as President of two of Yum! Brand’s U.S. operating segments, Long John Silver’s and A&W All American Food Restaurants, from June 2008 to September 2011. From December 2006 to June 2008, Mr. Brolick served as President of U.S. Brand Building for Yum! Brands. Prior to that, Mr. Brolick served as President and Chief Concept Officer of Taco Bell Corp. (“Taco Bell”), a position he held from July 2000 to November 2006. Prior to joining Taco Bell in July 2000, Mr. Brolick worked at Wendy’s International, Inc. (“Wendy’s International”) for 12 years, lastly serving as Senior Vice President of New Product Marketing, Research and Strategic Planning. Mr. Brolick also serves as a trustee of the Dave Thomas Foundation for Adoption.

Qualifications: In addition to serving as the President and Chief Executive Officer of the Company since September 2011, Mr. Brolick has extensive experience as an executive in the quick-service restaurant industry, including many years serving in a senior leadership position with Yum! Brands and Taco Bell, as well as previous experience in senior leadership positions with Wendy’s International. Much of Mr. Brolick’s business experience relates to marketing, brand building and operations, all of which are important to the Company’s business.

Age: 67

Director Since: 2011

Committees: Capital and Investment

                         Executive

Edward P. Garden

Mr. Garden has been a director of the Company since December 2004. He served as Vice Chairman of the Company from December 2004 through June 2007 and as Executive Vice President of the Company from August 2003 until December 2004. Additionally, Mr. Garden has been Chief Investment Officer and a founding partner of Trian Partners since November 2005. From 1999 to 2003, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group. From 1994 to 1999, he was a managing director at BT Alex Brown, where he was a senior member of the Financial Sponsors Group and, prior to that, co-head of Equity Capital Markets. Mr. Garden has also served as a director of Family Dollar Stores, Inc. since September 2011, and as a director of The Bank of New York Mellon Corporation since December 2014. Mr. Garden previously served as a director of Trian Acquisition I Corp. from 2007 to 2010. Mr. Garden is the son-in-law of Nelson Peltz.

Qualifications: Mr. Garden has served as a director and senior executive of several public companies and has over 25 years of experience advising, financing, operating and investing in companies. During the past several years, Mr. Garden, as Chief Investment Officer of Trian Partners, has worked with management teams and boards of directors to implement operational improvements. Prior to that, Mr. Garden worked with financial sponsors, executing financings through the issuance of bank debt, corporate bonds and equity capital, and providing strategic advisory services. As a result, he has strong operating experience and a network of relationships with institutional investors and investment banking/capital markets advisors that can be utilized for the Company’s benefit.

Age: 53

Director Since: 2004

Committees: Capital and Investment

10        The Wendy’s Company 2015 Proxy Statement

Janet Hill

Ms. Hill has been a director of the Company since September 2008. She served as a director of Wendy’s International from 1994 until its merger with the Company in September 2008. Ms. Hill is principal at Hill Family Advisors, where she oversees her family’s assets and investments. She also serves as an officer of Hill Ventures, Inc., which manages the assets, investments, speaking engagements and marketing relationships of her son, Grant Hill. From 1981 until her retirement in 2010, Ms. Hill was Vice President of Alexander & Associates, Inc., a corporate consulting firm in Washington, D.C. which she owned and managed, where she provided corporate planning, advice and analysis to directors, executives and managers in the areas of human resource planning, corporate responsibility, corporate communications and government consultation. Ms. Hill also serves as a director of Dean Foods Company, and as a director of Carlyle Group Management L.L.C., the general partner of The Carlyle Group L.P. Ms. Hill previously served as a director of Sprint Nextel Corporation from 2005 to July 2013. In addition to her public company directorships, Ms. Hill also serves as a director or trustee for Duke University, the John F. Kennedy Center for the Performing Arts, the Knight Commission on Intercollegiate Athletics, the Military Bowl, Echo360, Inc., the Wolf Trap Foundation for the Performing Arts, and the National Underground Railroad Freedom Center.

Qualifications: Ms. Hill has served on nine corporate boards over the past 25 years, including valuable service on compensation, governance and audit committees. She provides the Board with extensive knowledge and experience in all areas of contemporary corporate governance. Ms. Hill assisted in the development of the Directors’ Education Institute at Duke University, and has served as a presenter in numerous university-sponsored programs for corporate directors. Through her corporate consulting firm, which she owned and managed for 30 years, Ms. Hill has advised hundreds of companies and senior executives in the areas of human resources and workforce inclusiveness, both of which are important to the Company’s business.

Age: 67

Director Since: 2008

Committees: Compensation

Joseph A. Levato

Mr. Levato has been a director of the Company since June 1996. Mr. Levato served as Executive Vice President and Chief Financial Officer of the Company and certain of its subsidiaries from April 1993 to August 1996, when he retired from the Company. Prior to that, he was Senior Vice President and Chief Financial Officer of Trian Group from January 1992 to April 1993. From 1984 to December 1988, Mr. Levato served as Senior Vice President and Chief Financial Officer of Triangle Industries.

Qualifications: Mr. Levato has extensive experience with industrial, financial and consumer-related businesses. Through this experience, Mr. Levato provides the Board with an intimate knowledge of regulatory matters relevant to public company audit and compensation committees. Mr. Levato has acquired financial sophistication by virtue of his business experience and background, and the Board of Directors has determined that he is an “audit committee financial expert” within the meaning of SEC regulations.

Age: 74

Director Since: 1996

Committees: Audit (Chair)

                        Compensation

                        Corporate Social Responsibility

                             ERISA

        The Wendy’s Company 2015 Proxy Statement        11

J. Randolph Lewis

Mr. Lewis has been a director of the Company since September 2008. He served as a director of Wendy’s International from 2004 until its merger with the Company in September 2008. Mr. Lewis served as Senior Vice President, Supply Chain and Logistics of Walgreen Co., the largest drugstore chain in the United States, until his retirement in January 2013. Mr. Lewis joined Walgreen Co. in March 1992 as Divisional Vice President, Logistics and Planning. He was promoted to Senior Vice President, Supply Chain and Logistics in 1996. Prior to joining Walgreen Co., Mr. Lewis was a partner in the consulting division of Ernst & Young.

Qualifications: Mr. Lewis’ experience as a senior executive with Walgreen Co., the nation’s largest drugstore chain with net sales of $76.4 billion in fiscal 2014, as well as his previous experience serving as a director of Wendy’s International, gives him substantial insights into effective strategies for providing consumer goods and services conveniently, managing large retail store networks, operating in a highly competitive marketplace, enhancing the customer experience, and reducing costs and improving productivity, all of which are important to the Company’s business.

Age: 65

Director Since: 2008

Committees: Audit

                        ERISA

                        Nominating and Corporate Governance

Michelle “Mich” J. Mathews-Spradlin

Ms. Mathews-Spradlin has been a director of the Company since February 2015. Prior to her retirement in 2011, Ms. Mathews-Spradlin worked at Microsoft Corporation for 18 years, serving as Chief Marketing Officer and Senior Vice President, Central Marketing Group from 2005 to 2011, as Corporate Vice President, Marketing from 2001 to 2005, as Vice President, Corporate Public Relations from 1999 to 2001, and as head of the Corporate Public Relations function from 1993 to 1999. Prior to joining Microsoft Corporation as a full-time employee in 1993, Ms. Mathews-Spradlin worked in the United Kingdom as a Communications Consultant for Microsoft from 1989 to 1993. Prior to that, she held various roles at General Motors Co. from 1986 to 1989. Ms. Mathews-Spradlin also serves on the board of several private companies, including Unilever N.V. (digital advisory board), Oanda Corporation, The Bouqs Company and Bitium, Inc., in addition to serving as Executive-in-Residence at the University of Southern California’s Annenberg School of Journalism and Communications.

Qualifications: Ms. Mathews-Spradlin’s background as a senior executive at Microsoft Corporation, one of the world’s largest technology companies, gives her extensive experience in global brand management and a deep understanding of the technology industry. In her role as Chief Marketing Officer, she oversaw the company’s global marketing function, managed a multi-billion dollar marketing budget and an organization of several thousand people, and built demand for the company’s technology brands, including Windows, Office, Xbox, Bing and Internet Explorer. Ms. Mathews-Spradlin provides the Board with substantial insights into digital media and marketing strategy, as well as an in-depth understanding of consumer-facing technology, all of which are important to the Company’s business.

Age: 48

Director Since: 2015

Committees: None

12        The Wendy’s Company 2015 Proxy Statement

Peter H. Rothschild

Mr. Rothschild has been a director of the Company since May 2010. He served as a director of Wendy’s International from March 2006 until its merger with the Company in September 2008. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a financial services company, since its founding in 2001 and the President and CEO of its wholly-owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, since 2002. Prior to founding Daroth Capital, Mr. Rothschild was a Managing Director and Co-Head of the Leveraged Finance and Industrial Finance groups at Wasserstein Perella, the predecessor company to Dresdner Kleinwort Wasserstein, where he served from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co. Inc. and was one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, Mr. Rothschild was a Managing Director and Head of the Industrial Group at Drexel Burnham Lambert. Mr. Rothschild served as a director of Deerfield Capital, predecessor to CIFC Corp., from December 2004 to April 2011, and as the Interim Chairman of Deerfield Capital’s board of directors from April 2007 to April 2011.

Qualifications: Mr. Rothschild has been employed as an investment banker since 1981. He has served on the board of directors of numerous companies, including Wendy’s International and Deerfield Capital, where he served as Interim Chairman. Mr. Rothschild provides the Board with extensive knowledge and experience in finance, mergers and acquisitions, capital raising, restructurings and restaurant companies, all of which are important to the Company’s business.

Age: 59

Director Since: 2010

Committees: Audit

                        Nominating and Corporate Governance

David E. Schwab II

Mr. Schwab has been a director of the Company since October 1994. Mr. Schwab has been a Senior Counsel with the law firm of Cowan, Liebowitz & Latman, P.C., New York, NY, since January 1998. Prior to that, he was a partner with the law firm of Schwab Goldberg Price & Dannay, New York, NY, for more than five years. Mr. Schwab also serves as Chair Emeritus of the board of trustees, and as Chair of the executive committee, of Bard College.

Qualifications: In addition to his training and experience as an attorney, Mr. Schwab provides the Board with more than 50 years of knowledge and experience, including as a director, partner and stockholder, regarding the management, operation and governance of both public and private companies.

Age: 83

Director Since: 1994

Committees: Audit

                         Compensation (Chair)

                         Executive

                         Nominating and Corporate Governance (Chair)

Required Vote

The affirmative vote of a majority of the votes cast with respect to the election of a director nominee is required to elect such nominee as a director at the Annual Meeting. A “withhold” vote for a director nominee will be the equivalent of a vote “against” such nominee. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE 10 DIRECTOR NOMINEES

        The Wendy’s Company 2015 Proxy Statement        13

CORPORATE GOVERNANCE

Board Leadership Structure

The Board of Directors is currently led by Mr. Peltz, the Company’s non-executive Chairman, and Mr. May, the Company’s non-executive Vice Chairman. Mr. Brolick, the Company’s President and Chief Executive Officer, also serves as a member of the Board. Meetings of the Board of Directors are called to order and led by the Chairman or, in his absence, the Vice Chairman, or in the absence of both, the Chief Executive Officer. In the absence of the Chairman, Vice Chairman and Chief Executive Officer, a majority of the directors present may elect any director present as chairman of the meeting. Non-management directors generally meet in executive session without management present after each regular Board meeting.

The Board of Directors separated the positions of Chairman and Chief Executive Officer in June 2007 when Mr. Peltz, after serving as Chairman and Chief Executive Officer of the Company from 1993 to June 2007, became our non-executive Chairman and Roland C. Smith was appointed as our Chief Executive Officer. The positions of Chairman and Chief Executive Officer have remained separate since that time, with Mr. Peltz currently serving as our non-executive Chairman and Mr. Brolick currently serving as our Chief Executive Officer.

The Board believes that separating these two positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business strategies and objectives and supervising the Company’s day-to-day business operations, and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Board believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a result, enhances the Company’s prospects for success. The Board also believes that having the positions of Chairman and Chief Executive Officer separated provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

The Board of Directors has carefully considered and approved its current leadership structure and believes that this structure is appropriate and in the best interests of the Company and our stockholders, who benefit from the combined leadership, judgment, knowledge and experience of our Chairman, Mr. Peltz, and our Chief Executive Officer, Mr. Brolick.

Board Membership Criteria

The Board of Directors has adopted general Board membership criteria, which are set forth in the Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”). The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board’s assessment of potential director candidates includes an individual’s qualification as independent, as well as consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, and skills and experience in the context of the needs of the Board. The Company does not have a stated policy regarding the diversity of nominees or Board members; rather, the Nominating and Corporate Governance Committee and the Board view diversity (whether based on concepts such as gender, race and national origin, or broader principles such as differences in backgrounds, skills, experiences and viewpoints) as one of many elements to be considered when evaluating a particular candidate for Board membership.

The Nominating and Corporate Governance Committee considers recommendations regarding possible director candidates from any source, including stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Corporate Governance Committee, in care of The Wendy’s Company, One Dave Thomas Blvd., Dublin, Ohio, 43017, Attention: Corporate Secretary. The notice must (i) include the candidate’s name, age, business address, residence address and principal occupation, (ii) describe the qualifications, attributes, skills or other qualities possessed by the candidate and (iii) be accompanied by a written statement from the candidate consenting to serve as a director, if elected. Candidates who have been recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee in the same manner as other potential candidates. Stockholders who wish to formally nominate a candidate for election to the Board may do so provided they comply with the notice and other procedures set forth in our Certificate of Incorporation and By-Laws, which are described below under the caption “Other Matters—Stockholder Proposals for 2016 Annual Meeting of Stockholders.”

14        The Wendy’s Company 2015 Proxy Statement

Director Independence

Under the rules and listing standards of NASDAQ, the Board of Directors must have a majority of directors who meet the criteria for independence required by NASDAQ. Pursuant to the Corporate Governance Guidelines, the Board is required to determine whether each director satisfies the criteria for independence based on all relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no relationship which, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

In accordance with the Corporate Governance Guidelines, the Board has adopted director independence categorical standards (the “Independence Standards”) to assist the Board in determining the independence of the Company’s directors. Copies of the Corporate Governance Guidelines and the Independence Standards are available on the Company’s website at www.aboutwendys.com. Pursuant to the Independence Standards, the following relationships will be deemed to preclude a director from qualifying as independent:

•

the director is, or at any time during the past three years was, an employee of the Company, or an immediate family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•

the director or an immediate family member of the director accepted, during any 12-month period within the past three years, more than $120,000 in direct or indirect compensation from the Company, other than (i) compensation for Board or Board committee service, (ii) compensation paid to an immediate family member who is a non-executive employee of the Company or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•

the director or an immediate family member of the director (i) is a current partner of the Company’s outside auditor or (ii) was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years;

•

the director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers served on the compensation committee of such other entity; or

•

the director or an immediate family member of the director is a partner in, or a controlling shareholder or an executive officer of, any organization (including a non-profit organization, foundation or university) to which the Company made, or from which the Company received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for that year, other than (i) payments arising solely from investments in the Company’s securities and (ii) payments under non-discretionary charitable contribution matching programs.

In applying these objective disqualifiers, the Board of Directors will take into account any commentary, interpretations or other guidance provided by NASDAQ with respect to NASDAQ Listing Rule 5605. Under the Independence Standards, any relationships or transactions not described above will preclude a director from qualifying as independent only if:

•

the director has a “direct or indirect material interest” in such relationship or transaction within the meaning of Item 404(a) of SEC Regulation S-K and the material terms of the relationship or transaction are materially more favorable to the director than those that would be offered at the time and in comparable circumstances to unaffiliated persons; or

•

the Board of Directors, in exercising its judgment in light of all relevant facts and circumstances, determines that the relationship or transaction interferes with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Independence Standards provide that the relationship between the Company and an entity for which a director serves solely as a non-management director is not by itself material.

        The Wendy’s Company 2015 Proxy Statement        15

In February 2015, the Nominating and Corporate Governance Committee and the Board of Directors considered and reviewed certain transactions and relationships identified through responses to annual questionnaires completed by directors and director nominees, as well as other information presented by management to the Committee and the Board related to transactions and relationships during the past three years between the Company, on the one hand, and the directors and director nominees (including their immediate family members and business, charitable and other affiliates), on the other hand. As a result of this review, in April 2015, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that Messrs. Levato, Lewis, Rothschild, Schwab and Wasserman, and Mses. Hill and Mathews-Spradlin, qualified as independent directors under applicable NASDAQ rules and the Independence Standards.

In making its independence determinations with respect to Messrs. Levato, Lewis, Rothschild, Schwab and Wassserman, and Ms. Mathews-Spradlin, the Board noted that these directors did not have any transactions or relationships with the Company during the past three years. In making its independence determination with respect to Ms. Hill, the Board of Directors considered the following transactions and relationships that occurred during the past three years, each of which was deemed by the Board not to interfere with Ms. Hill’s exercise of independent judgment in carrying out the responsibilities of a director:

•

Ms. Hill serves as a non-management director of Dean Foods Company, one of the leading food and beverage companies in the United States, and Wendy’s and its franchisees, through independent third-party distributors, purchased products from Dean Foods Company and its subsidiaries during 2012, 2013 and 2014;

•

Ms. Hill serves as a non-management director of Carlyle Group Management L.L.C., the general partner of The Carlyle Group L.P., one of the world’s largest alternative asset managers, and The Carlyle Group L.P. holds a 42% equity stake in Alamar Foods, a former Wendy’s master franchisee. In January 2015, Alamar Foods sold its 17 Wendy’s restaurants in the United Arab Emirates and ceased operating as a Wendy’s franchisee; and

•

Ms. Hill served as a non-management director of Sprint Nextel Corporation until July 2013, and the Company and its subsidiaries made payments to Sprint Nextel Corporation for telecommunications services during 2012 and 2013 of approximately $0.9 million and $0.6 million, respectively.

Three additional individuals – Clive Chajet, Roland C. Smith and Raymond S. Troubh – served as directors of the Company for a portion of 2014 until their terms expired at the Company’s 2014 annual meeting of stockholders. In February 2014, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that Messrs. Chajet and Troubh qualified as independent directors under applicable NASDAQ rules and the Independence Standards.

Board Meetings and Attendance

The Board of Directors held six meetings during the fiscal year ended December 28, 2014. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the Board committees on which he or she served (in each case, held during the period such director served). In accordance with the Corporate Governance Guidelines, directors are expected to attend the Company’s annual meetings of stockholders. All of the Company’s directors who were then serving on the Board attended the Company’s 2014 annual meeting of stockholders.

16        The Wendy’s Company 2015 Proxy Statement

Board Committees

The Board has standing Audit, Compensation and Nominating and Corporate Governance Committees. Copies of the Audit, Compensation and Nominating and Corporate Governance Committee charters are available on the Company’s website at www.aboutwendys.com and are available in print, free of charge, to any stockholder who requests them. The Board also has standing Capital and Investment, Corporate Social Responsibility, ERISA and Executive Committees. The current members of each Board committee are identified in the table below. It is anticipated that, at the Board’s organizational meeting immediately following the Annual Meeting, the Board will designate the directors to serve on each committee until the Company’s next annual meeting of stockholders.

I Independent Director	Committee Member	Committee Chair	Audit Committee Financial Expert

Name		Audit	Compensation	Nominating and Corporate Governance	Capital and Investment	Corporate Social Responsibility	ERISA	Executive

Nelson Peltz

Peter W. May

Emil J. Brolick

Edward P. Garden

Janet Hill	I		(1)

Joseph A. Levato	I

J. Randolph Lewis	I

Mich J. Mathews-Spradlin	I

Peter H. Rothschild	I

David E. Schwab II	I		(1)

Jack G. Wasserman (2)	I		(1)

(1)	Also serves as a member of the Performance Compensation Subcommittee of the Board of Directors.

(2)	Not standing for re-election at the Annual Meeting.

Audit Committee

Number of Meetings in 2014:  9

Committee Functions:  The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, and assists the Board in fulfilling its oversight responsibility relating to:

•	the integrity of the Company’s financial statements and financial reporting process;

•	the Company’s systems of internal accounting and financial controls and other financial information;

•	the performance of the Company’s internal audit function;

•

the annual independent audit of the Company’s financial statements, the engagement of the Company’s independent registered public accounting firm, and the evaluation of such firm’s qualifications, independence and performance;

•	the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures; and

•	discussing risk assessment and risk management policies, particularly those involving major financial risk exposures.

Independence and Financial Literacy:  The Board has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements of NASDAQ and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that at least one member of the Audit Committee, Mr. Levato, qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and as a “financially sophisticated” audit committee member under applicable NASDAQ rules.

Audit Committee Report:  The report of the Audit Committee with respect to fiscal 2014 is provided below under the caption “Audit Committee Report.”

        The Wendy’s Company 2015 Proxy Statement        17

Compensation Committee and Performance Compensation Subcommittee

Number of Meetings in 2014:  5 (including 4 joint meetings with the Performance Compensation Subcommittee)

Committee Functions:  The Compensation Committee assists the Board in discharging its responsibility relating to compensation of the Company’s directors and executive officers, including administering any salary, compensation and incentive plans that the Committee is designated by the Board to administer.

The Performance Compensation Subcommittee (sometimes referred to as the “Subcommittee”) was established by the Board in 1997 to administer the Company’s compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code, including the Company’s 2010 Omnibus Award Plan (as amended, the “2010 Omnibus Award Plan”), and any other salary, compensation and incentive plans that the Subcommittee is designated by the Board to administer.

The processes and procedures employed by the Compensation Committee and the Subcommittee in connection with considering and determining executive and director compensation are described below under the caption “Compensation Committee—Responsibilities and Governance.”

Independence:  The Board has determined that each member of the Compensation Committee and the Subcommittee satisfies the independence requirements of NASDAQ. In addition, each member of the Subcommittee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Section 16 of the Exchange Act.

Compensation Committee Report:  The report of the Compensation Committee with respect to fiscal 2014 is provided below under the caption “Compensation Committee Report.”

Nominating and Corporate Governance Committee

Number of Meetings in 2014:  2

Committee Functions:  The Nominating and Corporate Governance Committee assists the Board by:

•	identifying individuals qualified to become members of the Board, consistent with any approved guidelines and criteria approved by the Board;

•	considering and recommending director nominees for the Board to select in connection with each annual meeting of stockholders;

•	considering and recommending nominees for election to fill any vacancies on the Board and to address related matters;

•	developing and recommending to the Board corporate governance principles applicable to the Company; and

•	overseeing an annual evaluation of the Board’s performance.

Independence:  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of NASDAQ.

Other Board Committees

•

Capital and Investment Committee.  The Capital and Investment Committee is responsible for approving the investment of the Company’s excess funds (i.e., funds not currently required for operations or acquisitions) and exercising approval authority for certain transactions (such as capital expenditures, acquisitions, dispositions and borrowings) within amounts specified by the Board.

•

Corporate Social Responsibility Committee.  The Corporate Social Responsibility Committee is responsible for reviewing and approving the Company’s charitable contributions (subject to review and approval by the Audit Committee of any proposed charitable contribution that would constitute a related person transaction) and recommending to the Board any changes to the maximum amount of charitable contributions that may be made by the Company in any fiscal year.

•

ERISA Committee.  The ERISA Committee is the plan administrator of the Company’s 401(k) plan, and has general oversight responsibility with respect to the operation of the Company’s pension, profit sharing, thrift or other retirement plans and ERISA welfare benefit plans.

18        The Wendy’s Company 2015 Proxy Statement

•

Executive Committee.  During intervals between meetings of the Board, the Executive Committee may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, including, without limitation, all such powers and authority as may be permitted under Section 141(c)(2) of the Delaware General Corporation Law.

Executive Sessions of the Board

The Board of Directors holds regularly scheduled executive sessions in which non-management directors meet without any members of management present. The Chairman or, in his absence, the Vice Chairman, presides over these executive sessions. The Board also meets at least twice a year in executive session with only independent directors present. The Chairman of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee rotate presiding over these executive sessions, with Mr. Levato presiding in 2014.

Board’s Role in Risk Oversight

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including financial, operational, compliance and strategic risks. The Board administers this oversight function through the Audit Committee, the Compensation Committee, and a Risk Oversight Committee composed of members of senior management. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s independent registered public accounting firm the Company’s major risk exposures (with particular emphasis on financial risk exposures), the adequacy and effectiveness of the Company’s accounting and financial controls, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Compensation Committee considers risks presented by the Company’s compensation policies and practices for its executive officers and other employees. The Risk Oversight Committee is exclusively devoted to prioritizing and assessing all categories of enterprise risk, including risks delegated by the Board of Directors to the Audit Committee and the Compensation Committee, as well as other operational, compliance and strategic risks facing the Company. Each of these committees reports directly to the Board.

The Board believes that its current leadership structure supports the risk oversight function of the Board. Having the roles of Chief Executive Officer and Chairman of the Board filled by separate individuals allows the Chief Executive Officer to lead senior management in its supervision of the Company’s day-to-day business operations, including identifying, assessing and taking actions to mitigate material risks, and allows the Chairman to lead the Board in its oversight of the Company’s risk assessment and risk management activities.

Compensation Risk Assessment

As part of the Board’s risk oversight function, the Compensation Committee conducts an annual review of compensation-related risk. In February 2015, the Compensation Committee and its independent advisors met with management to review management’s conclusion that the Company’s compensation policies and practices for its employees do not create risks that are reasonably likely to have a material adverse effect on the Company. Management reviewed with the Compensation Committee the various factors underlying management’s conclusion, including the performance objectives and target levels used in connection with the Company’s incentive awards, as well as the features of the Company’s compensation plans that are designed to mitigate compensation-related risk, including the following:

•	plan and award metrics are tied directly to overall profitability;

•

various methods for delivering compensation are utilized, including cash-based and equity-based incentives with different time horizons that provide a balanced mix of both short-term and long-term incentives;

•	performance-based awards have fixed maximum payouts;

•

the Company has the right to reduce or eliminate payouts under incentive awards through the use of negative discretion, including if a participant’s behavior is in conflict with the Company’s Code of Business Conduct and Ethics or any other Company policy or procedure;

•

annual incentive payouts are not made until the Company’s financial statements are audited by the Company’s independent registered public accounting firm and plan results are certified by the Chief Financial Officer; and

•

all incentive awards granted under the 2010 Omnibus Award Plan contain “clawback” provisions in favor of the Company in the event the Company is required to materially restate its financial statements or a court determines that a participant has engaged in a “detrimental activity” (as defined in the plan).

With respect to the Company’s compensation program for executive officers, the Compensation Committee believes that this program is appropriately designed to support the Company’s business objectives by linking executive

        The Wendy’s Company 2015 Proxy Statement        19

compensation to individual performance, the Company’s attainment of annual and multi-year operating and financial goals, and the creation of long-term stockholder value. The executive compensation program includes the following features which are designed to prevent risk-taking that could have a material adverse effect on the Company:

•	base salaries are a sufficient component of executives’ total cash compensation so that excessive risk-taking that may be associated with performance-based compensation is mitigated;

•

performance goals and metrics under the annual cash incentive plan are based upon realistic operating levels that can be attained without taking inappropriate risks or deviating from normal operations or approved strategies;

•	long-term equity incentive awards are based in part upon the Company’s performance over a multi-year period, which mitigates against the taking of short-term risk;

•

incentive compensation plan design allows for adjustment of performance metrics for non-recurring and other special items so that executives are rewarded based on the Company’s actual operating results;

•	equity-based awards represent a significant portion of executives’ total compensation, which links executive compensation to the long-term value of our Common Stock; and

•	the Board has adopted Stock Ownership and Retention Guidelines that require significant stock ownership by executives, which aligns the interests of executives with the interests of stockholders.

Code of Business Conduct and Ethics and Related Governance Policies

The Board of Directors has adopted several governance policies to support its risk oversight function, including a Code of Business Conduct and Ethics (the “Code of Conduct”), a Securities Trading Policy and a Public Disclosure Policy.

•

Code of Conduct. The Code of Conduct is designed to ensure that the Company’s business is conducted with integrity. The Code of Conduct sets forth the Company’s standards and expectations regarding business relationships, franchisee relations, compliance with law, business conduct, conflicts of interest, use of Company assets, confidential information, and recording and reporting information. The Code of Conduct applies to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Conduct is available on the Company’s website at www.aboutwendys.com. Any amendments to or waivers from the Code of Conduct that are required to be disclosed by applicable SEC rules will also be posted on the Company’s website.

•

Securities Trading Policy. The Securities Trading Policy is intended to assist the Company and its directors, officers and employees in complying with federal and state securities laws and avoiding even the appearance of questionable or improper conduct in connection with securities transactions. Under the Securities Trading Policy, covered persons:

O	may not trade in Company securities if they are aware of material nonpublic information;

O	may not trade in the securities of another company if they are aware of material nonpublic information about that company which was obtained during the course of their employment with the Company;

O	may not speculate in Company securities through engaging in puts, calls or short positions;

O	may not engage in any other hedging transactions without pre-clearance from the Company’s legal department;

O	may not share material nonpublic information with others or recommend to anyone the purchase or sale of any securities when they are aware of material, undisclosed information; and

O	must comply with certain pre-clearance and blackout procedures described in the policy.

•

Public Disclosure Policy. The Public Disclosure Policy is intended to support the Company’s commitment to providing timely, transparent, consistent and credible information to the investing public, consistent with legal and regulatory requirements, including the SEC’s Regulation FD (Fair Disclosure). Regulation FD prohibits the Company or persons acting on its behalf from disclosing material nonpublic information to securities market professionals or stockholders before disclosing the information to the general public. The Public Disclosure Policy covers all directors, officers and employees of the Company, and sets forth certain procedures and requirements that are applicable to:

O	disclosures in documents filed with the SEC;

O	statements made in annual, quarterly and current reports, press releases, communications with analysts, investors and the media, speeches and presentations; and

O	information contained on the Company’s website.

20        The Wendy’s Company 2015 Proxy Statement

COMPENSATION COMMITTEE—RESPONSIBILITIES AND GOVERNANCE

Scope of Authority and Responsibilities

The primary purpose of the Compensation Committee is to assist the Board of Directors in discharging its responsibility relating to the compensation of the Company’s executive officers and directors. In carrying out its duties, the Compensation Committee:

•

Reviews and approves the goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluates the performance of the CEO in light of those goals and objectives, and determines, or recommends to the Board for determination, the compensation of the CEO based on such evaluation;

•

Reviews and approves the goals and objectives relevant to the compensation of the Company’s other executive officers, oversees an evaluation of the effectiveness of the compensation program for such officers, and determines the compensation of such officers taking into consideration any matters it deems relevant, including any recommendations made by the CEO and the Committee’s independent outside compensation consultant;

•

Reviews and approves the overall compensation philosophy, policies and practices for the Company’s executive officers, including the use of employment agreements, severance plans and arrangements, deferred compensation plans and other executive benefits and perquisites;

•

Reviews and advises the Board with respect to executive officer incentive programs, compensation plans and equity-based plans, and administers such plans as the Board designates, including determining awards to be granted to executive officers and other employees under such plans and evaluating the achievement of goals and objectives established under such plans;

•

Reviews the competitiveness and appropriateness of the compensation program for the Company’s non-management directors, and approves or makes recommendations to the Board of Directors with respect to director compensation;

•

Reviews and discusses the “Compensation Discussion and Analysis” prepared by management and determines whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and annual report;

•

Reviews and evaluates with management whether the Company’s compensation policies and practices for executive officers and other employees create risks that are reasonably likely to have a material adverse effect on the Company, and reviews any related disclosure required by SEC rules and regulations to be included in the Company’s proxy statement; and

•

Provides recommendations to the Board on compensation-related proposals to be considered at stockholder meetings, including “say-on-pay” and “say-on-frequency” advisory votes, reviews the results of any stockholder advisory votes on executive compensation matters, and considers whether to implement, or recommend to the Board the implementation of, any modifications to the Company’s compensation programs and policies in response to such voting results.

Compensation of Executive Officers and Directors

The actions taken by the Compensation Committee and the Subcommittee during 2014 with respect to the compensation of the Company’s “named executive officers” are discussed below under the caption “Compensation Discussion and Analysis.” The actions taken by the Compensation Committee during 2014 with respect to the compensation of the Company’s non-management directors are discussed below under the caption “Compensation of Directors.”

Authority to Delegate

The Compensation Committee and the Subcommittee each may delegate authority to subcommittees composed of one or more of its members, and also may delegate authority to its Chairman when it deems appropriate, subject to the terms of its charter. The Compensation Committee and the Subcommittee also may delegate to one or more directors or officers the authority to make grants of equity-based compensation to eligible employees who are not executive officers, subject to the terms of the Company’s compensation plans and applicable legal and regulatory requirements. Any director or officer to whom the Compensation Committee or the Subcommittee grants such authority must regularly report any grants so made, and the Committee or the Subcommittee may revoke any delegation of authority at any time.

        The Wendy’s Company 2015 Proxy Statement        21

Role of Compensation Consultants and Other Advisers

In carrying out its responsibilities, the Compensation Committee periodically reviews and evaluates the components and competitiveness of the Company’s executive compensation program, using information drawn from a variety of sources, including information provided by outside compensation consultants, legal counsel and other advisers, as well as the Committee’s own experience in recruiting, retaining and compensating executives. The Compensation Committee has the sole authority to retain and oversee the work of outside compensation consultants, legal counsel and other advisers in connection with discharging its responsibilities, including the sole authority to determine such consultants’ or advisers’ fees and other retention terms. The Company provides such funding as the Compensation Committee determines to be necessary or appropriate for payment of compensation to consultants and advisers retained by the Committee.

Since December 2009, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”) to serve as the Committee’s independent outside compensation consultant. Representatives from Cook & Co. regularly attend Compensation Committee meetings and provide advice to the Committee on a variety of compensation-related matters. The Compensation Committee seeks input from Cook & Co. on competitive market practices, including evolving trends and best practices and external survey data. During 2014, Cook & Co. assisted the Compensation Committee with respect to the design of the Company’s executive compensation program, including base salary adjustments, the 2014 cash incentive plan and the 2014 long-term equity incentive awards for the Chief Executive Officer and other senior executives. Cook & Co. also advised the Compensation Committee in connection with its review and approval of compensation packages offered to new executives hired by the Company, one-time equity incentive awards granted to certain key executives and amendments to the Chief Executive Officer’s employment agreement. At the request of the Compensation Committee, Cook & Co. periodically reviews the compensation components and levels of the Company’s executive officers and advises the Committee on the appropriateness of the Company’s executive compensation program in the context of its overall compensation philosophy. Under the terms of its engagement, Cook & Co. does not provide any other services to the Company, and works with management only on matters for which the Compensation Committee has oversight responsibility. The Compensation Committee has assessed the independence of Cook & Co. pursuant to applicable SEC and NASDAQ rules (including consideration of the six independence factors specified in NASDAQ Listing Rule 5605(d)(3)(D)) and concluded that no conflict of interest exists that would prevent Cook & Co. from serving as an independent compensation consultant to the Committee.

Management provides information and makes recommendations to the Compensation Committee from time to time regarding the design of the Company’s executive compensation program. In formulating its recommendations, management reviews information from a variety of sources, including information provided by outside compensation consultants. During 2014, management engaged Towers Watson & Co. (“Towers Watson”) to serve as management’s outside compensation consultant. Towers Watson provided market data and other information to management in connection with the design of the Company’s executive compensation program, including the 2014 cash incentive plan and the 2014 long-term equity incentive awards for the Chief Executive Officer and other senior executives, and a review of base salary, total cash compensation and total direct compensation levels for senior executives. Certain of this market data was also made available to the Compensation Committee and its independent outside compensation consultant, Cook & Co.

Role of Executive Officers

The Company’s executive officers provide support and assistance to the Compensation Committee and the Subcommittee on a variety of compensation-related matters. Each year, the Chief Executive Officer and other senior executives provide input to the Subcommittee regarding the design of the Company’s annual cash incentive plan and annual long-term equity incentive plan, including proposed performance goals and objectives and a list of participants eligible to receive awards. The Subcommittee then determines the structure and components of the annual cash and equity incentive awards after considering management’s recommendations, as well as input from its independent outside compensation consultant. With respect to performance-based awards, following the completion of each performance period, the Chief Financial Officer provides the Subcommittee with a certification of the Company’s actual performance relative to the stated performance goals and the resulting payouts to participants based on such performance. Under the terms of the annual cash incentive plan, payouts to executives other than the Chief Executive Officer can be adjusted by the Subcommittee by up to +/-25% (subject to the maximum incentive award opportunities established by the Subcommittee for purposes of Section 162(m) of the Internal Revenue Code) at the recommendation of the CEO, based on his assessment of each executive’s individual performance. The Subcommittee then determines the actual incentive payouts to eligible participants after taking into account Company and individual performance and any other relevant facts and circumstances.

22        The Wendy’s Company 2015 Proxy Statement

The Chief Executive Officer and other executives with expertise in compensation, benefits, tax, accounting, legal and other matters provide information and make recommendations to the Compensation Committee from time to time on other compensation-related matters, including proposed employment, retention, relocation, severance or other compensatory arrangements, proposed base salary adjustments or other merit awards, annual compensation risk assessments, and trends and best practices in executive compensation. Executives also present information to the Compensation Committee regarding the Company’s business strategies, the Company’s operating and financial performance, legal and regulatory developments affecting the executive compensation program or the duties and responsibilities of the Committee, and other relevant matters. In accordance with applicable NASDAQ rules, the Chief Executive Officer may not be present during any voting or deliberations by the Compensation Committee with respect to his compensation.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee was composed of five non-management directors during 2014: David E. Schwab II (Chair), Clive Chajet (until his retirement from the Board on May 28, 2014), Janet Hill, Joseph A. Levato and Jack G. Wasserman.

During 2014, (i) no member of the Compensation Committee had ever served as an officer or employee of the Company, except that, from 1993 to 1996, Mr. Levato served as the Company’s Executive Vice President and Chief Financial Officer, (ii) no member of the Compensation Committee was party to any related person transaction or other relationship requiring disclosure under Item 404 of SEC Regulation S-K and (iii) none of the Company’s executive officers served as a member of the board of directors or the compensation committee, or a similar committee, of any other entity, one of whose executive officers served on the Board of Directors, the Compensation Committee or the Subcommittee.

        The Wendy’s Company 2015 Proxy Statement        23

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014.

The Compensation Committee:

David E. Schwab II, Chairman Janet Hill Joseph A. Levato Jack G. Wasserman

*

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference into such other filing.

24        The Wendy’s Company 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation objectives, philosophy and practices, and discusses the compensation that was awarded during 2014 to the “named executive officers” identified below.

Name	Position
Emil J. Brolick	President and Chief Executive Officer
Todd A. Penegor	Executive Vice President, Chief Financial Officer and International
Robert D. Wright	Executive Vice President and Chief Operations Officer
Craig S. Bahner	Former Chief Marketing Officer
R. Scott Toop	Senior Vice President, General Counsel and Secretary

Compensation Discussion and Analysis – At a Glance

2014 Business Highlights

During 2014, the Company made significant strategic and financial progress and accelerated the transformation of the Wendy’s brand through its “A Cut Above” brand positioning. Led by Mr. Brolick and the senior leadership team, the Company continued to build momentum by improving its core economic model, contemporizing the restaurant experience, strengthening the Wendy’s system, and creating significant value for stockholders. The Company’s key operating and financial results for 2014 are highlighted below.

•	Improving Economic and Brand Relevance

O	Delivered adjusted EBITDA growth of 7% to $393 million and adjusted earnings per share growth of 13% to $0.34 (see Annex A for a reconciliation of non-GAAP financial measures)

O	Achieved Company-operated same restaurant sales growth of 2.3%

O	Reduced general and administrative expense by 10% to $263 million

O	Improved Company-operated restaurant margins by 50 basis points to 15.8%

O	Increased average annual unit sales volumes for Company-operated restaurants by 5% to a record-high $1.59 million

•	Transforming the Wendy’s Brand

O	Accelerated the enhancement of our brand image by updating nearly 500 restaurants with innovative interior and exterior designs through the Company’s “Image Activation” Program

O	Developed a standard ultra-modern restaurant design with customizable upgrades to meet the needs of our diverse system and provide significant sales and earnings potential

O	Image Activation restaurants continue to contemporize the restaurant experience and drive increased traffic and higher sustained sales

        The Wendy’s Company 2015 Proxy Statement        25

•	Strengthening the Wendy’s System

O

Sold over 200 Company-operated restaurants to well-capitalized franchisees with a commitment to high operating standards, Image Activation, and new restaurant development through the Company’s “System Optimization” initiative

O	System Optimization is expected to generate stronger free cash flow and improved earnings quality, as well as serve as a catalyst for our brand transformation and long-term growth

•	Enhancing Stockholder Value

O	Returned $374 million in cash to stockholders through dividends ($75 million) and share repurchases ($299 million)

O	Delivered one-year and three-year total stockholder return of 4% and 79%

O

The graph below illustrates our total stockholder return over the past three years relative to the S&P MidCap 400®, assuming an initial investment of $100 and that all dividends were reinvested when received.

A Philosophy of Pay for Performance

Objectives of the Executive Compensation Program

The compensation program for the Company’s senior executives is designed to support the Company’s business objectives by linking executive compensation to individual performance and the Company’s attainment of annual and multi-year operating and financial goals, as well as the creation of long-term stockholder value. The primary objectives of the executive compensation program are to:

•	Attract and retain highly-qualified executives

•	Motivate and reward executives for achieving individual and Company performance goals and objectives

•	Align the interests of executives with the interests of stockholders

Emphasis on Variable Compensation

The Compensation Committee believes that a substantial portion of the total compensation for senior executives should be variable (i.e., “at risk”) and tied to Company performance. This pay-for-performance philosophy aligns executive pay with the Company’s business objectives and ensures that executives are responsive and accountable to stockholder interests.

26        The Wendy’s Company 2015 Proxy Statement

Total direct compensation for senior executives is composed of three elements: (i) base salary; (ii) annual cash incentive compensation; and (iii) long-term equity incentive compensation. The chart below illustrates how base salary, annual cash incentive awards (at targeted levels of performance), and long-term equity incentive awards (at targeted levels of performance and excluding the value of one-time recognition awards) were allocated for 2014 to create the overall pay mix for the Chief Executive Officer and for the other named executive officers as a group. As reflected by the chart, performance-based incentives constituted the most significant portion of total direct compensation for senior executives, consistent with the Company’s pay-for-performance philosophy.

The executive compensation program offers executives an opportunity for increased compensation in the event of successful Company performance, matched with the prospect of reduced compensation in the event Company performance objectives are not achieved.

The chart below illustrates our pay and performance alignment by comparing the Company’s sales and financial results to Mr. Brolick’s total reported compensation over the past three years. As reflected by the chart, the Company has achieved year-over-year improvements in its key performance metrics – same restaurant sales growth, adjusted EBITDA and adjusted earnings per share – since Mr. Brolick was appointed President and Chief Executive Officer in September 2011 (see Annex A for a reconciliation of non-GAAP financial measures). For 2014, despite continued momentum against these metrics, the Company’s same restaurant sales growth and adjusted EBITDA fell below targeted levels of performance established under the Company’s annual cash incentive plan, resulting in a year-over-year decrease in Mr. Brolick’s total reported compensation.

        The Wendy’s Company 2015 Proxy Statement        27

Effective Governance Achieved through Executive Compensation Program Design

In addition to the Company’s pay-for-performance philosophy, the table below highlights key features of the executive compensation program that demonstrate the Company’s commitment to protecting stockholder interests through effective executive compensation program design and sound compensation governance practices.

What We Do		What We Do Not Do
✓	Hold an annual “say-on-pay” advisory vote for stockholders

   Provide annual or multi-year incentive guarantees

   Provideexcessive perquisites or benefits to executives

   Offer pension or SERP benefits to executives

   Paydividends on equity awards that are not earned or vested

   Gross-upexcise taxes upon a change in control

   Grantequity awards at less than fair market value

   Repriceunderwater stock options

   Permitspeculative trading, hedging or derivative transactions in our Common Stock

✓	Engage an independent outside compensation consultant and utilize market and industry data to ensure we compensate fairly and competitively, but not excessively
✓	Balance short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results
✓	Set meaningful performance goals at the beginning of the performance period
✓

Mitigate undue risk taking by utilizing multiple performance metrics, imposing caps on individual payouts, including a “clawback” policy for equity awards, and performing an annual compensation risk assessment

✓	Use an appropriate mix of cash and non-cash compensation, with an emphasis on variable (“at risk”) compensation
✓	Limit accelerated vesting of equity awards by requiring a “double trigger” upon a change in control
✓	Set significant stock ownership and retention guidelines for executives

How Executive Compensation is Determined

On an annual basis, the Compensation Committee evaluates the performance of the Company’s senior executives, determines whether executives will receive incentive compensation awards for the prior year based on performance for that year, and establishes the executive compensation program for the current year. In determining the appropriate compensation package for executives, the Compensation Committee, in consultation with its independent outside compensation consultant, Cook & Co., considers a number of factors, including: (i) individual and Company performance; (ii) scope of responsibilities and relative importance of each role; (iii) qualifications and experience; (iv) competitive market practice; (v) compensation history; (vi) internal pay equity; (vii) alignment with stockholder interests; and (viii) creation of long-term stockholder value.

Beginning in 2013, the Compensation Committee adopted the following approach to guide the Committee in making executive compensation decisions:

•

Targeted Compensation Levels. Compensation levels (base salary, annual cash incentives and long-term equity incentives) are targeted at the competitive range (i.e., +/-15%) of market median, on average, with realized compensation above or below that range based on individual and Company performance. Individual executive compensation levels may be above or below the competitive range depending on unique situations, such as recruiting considerations for new hires, high sustained performance, and decisions made under the Company’s previous market-position philosophy.

28        The Wendy’s Company 2015 Proxy Statement

•

Competitive Market Reference. Data from companies of comparable revenues included in the Towers Watson U.S. CDB General Industry Executive Compensation Database (“General Industry Data”) is used as a reference point to support the overall competitiveness of executive compensation, with data from the Chain Restaurant Total Rewards Association (“Restaurant Industry Data”) used as a secondary reference for applicable positions.[1]

•

Annual Cash Incentives. The performance measures utilized for annual cash incentive awards are focused on key earnings and growth metrics, with adjustments (+/-25%) to actual payouts possible based on individual performance.

•

Long-Term Equity Incentives. Long-term equity incentive awards consist of stock options that vest over three years and performance units that are tied to the Company’s achievement of designated financial metrics over a multi-year performance period, with adjustments (+/-25%) to target grant amounts possible based on individual performance.

The Compensation Committee believes that this approach continues to be effective in maintaining a strong link between executive compensation and Company performance, as reflected by the Company’s strong earnings and sales growth in 2014, the continued momentum in the transformation of the Wendy’s brand, and the Company’s ability to attract and retain a highly-qualified and motivated leadership team.

Elements of Executive Compensation

The primary components of the executive compensation program are described in the table below.

Component	Purpose
Base Salary	• Attract and retain highly-qualified executives by providing an appropriate level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive
Annual Cash Incentive Compensation	• Align executive pay with individual and Company performance by motivating and rewarding executives over a one-year time frame based on the achievement of strategic business and financial objectives
Long-Term Equity Incentive Compensation

•    Align the interests of executives with the interests of stockholders and retain highly-qualified executives by motivating and rewarding executives to achieve multi-year strategic business and financial objectives

•    Create a direct link between executive pay and long-term Company performance:

O    Performance units deliver value only if the Company’s actual results meet or exceed pre-determined, objective performance goals

O    Stock options deliver value only upon a long-term increase in the price of our Common Stock

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice
Retirement and Health Benefits

O   Executives participate in benefit plans made available generally to our broader employee population, including the Company’s 401(k) plan, group health plans, sick leave policies, life insurance and disability benefits

Other Perquisites	O Executives receive an automobile allowance and may participate in the Company’s executive physical examination program

[1]

With respect to the Compensation Committee’s review of General Industry Data (approximately 450 companies) and Restaurant Industry Data (approximately 100 companies): (i) the Committee does not select the companies that provide information for the surveys; (ii) the aggregate survey data is size-adjusted prior to being provided to the Committee; and (iii) the Committee does not link information back to particular companies as the aggregate survey data is reported by executive position and not by company. The Compensation Committee utilizes this broad-based, third-party survey data to gain a general understanding of the current compensation practices and trends in the market and the restaurant industry. As described above, competitive market practice is only one of several factors considered by the Compensation Committee when approving the elements and amounts of compensation awarded to senior executives.

        The Wendy’s Company 2015 Proxy Statement        29

Compensation Decisions for 2014

Base Salary

In February 2014, the Compensation Committee reviewed the base salaries for the Company’s senior executives. After considering the factors described above under the caption “How Executive Compensation is Determined,” as well as recommendations from the Chief Executive Officer with respect to the other members of the senior leadership team, the Compensation Committee approved base salary increases for senior executives, including Mr. Brolick ($50,000), Mr. Penegor ($25,000), Mr. Wright ($10,000), Mr. Bahner ($15,000) and Mr. Toop ($20,000). In December 2014, in recognition of Mr. Wright’s expanded duties and responsibilities with the Company, the Compensation Committee approved an additional base salary increase of $90,000, which included a market adjustment to move his base salary closer to the competitive range of market median. In approving these increases, the Compensation Committee noted that the base salaries of the senior executives, on average, remained within the competitive range of market median.

Annual Cash Incentive Compensation

The 2014 executive incentive plan was based on the achievement of two performance metrics – adjusted EBITDA and same restaurant sales. Adjusted EBITDA is a key earnings metric that reflects the Company’s focus on increasing operating profitability, while same restaurant sales is a key growth metric that represents a fundamental operating performance measure for the Company’s business. In selecting these metrics, the Performance Compensation Subcommittee noted that adjusted EBITDA and same restaurant sales are prevalent restaurant industry measures, and management’s ability to attain these metrics was critical to achieving the Company’s operating and financial goals for 2014 and increasing long-term stockholder value.

The design of the 2014 executive incentive plan was guided by five key principles:

•	Growth must be achieved for any payment. Even at threshold performance payout levels, the Company must achieve adjusted EBITDA growth over the prior year and positive same restaurant sales growth.

•

Performance goals should balance “stretch” and “attainability.” Threshold, target and maximum payout levels were calibrated to estimated possible outcomes, with probability of achievement estimated at 80-90% for threshold performance, 60-70% for target performance and 10-20% for maximum performance.

•

Reward executives consistent with external stockholder guidance. Target payouts were established for performance at the low end of the Company’s external stockholder guidance, with an acceleration of the payout curve to incentivize management to achieve the high-end of guidance.

•

Align executive compensation with Company performance. Target level payouts were set to provide median pay for median (or slightly above median) performance relative to competitors within the restaurant industry, while performance above (or below) target would result in payouts above (or below) median levels of pay.

•

Reward individual performance. Cash incentive payouts can be adjusted by up to +/-25% based on an assessment of each executive’s individual performance. In no event may an executive’s payout exceed the maximum incentive award opportunity established for that individual.

The table below identifies the performance metrics, incentive opportunities, and actual results achieved under the 2014 executive incentive plan.

Performance Metrics for 2014 Executive Incentive Plan

Performance Metric	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	2014 Actual Achievement	2014 Actual Payout %	Weighted Payout %
Adjusted EBITDA[2]	70%	$371M	$392M	$418M	$377.6M	63.0%	44.1%
Same Restaurant Sales[3]	30%	+0.5%	+2.5%	+3.5%	+2.3%	94.1%	28.2%
2014 Total Payout %							72.3%

[2]

Adjusted EBITDA is defined as earnings for fiscal 2014 before interest, taxes, depreciation and amortization, as adjusted to exclude the impact of: (i) acquisitions and dispositions; (ii) integration costs included in G&A; (iii) facilities action charges, net; (iv) foreign exchange; and (v) specific non-recurring and unusual items or other adjustments, to the extent approved by the Subcommittee. The specific adjustments applied in calculating adjusted EBITDA for purposes of the 2014 executive incentive plan from the Company’s reported financial results for fiscal 2014 are shown in Annex A. Annex A also shows the differences between the Company’s 2014 reported adjusted EBITDA of $392.7 million and the 2014 executive incentive plan adjusted EBITDA of $377.6 million.

[3]

Same restaurant sales is defined as same restaurant sales for North America Company-operated restaurants, excluding the impact of currency transactions. Same restaurant sales are reported for new restaurants that have been open for at least 15 continuous months and for remodeled restaurants that have been reopened for three continuous months.

30        The Wendy’s Company 2015 Proxy Statement

The table below shows the total payouts for the named executive officers under the 2014 executive incentive plan based on the Company’s adjusted EBITDA and same restaurant sales results and the application of the individual performance multipliers. The target annual cash incentive opportunities for the named executive officers were established as part of their overall employment terms with the Company, and are expressed as a percentage of base salary in effect as of the end of 2014.

Payouts under 2014 Executive Incentive Plan

Participant	Annual Salary ($)	Incentive Target as % of Salary	Annual Incentive Target ($)	Weighted Payout % Achieved for 2014	Individual Performance Multiplier	Total 2014 Annual Incentive Payout ($)[4]
Emil J. Brolick	1,150,000	150%	1,725,000	72.3%	115%	1,435,000
Todd A. Penegor	650,000	75%	487,500	72.3%	112%	395,000
Robert D. Wright	475,000	75%	356,250	72.3%	111%	285,000
Craig S. Bahner	475,000	75%	356,250	72.3%	100%	257,569
R. Scott Toop	465,000	75%	348,750	72.3%	119%	300,000

The Subcommittee determined the individual performance multiplier for Mr. Brolick based on his performance during 2014 in consideration of the Company’s improved operating and financial results, the accelerated transformation of the Wendy’s brand through Image Activation, the execution of the Company’s System Optimization initiative, and the significant value created for stockholders. The Subcommittee also took into account Mr. Brolick’s leadership and commitment to growing the Wendy’s brand, building a highly-qualified executive team, and consistently delivering “A Cut Above” restaurant experience to consumers.

The individual performance multipliers for Messrs. Penegor, Wright, Bahner and Toop reflect Mr. Brolick’s assessment of each executive’s performance during 2014. The Subcommittee determined that positive adjustments were appropriate to reward the executives’ contributions to the Company’s significant strategic progress and improved financial performance during 2014.

[4]

In conjunction with establishing the 2014 executive incentive plan, the Subcommittee approved a Section 162(m)-compliant plan with a threshold performance goal for 2014 of net operating profit (before taxes) of $129.9 million, excluding certain adjustments relating to asset write-downs (including asset impairment and goodwill impairment charges) and facilities action charges, net. Achievement of this performance goal (which represented a 39% increase from the prior year’s performance goal) allowed for the funding of an annual incentive pool for eligible participants. Based on 2014 results, the Subcommittee certified that the Company satisfied the threshold performance goal through its achievement of adjusted net operating profit of $233.4 million. The Subcommittee then approved incentive payouts under the 2014 executive incentive plan based on the Company’s achievement of the performance metrics under that plan (i.e., adjusted EBITDA and same restaurant sales), which resulted in payouts below the maximum incentive award opportunities established for purposes of Section 162(m).

The Wendy’s Company 2015 Proxy Statement        31

Long-Term Equity Incentive Compensation

The 2014 long-term equity incentive framework for senior executives is summarized in the table below.

Design of 2014 Long-Term Equity Incentive Awards

Component	Weight	Vesting	Timing of Grant[5]	Rationale
Stock Options	60%	3-year ratable vesting	Third quarter (August 2014) • Consistent with historical practice and the timing of long-term equity awards to other eligible employees	• Delivers value only if the price of our Common Stock increases • Aligns the interests of executives with the interests of stockholders
Performance Units	40%	3-year cliff vesting, subject to the Company’s achievement of a pre-determined, objective performance metric (Adjusted Earnings Per Share)	First quarter (February 2014) • Performance metric is aligned with the Company’s full fiscal years during the performance period

•   Value is dependent on the Company’s achievement of multi-year strategic financial goals and the price of our Common Stock

•   Cliff vesting requires executives to remain with the Company through the vesting date to realize the full value of the award

Payout of the 2014 performance unit awards is based on the Company’s achievement of a single performance metric – adjusted earnings per share – over a three-year performance period (December 30, 2013 through January 1, 2017), as described in the table below.

Performance Metric for 2014 Performance Unit Awards

Measure	Threshold (37.5% payout)	Target (100% payout)	Maximum (200% payout)	Rationale
Adjusted Earnings Per Share[6] (Compounded Annual Growth Rate)	2%	10%	19%

•  Motivates executives to achieve consistent, long-term earnings growth

•  Aligns with stockholder interests and the creation of stockholder value

•  Rewards executives based on an internal operating measure with clear line of sight

•  Prevalent market and industry performance measure

In selecting adjusted earnings per share as the single performance metric for the 2014 performance units, the Subcommittee considered that the prior year’s long-term equity incentive awards had been based on two performance metrics – adjusted earnings per share and the number of Company-operated restaurants opened or remodeled. For 2014, the Subcommittee determined that having a single performance metric – adjusted earnings per share – was preferable, and that achievement of this performance metric would in fact require significant increases in the number of new and remodeled restaurants, consistent with the Company’s strategic business objectives.

Following the end of the performance period, the Subcommittee will review the extent to which the performance metric has been achieved and will determine the number of shares of Common Stock that are issuable to each participant. Under the terms of the awards, there is no vesting of performance units if actual performance falls below the threshold level of performance, and vesting for achievement between the threshold, target and maximum performance levels is tied to the percentages set forth in the vesting schedule for the performance metric. Consistent with prior year awards, the performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock actually earned, if any, at the completion of the performance period.

[5]

The Subcommittee has not adopted any formal policy to time the grant of equity awards with the release of non-public information and retains discretion to determine the grant dates for annual and one-time equity awards taking into account applicable legal requirements and other relevant factors. All of the performance unit awards and stock options granted to senior executives during 2014 were issued during open trading windows established under the Company’s Securities Trading Policy.

[6]

Adjusted Earnings Per Share is defined as diluted net income (loss) per share (after taxes) attributable to The Wendy’s Company as reported on the Company’s Consolidated Statements of Operations, as adjusted to exclude the after-tax impact of: (i) debt extinguishment costs; (ii) accelerated depreciation on Image Activation remodels; (iii) facilities action charges, net; (iv) Arby’s special dividends; (v) costs associated with restaurant closure programs; (vi) asset write-downs (including asset impairment and goodwill impairment charges and write-downs of other intangibles); (vii) gains or losses from hedging transactions (including swap ineffectiveness); (viii) gains or losses related to acquisitions and dispositions; (ix) tax expense related to the reversal of foreign investment election; (x) changes in accounting principles; and (xi) any other extraordinary, unusual or nonrecurring events as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s annual report to stockholders for the applicable year.

32        The Wendy’s Company 2015 Proxy Statement

Value of 2014 Long-Term Equity Incentive Awards

The Subcommittee determined the value of the 2014 long-term incentive awards for senior executives in February 2014 by assessing the impact of the value of these awards on each executive’s total direct compensation (consistent with the Company’s pay philosophy) and considering the performance of the Company and each executive during 2013.

In determining the value of Mr. Brolick’s 2014 long-term equity incentive award, the Subcommittee gave particular consideration to the importance of retaining Mr. Brolick as well as his leadership role in driving improved Company performance during 2013, including: (i) enhancing stockholder value by returning $140 million to stockholders through dividends and share repurchases and delivering total stockholder return of 89%; (ii) transforming the Wendy’s brand and contemporizing the restaurant experience through acceleration of the Company’s Image Activation initiative and new restaurant development; (iii) optimizing the Company’s restaurant portfolio by selling nearly 250 Company-operated restaurants to franchisees as part of the Company’s System Optimization initiative; and (iv) improving the Company’s economic model through cost savings, reductions in G&A expense, margin improvements, and growth in same restaurant sales, adjusted EBITDA and adjusted earnings per share. After considering all relevant factors, including competitive market data and information provided by its independent outside compensation consultant, Cook & Co., the Subcommittee determined that a 2014 long-term equity incentive award valued at $4,500,000 (which placed Mr. Brolick’s target total direct compensation for 2014 above the competitive range of market median) was appropriate in light of the significant improvements in Company performance and stockholder returns during 2013.

The values of the 2014 long-term equity incentive awards for Messrs. Penegor, Wright, Bahner and Toop were determined by the Subcommittee after consideration of several factors, including the value of prior year awards, competitive market practice, internal pay equity, the terms of individual employment agreements, and individual performance multipliers based on recommendations from Mr. Brolick. In approving these awards, the Subcommittee noted that the 2014 target total direct compensation for senior executives other than Mr. Brolick fell within the competitive range of market median, on average, consistent with the Company’s executive compensation philosophy.

Adding a Second Performance Metric for 2015 Performance Unit Awards

Under the executive compensation program, 40% of the value of the long-term equity incentive awards for senior executives is delivered in the form of performance units. For 2014, the performance unit awards were based on one performance metric – adjusted earnings per share. For 2015, the Subcommittee, in consultation with its independent outside compensation consultant, Cook & Co., decided to add a second, equally-weighted performance metric – relative total stockholder return – to the performance unit awards. The 2015 performance unit awards, which were granted in February 2015, will vest after a three-year performance period (December 29, 2014 to December 31, 2017) based on the Company’s cumulative adjusted earnings per share and the Company’s total stockholder return relative to the S&P MidCap 400. The Subcommittee added the relative total stockholder return metric in recognition of evolving marketplace trends in incentive plan design and because the Subcommittee believes that relative total stockholder return is an important indicator of the Company’s performance compared to the market and further motivates executives to deliver superior stockholder returns.

Additional Compensation Decisions

Amendments to Mr. Brolick’s Employment Agreement

In September 2011, the Company entered into an employment agreement with Mr. Brolick in connection with his appointment as President and Chief Executive Officer. The employment agreement provided for an initial three-year term, with a one-year extension of the term upon the mutual agreement of the Company and Mr. Brolick. In June 2014, after considering Mr. Brolick’s performance and contributions to the Company’s improved financial results, strategic initiatives and stockholder value, the Compensation Committee and the Subcommittee approved certain amendments to Mr. Brolick’s employment agreement, as described in the table below.

Amendment	Rationale

The employment term was extended from September 12, 2014 to September 12, 2015, with automatic one-year extensions unless either party provides notice of non-renewal at least 90 days prior to the end of the then-current term

Retain Mr. Brolick as President and Chief Executive Officer while taking into account the need for flexibility and sensitivity with respect to management succession planning
The minimum base salary was increased from $1,100,000 to $1,150,000, and the target/guideline award for annual long-term equity incentive awards was increased from $2,500,000 to $3,000,000	Update the employment agreement to reflect compensation changes that were previously approved by the Committee and consistent with the Company’s pay philosophy
The post-retirement stock option exercise period was changed from one-year following retirement to two-years following the later of retirement or termination of service as a director of the Company	Motivate and reward Mr. Brolick for driving long-term stockholder growth and provide a greater opportunity to realize the potential value of stock option awards

        The Wendy’s Company 2015 Proxy Statement        33

Payout of Mr. Brolick’s 2011 Performance Units

In September 2011, the Subcommittee awarded performance units to Mr. Brolick as part of his overall employment terms with the Company. The performance units vested at the end of a performance period that began on September 12, 2011 and ended on June 29, 2014, based on the Company’s achievement of a relative total stockholder return performance goal. In July 2014, following the completion of the performance period, the Subcommittee reviewed the Company’s achievement of the performance goal and certified that the Company’s relative total stockholder return fell slightly below the target achievement level, resulting in an 86.25% payout. Based on the Company’s level of achievement, the Subcommittee determined the number of shares of Common Stock that were issuable to Mr. Brolick in respect of his award and approved the share payout to Mr. Brolick, without exercising negative discretion. Mr. Brolick is the only named executive officer who was employed by the Company during 2011.

One-Time Equity Incentive Awards to Messrs. Penegor and Wright

In December 2014, the Subcommittee, in consultation with its independent outside compensation consultant, Cook & Co., approved one-time recognition awards of restricted stock units to Messrs. Penegor and Wright upon assuming additional duties and responsibilities with the Company. Mr. Penegor, who was promoted from Senior Vice President and Chief Financial Officer to Executive Vice President, Chief Financial Officer and International, took on additional oversight of the Company’s International division, in addition to maintaining his existing responsibilities for Finance, Development and Information Technology. Mr. Wright was promoted to Executive Vice President and Chief Operations Officer and assumed a larger portfolio of customer-facing responsibilities, including in-restaurant technology, restaurant facilities and the continuous improvement of the customer service experience, in addition to maintaining his existing responsibilities for Company and franchise restaurant operations. The restricted stock unit awards, valued at $1.0 million each and which vest 50% after three years and 50% after four years, were designed to reinforce the retention and engagement of Messrs. Penegor and Wright in their elevated leadership roles.

Compensation Governance Matters

Clawback Provisions in Equity Awards

All of the equity awards granted to senior executives and other eligible participants during 2014 contain “clawback” provisions in favor of the Company, as described below.

•

In the event of a material restatement of the Company’s financial statements, the Compensation Committee will review the facts and circumstances underlying the restatement (including any potential wrongdoing by the participant) and may, in its sole discretion, direct the Company to recover all or a portion of the award or any gain realized on the vesting, exercise or settlement of the award.

•

If a court determines that a participant has engaged in any “detrimental activity” (as defined in the 2010 Omnibus Award Plan), the Company may cancel the award and require the participant to return the award or any gain realized on the vesting, exercise or settlement of the award.

•

If the Company is required by law to include an additional clawback or forfeiture provision in an outstanding award, then such provision will apply to the award as if it had been included in the award on its grant date.

Stock Ownership and Retention Guidelines

The Board of Directors has adopted Stock Ownership and Retention Guidelines that require executive officers and directors to own a specified number of shares of Common Stock based on the executive’s annual base salary or the director’s annual cash retainer for serving on the Board. The guidelines, which are described below under the caption “Stock Ownership and Retention Guidelines for Executive Officers and Directors,” are intended to encourage executives and directors to maintain a long-term equity stake in the Company, align the interests of executives and directors with the interests of stockholders, and promote the Company’s commitment to sound corporate governance. Under the guidelines, shares held in a margin account or pledged as collateral do not count toward satisfaction of the applicable ownership guideline. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

34        The Wendy’s Company 2015 Proxy Statement

Anti-Hedging Policy

The Board of Directors has adopted a Securities Trading Policy to assist the Company’s employees and directors in complying with securities laws and avoiding even the appearance of improper conduct. Under this policy, executives and directors are prohibited from engaging in speculative transactions or transactions that are intended to hedge or offset the value of Company securities they already own. Specifically, executives and directors: (i) may not sell Company securities that are not then owned; (ii) may not engage in transactions in publicly traded options of Company securities; (iii) may not engage in any other hedging transactions without pre-clearance from the Company’s legal department; (iv) may not sell Company securities within six months of their purchase; and (v) are discouraged from pledging or hypothecating Company securities.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code imposes a $1.0 million limit on the deduction that the Company may claim in any tax year with respect to compensation paid to the Chief Executive Officer and the three most-highly compensated executives other than the Chief Executive Officer and the Chief Financial Officer. Certain types of “performance-based compensation” are exempt from the $1.0 million limit, including income from stock options, performance-based restricted stock, and certain formula-driven compensation that meets the requirements of Section 162(m).

The Compensation Committee and the Subcommittee seek to structure incentive compensation for senior executives in a manner that complies with Section 162(m) in order to maximize the deductibility of such compensation. At the same time, there may be circumstances in which the Committees determine, in the exercise of their independent judgment and after their review of all relevant factors, that it is in the best interests of the Company to provide compensation to one or more executives that may not be deductible. With respect to the compensation awarded to the named executive officers during 2014, all of the cash incentive awards, stock options, and performance unit awards were designed to satisfy the requirements for deductible compensation.

In recognition of the limitation imposed by Section 162(m), the Company’s employment agreement with Mr. Brolick requires that all amounts of base salary in excess of $1.0 million be deferred under the terms of a special executive deferred compensation plan. The terms of Mr. Brolick’s deferred compensation plan are described in the “Fiscal 2014 Non-Qualified Deferred Compensation” table below.

The Compensation Committee and the Subcommittee also take into consideration the accounting costs associated with long-term equity incentive awards granted to senior executives and other eligible employees. Under U.S. generally accepted accounting principles, grants of stock options, performance units and other share-based awards result in an accounting charge for the Company. In designing the executive compensation program, the Committees consider the accounting implications of equity awards, including the estimated cost for financial reporting purposes and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Consideration of Annual Stockholder Say-on-Pay Vote

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company provides stockholders with the opportunity to cast an annual advisory vote to approve the compensation of the named executive officers (i.e., an annual “say-on-pay” vote). At the Company’s 2014 annual meeting of stockholders, approximately 90% of the votes cast on the say-on-pay resolution were voted in favor of the compensation of the named executive officers for fiscal 2013 as disclosed in the Company’s 2014 proxy statement. In July 2014, the Compensation Committee considered those voting results and determined that no changes to the Company’s executive compensation program were warranted. The Compensation Committee will continue to review the design of the executive compensation program in light of future “say-on-pay” votes, developments in executive compensation, and the Company’s pay-for-performance philosophy to ensure that the executive compensation program continues to serve the best interests of the Company and its stockholders.

        The Wendy’s Company 2015 Proxy Statement        35

FISCAL 2014 SUMMARY COMPENSATION TABLE

The Summary Compensation Table sets forth the salary, bonus, equity awards, cash incentive awards and all other compensation that was earned by or paid or awarded to the following individuals (collectively, the “named executive officers”) for fiscal 2014, 2013 and 2012:

•	the Company’s Chief Executive Officer, Emil J. Brolick;

•	the Company’s Chief Financial Officer, Todd A. Penegor; and

•	the Company’s three most highly compensated executive officers during 2014, other than Messrs. Brolick and Penegor:

O	Robert D. Wright, Executive Vice President and Chief Operations Officer;

O	Craig S. Bahner, former Chief Marketing Officer; and

O	R. Scott Toop, Senior Vice President, General Counsel and Secretary.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Emil J. Brolick(6)	2014	1,137,500	—	1,799,992	2,699,998	1,435,000	91,708	7,164,198
(President and CEO)
	2013	1,100,000	—	1,399,993	2,186,124	2,854,500	66,613	7,607,230
	2012	1,100,000	—	1,499,998	1,499,999	1,592,745	198,198	5,890,940
Todd A. Penegor(7)	2014	643,750	—	1,439,988	659,999	395,000	30,359	3,169,096
(EVP, CFO and International)
	2013	360,577	250,000	1,649,981	723,375	725,000	87,857	3,796,790
Robert D. Wright(8)	2014	385,962	200,000	1,159,990	239,998	285,000	30,000	2,300,950
(EVP and COO)
Craig S. Bahner (9)	2014	471,250	—	285,995	428,999	257,569	42,847	1,486,660
(Former CMO)
	2013	431,058	15,000	259,993	405,993	530,000	27,000	1,669,043
	2012	318,155	150,000	277,997	372,000	307,689	35,238	1,461,079
R. Scott Toop(10)	2014	460,000	—	275,997	414,000	300,000	27,200	1,477,197
(SVP, GC and Secretary)
	2013	440,000	—	259,993	405,993	520,000	144,225	1,770,210
	2012	406,428	200,000	299,995	579,999	282,049	72,355	1,840,826

(1)

The amount shown for 2014 for Mr. Wright reflects a one-time sign-on bonus of $200,000. The sign-on bonus was approved by the Compensation Committee in October 2013 as part of Mr. Wright’s overall employment terms with the Company, and was paid to Mr. Wright in January 2014 following 30 days of active employment.

(2)

The amounts shown represent the aggregate grant date fair value of stock awards made to the named executive officers in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. See Note 14 (Share-Based Compensation) to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014 (the “2014 Form 10-K”) for the assumptions made in determining these values.

The amounts shown for 2014 reflect, among other items, the target grant date fair values of performance unit awards granted to the named executive officers in February 2014 under the 2010 Omnibus Award Plan, which awards are subject to the Company’s achievement of a performance goal established by the Performance Compensation Subcommittee for the performance period beginning December 30, 2013 and ending January 1, 2017, as follows: $1,799,992 for Mr. Brolick; $439,993 for Mr. Penegor; $159,995 for Mr. Wright; $285,995 for Mr. Bahner; and $275,997 for Mr. Toop. At maximum achievement levels, the grant date fair values of these awards would be as follows: $3,599,984 for Mr. Brolick; $879,986 for Mr. Penegor; $319,989 for Mr. Wright; $571,990 for Mr. Bahner; and $551,994 for Mr. Toop. For more information regarding the performance goal and potential payouts with respect to the 2014 performance unit awards granted to the named executive officers, see “Compensation Discussion and Analysis—Compensation Decisions for 2014—Long-Term Equity Incentive Compensation” above.

36        The Wendy’s Company 2015 Proxy Statement

(3)

The amounts shown represent the aggregate grant date fair value of option awards made to the named executive officers in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. See Note 14 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2014 Form 10-K for the assumptions made in determining these values. For more information regarding the stock options granted to the named executive officers in fiscal 2014, see “Compensation Discussion and Analysis—Compensation Decisions for 2014—Long-Term Equity Incentive Compensation” above.

(4)

The amounts shown represent the annual cash incentive payouts earned by the named executive officers under the 2010 Omnibus Award Plan for the year shown based on the Company’s achievement of annual performance goals established by the Performance Compensation Subcommittee, as adjusted for individual performance. For more information regarding the performance goals and potential payouts with respect to the 2014 cash incentive awards granted to the named executive officers, see “Compensation Discussion and Analysis—Compensation Decisions for 2014—Annual Cash Incentive Compensation” above.

(5)	The following table sets forth the details of the “All Other Compensation” paid to the named executive officers for 2014.

Name	Year	Company Contributions to 401(k) Plan ($)(a)	Automobile Allowance ($)	Relocation Reimbursements ($)(b)	Use of Company Aircraft ($)(c)	Other Perquisites or Personal Benefits ($)(d)	Total ($)
Emil J. Brolick	2014	10,400	19,200	—	46,513	15,595	91,708
Todd A. Penegor	2014	10,400	16,800	359	—	2,800	30,359
Robert D. Wright	2014	10,400	16,800	—	—	2,800	30,000
Craig S. Bahner	2014	10,400	16,800	12,847	—	2,800	42,847
R. Scott Toop	2014	10,400	16,800	—	—	—	27,200

(a)	The amounts shown reflect matching contributions made by the Company to the named executive officers’ respective 401(k) plan accounts.

(b)

The Company maintains a relocation policy that provides for the reimbursement of reasonable relocation expenses incurred by eligible employees who are hired, promoted or transferred at the Company’s request. Under the relocation policy, an employee’s taxable relocation expenses are generally tax assisted, meaning that the reimbursed expenses are increased to offset the impact of applicable taxes. The relocation policy also provides eligible employees with financial, marketing and other assistance in connection with selling their existing home and buying a new home, including reimbursement of real estate commissions and customary closing costs. Under the relocation policy, eligible employees also may participate in a guaranteed home sale program administered by a third party relocation firm, where a minimum sales price is determined by independent, licensed relocation appraisers.

The amounts shown reflect relocation reimbursements received by Messrs. Penegor and Bahner during 2014 under the Company’s relocation policy in connection with their relocation to Ohio following employment by the Company. The amount shown for Mr. Bahner includes a tax assistance payment of $4,220 made by the Company in accordance with the terms of the relocation policy.

(c)

During 2014, the Company owned fractional interests in corporate aircraft to enable its executives to safely and efficiently travel for business purposes. The aircraft were operated by NetJets, a subsidiary of Berkshire Hathaway Inc., pursuant to fractional program agreements. During 2014, none of the named executive officers, other than Mr. Brolick, used the aircraft solely for personal purposes.

The amount shown for Mr. Brolick reflects the aggregate incremental cost to the Company of personal flights by Mr. Brolick during 2014. Aggregate incremental cost is based on the variable operating costs to the Company associated with such flights, including the hourly fees and fuel costs provided for in the fractional program agreements and other trip-related costs. Fixed costs, which do not change based on usage of the aircraft, such as monthly management fees and general maintenance costs, are excluded from this calculation.

On certain occasions, an executive’s spouse or other family members may accompany the executive on the aircraft when the aircraft is already going to a specific destination for a business purpose and has available seating. In those cases, the aggregate incremental cost to the Company is a de minimis amount.

        The Wendy’s Company 2015 Proxy Statement        37

(d)

The amounts shown reflect reimbursement of medical expenses incurred by Messrs. Brolick, Penegor, Wright and Bahner during 2014 under the Company’s executive physical examination program. The Company adopted this program in 2013 to encourage executive officers to have routine medical check-ups in an effort to maintain good health, identify health issues and drive productivity. The amount shown for Mr. Brolick also includes the Company’s payment of certain residential security costs (including a tax assistance payment of $6,135), which were approved by the Compensation Committee following the Company’s review of potential security concerns related to Mr. Brolick’s service as the Company’s President and Chief Executive Officer.

(6)	Mr. Brolick was appointed as President and Chief Executive Officer of the Company effective September 12, 2011.

(7)	Mr. Penegor joined the Company on June 3, 2013 and assumed the position of Executive Vice President, Chief Financial Officer and International effective December 17, 2014.

(8)	Mr. Wright joined the Company on December 2, 2013 and assumed the position of Executive Vice President and Chief Operations Officer effective December 17, 2014.

(9)

Mr. Bahner was appointed as Chief Marketing Officer of the Company effective April 2, 2012. Mr. Bahner left the Company on April 2, 2015 following the expiration of the employment term under his employment agreement.

(10)	Mr. Toop was appointed as Senior Vice President, General Counsel and Secretary of the Company effective January 17, 2012.

38        The Wendy’s Company 2015 Proxy Statement

FISCAL 2014 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning the annual cash incentive awards and long-term equity incentive awards granted to the named executive officers in fiscal 2014.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Emil J. Brolick			862,500	1,725,000	3,450,000
	2/20/14	2/20/14				69,337	184,899	369,798					1,799,992
	8/11/14	7/30/14								884,955	8.22	8.25	2,699,998
Todd A. Penegor			243,750	487,500	975,000
	2/20/14	2/20/14				16,948	45,197	90,394					439,993
	8/11/14	7/30/14								300,054	8.22	8.25	659,999
	12/17/14	12/11/14							116,856				999,995
Robert D. Wright			178,125	356,250	712,500
	2/20/14	2/20/14				6,163	16,435	32,870					159,995
	8/11/14	7/30/14								109,110	8.22	8.25	239,998
	12/17/14	12/11/14							116,856				999,995
Craig S. Bahner			178,125	356,250	712,500
	2/20/14	2/20/14				11,016	29,378	58,756					285,995
	8/11/14	7/30/14								195,035	8.22	8.25	428,999
R. Scott Toop			174,375	348,750	697,500
	2/20/14	2/20/14				10,631	28,351	56,702					275,997
	8/11/14	7/30/14								188,216	8.22	8.25	414,000

(1)

Represents threshold, target and maximum payout levels based on fiscal 2014 performance for the annual cash incentive awards granted to the named executive officers under the 2010 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2014—Annual Cash Incentive Compensation” above. The actual amounts paid to the named executive officers pursuant to such awards based on Company and individual performance during fiscal 2014 were as follows: $1,435,000 for Mr. Brolick; $395,000 for Mr. Penegor; $285,000 for Mr. Wright; $257,569 for Mr. Bahner; and $300,000 for Mr. Toop. Such amounts are included in the “Non-Equity Incentive Plan Compensation” column of the “Fiscal 2014 Summary Compensation Table” above.

(2)

Represents threshold, target and maximum payout levels based on Company performance over a multi-year period for performance unit awards granted to the named executive officers under the 2010 Omnibus Award Plan. For more information regarding the performance goal and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2014—Long-Term Equity Incentive Compensation” above. The performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock underlying the award (if and when the award vests).

(3)

Reflects restricted stock unit awards granted to Messrs. Penegor and Wright under the 2010 Omnibus Award Plan. Each award vests in two equal installments on the third and fourth anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date. For more information regarding the awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2014—Additional Compensation Decisions” above. The restricted stock units include dividend equivalent rights, representing the right to receive additional restricted stock units in lieu of cash dividends paid with respect to the shares of Common Stock underlying the award (if and when the award vests).

        The Wendy’s Company 2015 Proxy Statement        39

(4)

Reflects stock options granted to the named executive officers under the 2010 Omnibus Award Plan, each having an exercise price equal to the “fair market value” (i.e., the average of the high and low per share sales price) of the underlying shares of Common Stock on the grant date and expiring 10 years from the grant date, unless sooner exercised or forfeited. All of the stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(5)

Represents the grant date fair value of equity awards granted to the named executive officers, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. The grant date fair value of the performance unit awards granted on February 20, 2014 is based on achieving target levels of performance. See Note 14 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2014 Form 10-K for the assumptions made in determining those values.

40        The Wendy’s Company 2015 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table provides information concerning the unexercised stock options and unvested restricted stock unit and performance unit awards held by the named executive officers as of the end of fiscal 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Emil J. Brolick	540,540	—		4.82	9/12/21
	—	833,333	(4)	4.68	7/2/22
	267,907	535,815		7.92	8/9/23
	—	884,955		8.22	8/11/24
									528,680	(5)	4,715,826
									366,224	(6)	3,266,718
									378,718	(7)	3,378,165
Todd A. Penegor	21,860	43,720		5.91	6/3/23
	72,717	145,436		7.92	8/9/23
	—	300,054		8.22	8/11/24
						150,020	(8)	1,338,178
						116,856	(9)	1,042,356
									99,400	(6)	886,648
									92,574	(7)	825,760
Robert D. Wright	—	109,110		8.22	8/11/24
						116,856	(9)	1,042,356
									33,662	(7)	300,265
Craig S. Bahner	133,333	66,667		4.97	4/2/22
	49,754	99,508		7.92	8/9/23
	—	195,035		8.22	8/11/24
									97,980	(5)	873,982
									68,010	(6)	606,649
									60,172	(7)	536,734
R. Scott Toop	93,333	46,667		5.35	1/17/22
	—	166,666	(4)	4.68	7/2/22
	49,754	99,508		7.92	8/9/23
	—	188,216		8.22	8/11/24
									105,734	(5)	943,147
									68,010	(6)	606,649
									58,068	(7)	517,967

(1)

Unless otherwise indicated, all stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(2)	All stock options expire 10 years from the grant date, unless sooner exercised or forfeited.

(3)	Based on $8.92 per share, which was the per share closing price of our Common Stock on December 26, 2014, the last business day of fiscal 2014.

(4)	These stock options vest and become exercisable in full on the third anniversary of the grant date, subject to the executive’s continued employment on the vesting date.

        The Wendy’s Company 2015 Proxy Statement        41

(5)

Represents payout levels based on achieving maximum performance levels over a three-year period (July 2, 2012 through June 28, 2015) for performance unit awards granted on July 2, 2012 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of fiscal 2014. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of a performance goal based on relative total stockholder return during the performance period. For more information regarding the performance goal and possible payouts with respect to such awards, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity Incentive Compensation—2012 Long-Term Equity Incentive Awards” in the Company’s definitive proxy statement for the 2013 annual meeting of stockholders filed with the SEC on April 8, 2013.

(6)

Represents payout levels based on achieving maximum performance levels over a two and one-half-year period (July 1, 2013 through January 3, 2016) for performance unit awards granted on August 9, 2013 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of fiscal 2014. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and restaurant openings and remodels during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Compensation—2013 Long-Term Equity Incentive Awards” in the Company’s definitive proxy statement for the 2014 annual meeting of stockholders filed with the SEC on April 11, 2014.

(7)

Represents payout levels based on achieving maximum performance levels over a three-year period (December 30, 2013 through January 1, 2017) for performance unit awards granted on February 20, 2014 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of fiscal 2014. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of a performance goal based on adjusted earnings per share during the performance period. For more information regarding the performance goal and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2014—Long-Term Equity Incentive Compensation” above.

(8)

Reflects unvested restricted stock units granted to Mr. Penegor on June 3, 2013 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of fiscal 2014. The restricted stock units vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Penegor’s continued employment on the applicable vesting date.

(9)

Reflects unvested restricted stock units granted to Messrs. Penegor and Wright on December 17, 2014 under the 2010 Omnibus Award Plan. The restricted stock units vest in two equal installments on the third and fourth anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

42        The Wendy’s Company 2015 Proxy Statement

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2014

The following table provides information for fiscal 2014 concerning the vesting of stock awards granted to certain of the named executive officers in prior years. None of the named executive officers exercised any stock options during fiscal 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Emil J. Brolick	—	—	204,039	1,644,844
Todd A. Penegor	—	—	73,413	603,455
Robert D. Wright	—	—	—	—
Craig S. Bahner	—	—	—	—
R. Scott Toop	—	—	—	—

(1)	For Mr. Brolick, the number of shares acquired on vesting is composed of the following:

•

94,059 shares relating to a performance unit award granted on September 12, 2011, and representing the shares earned with respect to Company performance over a performance period that began on September 12, 2011 and ended on June 29, 2014. The shares vested on July 30, 2014 following the Performance Compensation Subcommittee’s determination of the Company’s level of achievement of a performance goal based on relative stockholder return; and

•	109,980 shares, representing one-third of the restricted stock units (plus dividends accrued thereon) granted on September 12, 2011 and which vested on September 12, 2014.

The total number of shares of Common Stock actually received by Mr. Brolick was reduced by the withholding of 103,305 shares to pay the income taxes associated with the value realized upon vesting.

For Mr. Penegor, the number of shares acquired on vesting represents one-third of the restricted stock units (plus dividends accrued thereon) granted on June 3, 2013 and which vested on June 3, 2014. The number of shares of Common Stock actually received by Mr. Penegor was reduced by the withholding of 29,978 shares to pay the income taxes associated with the value realized upon vesting.

(2)	Based on the average of the high and low per share sales price of our Common Stock on the applicable vesting date.

        The Wendy’s Company 2015 Proxy Statement        43

FISCAL 2014 NON-QUALIFIED DEFERRED COMPENSATION

Pursuant to the terms of his employment agreement with the Company, Mr. Brolick is required to defer all amounts of his base salary in excess of $1,000,000 under a Special Executive Deferred Compensation Plan established by the Company. The following table provides information concerning Mr. Brolick’s account under the deferred compensation plan for fiscal 2014. Except for Mr. Brolick’s deferred compensation plan, the Company did not maintain any nonqualified deferred compensation or defined contribution plans for the named executive officers during fiscal 2014.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
Emil J. Brolick	137,500(1)	—	10,371(2)	—	354,729(3)
Todd A. Penegor	—	—	—	—	—
Robert D. Wright	—	—	—	—	—
Craig S. Bahner	—	—	—	—	—
R. Scott Toop	—	—	—	—	—

(1)	The amount shown is reported as compensation to Mr. Brolick for 2014 and is included in the “Salary” column of the “Fiscal 2014 Summary Compensation Table” above.

(2)

Because Mr. Brolick’s deferred compensation plan does not provide for “above-market” or “preferential” earnings on his account, the amount shown is not reported in the “Fiscal 2014 Summary Compensation Table” above.

(3)

Of the amount shown, $100,000 was previously reported as compensation to Mr. Brolick for 2012, and $100,000 was previously reported as compensation to Mr. Brolick for 2013. Such amounts are included in the “Salary” column of the “Fiscal 2014 Summary Compensation Table” above.

All amounts deferred by Mr. Brolick under the deferred compensation plan will: (i) be vested and nonforfeitable at all times; (ii) generally be distributed to Mr. Brolick in a single lump-sum payment within 60 days following his termination, subject to applicable legal and regulatory requirements; and (iii) bear interest (compounded quarterly) at a rate equal to the three-month LIBOR, plus 500 basis points, not to exceed 120% of the applicable U.S. federal long-term rate. For 2014, interest was credited to Mr. Brolick’s account on a quarterly basis using the following interest rates: 4.14% for the first quarter; 3.94% for the second quarter; 3.64% for the third quarter; and 3.43% for the fourth quarter.

44        The Wendy’s Company 2015 Proxy Statement

EMPLOYMENT AGREEMENTS

A summary of the key terms and provisions of the named executive officers’ employment agreements with the Company is set forth below. This summary is qualified in its entirety by reference to the complete text of the employment agreements, copies of which have been filed with the SEC. The severance and termination provisions included in the employment agreements are described below under the caption “Potential Payments upon Termination or Change in Control.”

Emil J. Brolick

Effective September 12, 2011, the Company entered into an employment agreement with Mr. Brolick, as the Company’s President and Chief Executive Officer. The employment agreement provided that Mr. Brolick was to be appointed to the Board of Directors as of his date of hire, and the Company will cause Mr. Brolick to be nominated for re-election to the Board each year during his term of employment. The employment agreement stated that the term of Mr. Brolick’s employment would run through September 12, 2014, provided that the parties could agree to a one-year extension of the term on mutually satisfactory terms. On June 2, 2014, the Company and Mr. Brolick entered into an amendment to the employment agreement which extended the term of Mr. Brolick’s employment to September 12, 2015, subject to automatic renewal for additional one-year periods unless either party gives notice of non-renewal at least 90 days prior to the expiration of the then current term. Under the employment agreement, as amended, Mr. Brolick’s annual base salary was set at $1,150,000, with all amounts in excess of $1,000,000 required to be deferred under the terms of a special deferred compensation plan. Mr. Brolick’s target annual cash incentive opportunity was set at 150% of his base salary, his maximum annual cash incentive opportunity was set at 300% of his base salary, and he received a one-time sign-on bonus and an initial equity award of stock options and restricted stock units. The employment agreement, as amended, provides that Mr. Brolick will be eligible to receive equity awards under the Company’s annual long-term equity incentive award program in effect for other senior executives, with an aggregate guideline award value of $3,000,000. The actual grant date value of such equity awards may be above or below the $3,000,000 guideline, as determined by the Compensation Committee in its discretion after taking into account the Company’s and Mr. Brolick’s performance and other relevant factors.

Todd A. Penegor

The Company and Mr. Penegor entered into an employment letter dated May 8, 2013 pursuant to which Mr. Penegor joined the Company on June 3, 2013 and assumed the position of Senior Vice President and Chief Financial Officer effective September 1, 2013. Mr. Penegor was promoted to Executive Vice President, Chief Financial Officer and International effective December 17, 2014. Under the employment letter, Mr. Penegor’s initial annual base salary was set at $625,000 (currently set at $675,000), his annual target cash incentive opportunity was set at 75% of his base salary, and he received a one-time sign-on bonus and an initial equity award of stock options and restricted stock units. The employment agreement also provides that Mr. Penegor will be eligible to receive equity awards under the Company’s annual long-term incentive award program in effect for other senior executives.

Robert D. Wright

The Company and Mr. Wright entered into an employment letter dated November 1, 2013 pursuant to which Mr. Wright joined the Company on December 2, 2013 and assumed the position of Chief Operations Officer effective March 10, 2014. Mr. Wright was promoted to Executive Vice President and Chief Operations Officer effective December 17, 2014. Under the employment letter, Mr. Wright’s initial base salary was set at $375,000 (currently set at $485,000), his annual target cash incentive opportunity was set at 75% of his base salary, and he received a one-time sign-on bonus. The employment agreement also provides that Mr. Wright will be eligible to receive equity awards under the Company’s annual long-term incentive award program in effect for other senior executives (with a prescribed award value for 2014 of $400,000).

        The Wendy’s Company 2015 Proxy Statement        45

Craig S. Bahner

Effective April 2, 2012, the Company entered into an employment agreement with Mr. Bahner, as the Company’s Chief Marketing Officer. The employment agreement provided that the term of Mr. Bahner’s employment would run through April 2, 2014, subject to automatic renewal for additional one-year periods unless either party gave notice of non-renewal at least 120 days prior to the expiration of the then current term. Under the employment agreement, Mr. Bahner’s initial annual base salary was set at $425,000 (set at $475,000 at the time of his departure from the Company), his annual target cash incentive opportunity was set at 75% of his base salary, and he received a one-time sign-on bonus and an initial equity award of stock options. The employment agreement also provided that Mr. Bahner would be eligible to receive equity awards under the Company’s annual long-term incentive award program in effect for other senior executives.

On December 17, 2014, the Company announced that Mr. Bahner would be leaving the Company on April 2, 2015 following the expiration of the then-current employment term under his employment agreement. In connection with his termination, Mr. Bahner received (or became entitled to receive) the following payments and benefits:

•	a cash payment equal to eight months of his then current base salary, payable in semi-monthly installments ($316,667);

•	a pro rata portion of his annual cash incentive award for 2015, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives;

•	all outstanding stock options held by Mr. Bahner vested in full ($827,328) and will remain exercisable for a period of one year following his termination; and

•	all outstanding performance units held by Mr. Bahner vested on a pro rata basis based on the assumed achievement of target performance ($883,155).

The values shown above with respect to the vesting of Mr. Bahner’s equity awards were estimated assuming the immediate exercise and sale of all vested stock options, and the immediate sale of all vested performance units, in each case based on the closing price of our Common Stock on April 2, 2015 ($10.93). In accordance with the Company’s severance pay policy for all terminated employees, Mr. Bahner was also eligible to receive continued health and medical insurance coverage (approximately $600 per month) until the end of his salary continuation period or such earlier date that he becomes covered under another group health plan or is eligible to participate in another employer’s health plan.

Prior to receiving any of the severance payments and benefits described above, Mr. Bahner was required to sign a general release and covenant not to sue in favor of the Company. In addition, Mr. Bahner will remain subject to certain non-compete and non-solicitation covenants for eight months following his termination, and will remain subject to certain confidentiality and non-disparagement covenants for four years following his termination.

R. Scott Toop

Effective January 17, 2012, the Company entered into an employment agreement with Mr. Toop, as the Company’s Senior Vice President, General Counsel and Secretary. The employment agreement stated that the term of Mr. Toop’s employment would run through January 17, 2014, subject to automatic renewal for additional one-year periods unless either party provides a notice of non-renewal at least 120 days prior to the expiration of the then current term. Under the employment agreement, Mr. Toop’s initial annual base salary was set at $425,000 (currently set at $490,000), his annual target cash incentive opportunity was set at 75% of his base salary, and he received a one-time sign-on bonus and an initial equity award of stock options. The employment agreement also provides that Mr. Toop will be eligible to receive equity awards under the Company’s annual long-term incentive award program in effect for other senior executives.

46        The Wendy’s Company 2015 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The named executive officers are parties to employment agreements with the Company that provide for certain severance payments and benefits upon a qualifying termination event. The named executive officers also have received equity awards under the 2010 Omnibus Award Plan, which provides for the accelerated vesting of certain awards in connection with a qualifying termination event. Awards granted under the 2010 Omnibus Award Plan are subject to “double-trigger” vesting requirements in connection with a “change in control” of the Company. This means that, in order for an outstanding award to be accelerated and become vested, a “change in control” must occur and the participant must be terminated without “cause” or for “good reason” within 12 months following the change in control.

The Company considers these limited severance and change in control benefits to be an important part of the executive compensation program and consistent with competitive market practice. The Company believes that providing appropriate severance benefits helps to attract and retain highly-qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-compete and other restrictive covenants in the event of an executive’s termination.

A summary of the key severance provisions in effect as of the end of fiscal 2014 for the named executive officers is set forth below. This summary is qualified in its entirety by reference to the complete text of the employment agreements and the 2010 Omnibus Award Plan, copies of which have been filed with the SEC. The actual severance payments and benefits received by Mr. Bahner in connection with his departure from the Company on April 2, 2015 are described above under the caption “Employment Agreements.”

Employment Agreements – Key Severance Provisions

Emil J. Brolick
Termination event:	• Termination due to “retirement” (i.e., termination for any reason other than death or for “cause”)
Severance payments:

•   A pro rata portion of Mr. Brolick’s annual cash incentive award for fiscal 2014, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($1,435,000)

Treatment of equity awards:

•   Continued vesting through the end of the applicable vesting periods of all outstanding equity awards as if Mr. Brolick had not experienced a termination of employment (with immediate vesting of such awards in the event a “change of control” occurs following his termination)

Todd A. Penegor and Robert D. Wright
Termination event:	• Termination without “cause”
Severance payments:

•   A cash payment equal to the sum of the executive’s then current base salary and actual cash incentive award paid for fiscal 2013, payable in biweekly installments for a period of 12 months (Mr. Penegor: $1,375,000; and Mr. Wright: $510,000)

•   A cash payment equal to the executive’s then current base salary for an additional period of 12 months, payable in biweekly installments commencing 12 months after termination, offset by any compensation earned from subsequent employment (Mr. Penegor: $650,000; and Mr. Wright: $475,000)

• A lump sum cash payment of $30,000

•   A pro rata portion of the executive’s annual cash incentive award for fiscal 2014, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives (Mr. Penegor: $395,000; and Mr. Wright: $285,000)

Treatment of equity awards:

•   In the event of a termination without “cause,” all outstanding stock options and restricted stock units will vest pro rata (on a monthly basis) through the date of termination (Mr. Penegor: $851,682; and Mr. Wright: $37,410)

R. Scott Toop
Termination event:	• Termination without “cause” or termination due to a “triggering event”
Severance payments:	• A cash payment equal to the sum of Mr. Toop’s then current base salary and actual cash incentive award paid for fiscal 2013, payable in semi-monthly installments for a period of 12 months ($985,000)

•   A cash payment equal to Mr. Toop’s then current base salary for an additional period of 12 months, payable in semi-annual installments commencing 12 months after termination, offset by any compensation earned from subsequent employment ($465,000)

• A lump sum cash payment of $27,500

        The Wendy’s Company 2015 Proxy Statement        47

•    A pro rata portion of Mr. Toop’s annual cash incentive award for fiscal 2014, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($300,000)

Treatment of equity awards:	• In the event of a termination due to disability, all outstanding stock options will fully vest ($1,104,638)
Termination at or following expiration of employment term:

•    In the event of a termination by the Company at the expiration of Mr. Toop’s employment term, Mr. Toop would receive (i) continuation of his then current base salary for eight months, payable in semi-monthly installments, and (ii) a pro rata portion of his annual cash incentive award for the fiscal year in which the termination occurs, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives

Employment Agreements – Restrictive Covenants

As a condition to receiving any of the severance payments and benefits described above, the named executive officers are required to comply with certain restrictive covenants set forth in their respective employment agreements, as described below.

Name	General Release/ Covenant Not to Sue	Non-Compete/Non-Solicitation		Confidentiality/ Non-Disparagement
Emil J. Brolick	✓	✓	The later of September 12, 2015 and the last day on which his equity awards vest following termination	✓	Unlimited
Todd A. Penegor	✓	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	✓	4 years
Robert D. Wright	✓	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	✓	4 years
R. Scott Toop	✓	✓	12 months (termination for “cause” or termination other than due to a “triggering event”) 24 months (termination without “cause” or termination due to a “triggering event”)	✓	4 years

2010 Omnibus Award Plan – Key Severance Provisions

Type of Equity Award	Termination Event	Impact on Outstanding Equity Awards
Stock Options	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control” Termination without “cause”

All outstanding stock options will fully vest (Mr. Brolick: $4,689,230; Mr. Penegor: $486,176; Mr. Wright: $76,104; and Mr. Toop: $1,104,638)

All outstanding stock options granted on July 2, 2012 will vest pro rata (on a monthly basis) through the date of termination (Mr. Brolick: $2,849,652; and Mr. Toop: $569,928)

Restricted Stock Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control” Termination without “cause”

All outstanding restricted stock units will fully vest (Mr. Penegor: $2,380,534; and Mr. Wright: $1,042,355)

All outstanding restricted stock units granted on December 17, 2014 will fully vest (Mr. Penegor: $1,042,356; and Mr. Wright: $1,042,356)

Performance Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control”

All outstanding performance units will vest pro rata (on a daily basis) through the date of termination based on actual performance or, if actual performance cannot be reasonably assessed, then based on the assumed achievement of target performance (Mr. Brolick: $3,188,984; Mr. Penegor: $321,831; Mr. Wright: $42,601; and Mr. Toop: $604,641)

48        The Wendy’s Company 2015 Proxy Statement

Aggregate Potential Payments upon Termination or Change in Control

The estimated aggregate values of the severance payments and benefits that would be provided to the named executive officers in connection with the qualifying termination events described above pursuant to their respective employment agreements and the 2010 Omnibus Award Plan are shown in the table below.

Name	Termination Due to Death or Disability ($)	Termination Due to Retirement ($)		Termination Without Cause or Due to a Triggering Event ($)	Termination Without Cause or for Good Reason Followed by a Change in Control ($)
Emil J. Brolick	7,878,214	1,435,000	(1)	—	11,804,584
Todd A. Penegor	3,188,542	—		4,315,083	5,638,541
Robert D. Wright	1,161,061	—		2,350,812	2,461,061
R. Scott Toop	1,709,279	—		2,347,428	3,486,779

(1)

Does not include the value that would be realized by Mr. Brolick from the continued vesting during the applicable vesting periods of his outstanding equity awards in the event of his termination due to retirement pursuant to his employment agreement.

Key Assumptions and Definitions

The following assumptions were made in calculating the value of the severance payments and benefits described in the tables above:

•	the triggering event took place on December 26, 2014, the last business day of fiscal 2014;

•	the price of our Common Stock was $8.92 per share, the closing price on December 26, 2014;

•	no compensation offset for executives whose second year severance payments would otherwise be subject to reduction for outside earnings;

•	the immediate exercise and sale of all stock options and the immediate sale of all restricted stock units and performance units that vested as of the December 26, 2014 triggering date;

•	accelerated vesting of performance units is based on the assumed achievement of target performance; and

•	no six-month delay in payment to any “specified employee” that would otherwise be required under Section 409A of the Internal Revenue Code.

“Cause” is generally defined to include: (i) commission of any act of fraud or gross negligence that has a material adverse effect on the business or financial condition of the Company or its affiliates; (ii) willful material misrepresentation to the Company or the Board; (iii) willful failure or refusal to comply with any material obligations or any reasonable and lawful instructions of the President and Chief Executive Officer or the Board; (iv) engagement in any misconduct or commission of any act that is injurious or detrimental to the substantial interest of the Company or any of its affiliates; (v) indictment for any felony; (vi) failure to comply with any material written rules, regulations, policies or procedures of the Company; (vii) willful or negligent failure to comply with the Company’s policies regarding insider trading; or (viii) the executive’s death or disability.

“Triggering event” is generally defined to include: (i) material reduction in the executive’s authority, duties or responsibilities; (ii) requirement to report to any person other than the President and Chief Executive Officer or the Board; (iii) reduction in the executive’s base salary or target annual cash incentive opportunity percentage; or (iv) requirement to relocate to a work site outside of Columbus, Ohio.

“Good reason” is generally defined to include: (i) material reduction in the executive’s base salary or target annual cash incentive opportunity; or (ii) requirement to relocate to a work site more than 50 miles from the executive’s principal residence.

“Change in control” is generally defined to include: (i) acquisition by any person or group of beneficial ownership of 50% or more of the outstanding shares of our Common Stock or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, subject to certain exceptions; (ii) during any period of 24 months, individuals who, at the beginning of such period, constitute the Board of Directors (i.e., “incumbent directors”) cease for any reason to constitute at least a majority of the Board, provided that any director whose election or nomination for election was approved by at least two-thirds of the incumbent directors then on the Board is deemed an incumbent director; (iii) stockholder approval of a plan of complete dissolution or liquidation of the Company; (iv) sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or (v) consummation of a reorganization, recapitalization, merger, consolidation, share exchange or similar transaction involving the Company that requires stockholder approval, subject to certain exceptions. Notwithstanding the foregoing, the acquisition of any portion of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors by, or the merger, consolidation or sale of assets of the Company with or to, Nelson Peltz or Peter W. May (or any person controlled by Messrs. Peltz or May) will not constitute a “change in control.”

        The Wendy’s Company 2015 Proxy Statement        49

COMPENSATION OF DIRECTORS

The Company’s compensation program for non-management directors is designed to:

•	Be competitive with companies against which the Company competes for director talent

•	Encourage and facilitate ownership of our Common Stock by non-management directors

•	Take into consideration stockholder concerns regarding director compensation

The Compensation Committee has responsibility for reviewing the competitiveness and appropriateness of the compensation program for non-management directors, and for approving or making recommendations to the Board of Directors with respect to director compensation. In carrying out its duties, the Compensation Committee has established a process to review, on a bi-annual basis, the competitive positioning for compensation elements of the Company’s non-management directors. In December 2014, the Compensation Committee requested that its independent outside compensation consultant, Cook & Co., prepare a competitive analysis of the Company’s director compensation program to ensure that it was providing appropriate levels of compensation. The analysis compared the compensation of the Company’s non-management directors against a peer group of 20 restaurant companies, and confirmed that both the design and compensation levels of the Company’s director compensation program were reasonably aligned with market practice.

The components of the Company’s compensation program for non-management directors are described below.

Annual Retainers

•	Each non-management director receives an annual retainer for Board service of $67,500.

•	Each member of the Audit Committee receives an annual retainer of $14,000, and the Audit Committee Chairman receives an additional annual chair retainer of $10,000.

•	Each member of the Compensation Committee receives an annual retainer of $10,500, and the Compensation Committee Chairman receives an additional annual chair retainer of $7,500.

Meeting Fees

•

Except as otherwise specifically determined by the Compensation Committee, no meeting fees are paid to members of the Audit Committee, the Compensation Committee or the Performance Compensation Subcommittee. Members of all other Board committees receive a fee of $2,000 for each meeting they attend.

Restricted Stock Awards

•

Each non-management director receives a restricted stock award in connection with his or her initial election and annual re-election to the Board. Each restricted stock award has an annual grant date fair value of $75,000 and vests on the earlier of the first anniversary of the grant date and the date of the Company’s next annual meeting of stockholders, subject to the director’s continued Board service on the vesting date.

Non-management directors may elect to receive all or a portion of their annual retainers and meeting fees in shares of Common Stock in lieu of cash. In addition, pursuant to the Company’s 2009 Directors’ Deferred Compensation Plan (the “2009 Directors’ Deferred Compensation Plan”), non-management directors may elect to defer a set percentage or amount of their annual retainers, meeting fees and restricted stock awards into restricted stock units. The restricted stock units represent a contingent right to receive shares of Common Stock and, in the case of a deferral of restricted stock awards, are subject to the same vesting schedule as the restricted stock. Dividend equivalent units accrue on all amounts deferred under the 2009 Directors’ Deferred Compensation Plan. All deferred amounts are payable in Common Stock in a lump sum on the earlier of the director’s termination of Board service, a fixed number of years, or the director’s death, as elected by the director at the time of deferral.

50        The Wendy’s Company 2015 Proxy Statement

FISCAL 2014 DIRECTOR COMPENSATION

The following table summarizes the compensation earned by or paid to the Company’s non-management directors for their Board and Board committee service during fiscal 2014. Emil J. Brolick, the Company’s President and Chief Executive Officer, did not receive any additional compensation during fiscal 2014 for his service as a director. The compensation paid to Mr. Brolick during fiscal 2014 for his service as an executive officer is set forth in the “Fiscal 2014 Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Nelson Peltz	69,500	75,000	723,453(3)	867,953
Peter W. May	69,500	75,000	—	144,500
Clive Chajet(4)	32,143	—	—	32,143
Edward P. Garden	67,500	75,000	—	142,500
Janet Hill	78,000	75,000	—	153,000
Joseph A. Levato	104,000	75,000	—	179,000
J. Randolph Lewis	78,500	75,000	—	153,500
Peter H. Rothschild	87,500	75,000	—	162,500
David E. Schwab II	107,500	75,000	—	182,500
Roland C. Smith(4)	27,816	—	—	27,816
Raymond S. Troubh(4)	35,585	—	—	35,585
Jack G. Wasserman	92,000	75,000	—	167,000

(1)

Consists of the annual Board retainer, the annual retainers for members of the Audit Committee and Compensation Committee, and committee meeting fees. For fiscal 2014, Messrs. Peltz, May and Garden elected to receive payment of their entire annual retainers and meeting fees in shares of Common Stock in lieu of cash. The shares received by Messrs. Peltz, May and Garden in lieu of cash were issued quarterly based on the average of the closing price of our Common Stock for the 20 consecutive trading days immediately preceding the date on which their retainers and fees would otherwise have been payable.

(2)

Represents the grant date fair value of restricted stock awards granted to the non-management directors in May 2014 upon their re-election to the Board at the Company’s 2014 annual meeting of stockholders, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. Messrs. Levato, Schwab and Wasserman elected to defer their entire restricted stock awards into restricted stock units under the 2009 Directors’ Deferred Compensation Plan. The following table shows, for each non-management director, the aggregate number of shares of restricted stock, restricted stock units and stock options outstanding as of the end of fiscal 2014.

Name	Shares of Restricted Stock Outstanding as of 2014 FYE	Restricted Stock Units Outstanding as of 2014 FYE	Stock Options Outstanding as of 2014 FYE
Nelson Peltz	8,976	—	12,000
Peter W. May	8,976	—	12,000
Clive Chajet	—	—	—
Edward P. Garden	8,976	—	12,000
Janet Hill	8,976	—	45,000
Joseph A. Levato	—	94,927	48,000
J. Randolph Lewis	8,976	—	45,000
Peter H. Rothschild	8,976	—	—
David E. Schwab II	—	94,927	48,000
Roland C. Smith	—	—	420,000
Raymond S. Troubh	—	—	—
Jack G. Wasserman	—	9,143	48,000

        The Wendy’s Company 2015 Proxy Statement        51

(3)

In connection with Mr. Peltz’s service as non-executive Chairman, and as a result of the Company’s ongoing assessment of security risks, the Board of Directors has approved reimbursement to Mr. Peltz for a portion of certain security services, security personnel and residential security equipment provided to Mr. Peltz and members of his immediate family. The amount shown reflects the aggregate amount of such security-related expenses reimbursed by the Company during fiscal 2014.

An independent professional security consulting firm has provided the Compensation Committee on an ongoing basis with a security assessment regarding Mr. Peltz’s security arrangements, including the security issues arising in connection with the business of the Company and the portion of Mr. Peltz’s security costs reimbursed by the Company. For 2015, the Company’s reimbursable share of these security-related expenses is limited to $500,000, and the Compensation Committee intends to continue to review this matter.

(4)

Messrs. Chajet, Smith and Troubh retired from the Board on May 28, 2014 when their terms expired at the Company’s 2014 annual meeting of stockholders and received a pro-rated portion of their annual retainers for 2014.

52        The Wendy’s Company 2015 Proxy Statement

EXECUTIVE OFFICERS

The Company’s current executive officers are identified below.

Name	Age	Position
Emil J. Brolick	67	President and Chief Executive Officer
Liliana M. Esposito	40	Chief Communications Officer
Scott A. Kriss	46	Senior Vice President – Chief Accounting and Tax Officer
Todd A. Penegor	49	Executive Vice President, Chief Financial Officer and International
R. Scott Toop	60	Senior Vice President, General Counsel and Secretary
Darrell G. van Ligten	50	Senior Vice President – President International
Scott A. Weisberg	51	Chief People Officer
Robert D. Wright	47	Executive Vice President and Chief Operations Officer

Additional information concerning the Company’s executive officers is provided below, including their respective positions with the Company and prior business experience (other than Mr. Brolick, for whom such information is provided above under the caption “Proposal 1—Election of Directors”). Executive officers are elected by the Board of Directors and hold office until the organizational meeting of the Board following the Company’s annual meeting of stockholders next succeeding their election and until their successors are elected and qualified, or until their earlier death, resignation, retirement or removal.

Todd A. Penegor

Mr. Penegor joined the Company in June 2013 and has served as Executive Vice President, Chief Financial Officer and International of the Company since December 2014. Mr. Penegor previously served as Senior Vice President and Chief Financial Officer of the Company from September 2013 to December 2014. Prior to joining the Company, Mr. Penegor worked at Kellogg Company, a global leader in food products, from 2000 to 2013, where he held several key leadership positions, including Vice President of Kellogg Company and President of U.S. Snacks from 2009 to June 2013, Vice President and Chief Financial Officer of Kellogg Europe from 2007 to 2009, and Vice President and Chief Financial Officer of Kellogg USA and Kellogg Snacks from 2002 to 2007. Prior to joining Kellogg Company, Mr. Penegor worked for 12 years at Ford Motor Company in various positions, including strategy, mergers and acquisitions, the controller’s office and treasury.

Liliana M. Esposito

Ms. Esposito has served as Chief Communications Officer of the Company since June 2014. Prior to joining the Company, Ms. Esposito worked at Dean Foods Company, one of the nation’s largest dairy processors, where she served as Vice President, Corporate Communications and Public Affairs from January 2012 to March 2014, and as Senior Director, Public Affairs from January 2010 to December 2011. Prior to that, she worked at Mercury Public Affairs, a public strategy firm, where she served as Senior Vice President from January 2008 to January 2010, and as Vice President from July 2005 to December 2007. Prior to joining Mercury Public Affairs, Ms. Esposito served as Public Affairs Manager at Mars, Inc., from July 2000 to July 2005. Previously, she served as a Senior Associate with Burson-Marsteller. Ms. Esposito also serves as a trustee of the Dave Thomas Foundation for Adoption.

Scott A. Kriss

Mr. Kriss joined the Company in June 2012 and has served as Senior Vice President – Chief Accounting and Tax Officer of the Company since November 2014. Mr. Kriss previously served as Senior Vice President of Tax of the Company from June 2012 to November 2014. Prior to joining the Company, Mr. Kriss served as Tax Director – Americas for Bacardi-Martini, Inc., the largest privately held spirits company in the world, from December 2010 to May 2012. Prior to that, he served as Vice President – Tax and as a member of the Administration Committee at Tween Brands, Inc. from August 2008 to March 2010. Prior to joining Tween Brands, Inc., Mr. Kriss worked for 14 years at Limited Brands Inc. (now known as L Brands, Inc.) where he held various leadership positions, last serving as Vice President – Tax from 2005 to 2008. Previously, Mr. Kriss worked at Arthur Andersen from 1991 to 1994.

        The Wendy’s Company 2015 Proxy Statement        53

R. Scott Toop

Mr. Toop has served as Senior Vice President, General Counsel and Secretary of the Company since January 2012. Prior to joining the Company, Mr. Toop served as Executive Vice President and General Counsel of Tim Hortons Inc. from August 2009 to January 2012. Prior to that, he worked at Yum! Brands and its predecessor, Tricon Global Restaurants Inc., serving as Vice President and Associate General Counsel from 2005 to 2009 and as Vice President and General Counsel, Kentucky Fried Chicken from 1997 to 2005. Previously, Mr. Toop worked at PepsiCo, Inc. (“PepsiCo”), where he served as Vice President and Division Counsel, Kentucky Fried Chicken from 1993 to 1997, as Division Counsel, Kentucky Fried Chicken from 1990 to 1993, as International Counsel from 1986 to 1990, and as an attorney for Pepsi-Cola Bottling Group from 1984 to 1986. Prior to joining PepsiCo, Mr. Toop was a corporate associate with the law firm of Donovan Leisure Newton & Irvine in New York, NY.

Darrell G. van Ligten

Mr. van Ligten has served as Senior Vice President – President International of the Company since May 2013, and has led the Wendy’s brand outside of North America since February 2010 as President of the Company’s principal international subsidiaries (excluding Canada). He also led the Arby’s brand outside of North America prior to the Company’s sale of Arby’s in July 2011. Mr. van Ligten joined the Company in February 2009 as Senior Vice President, Strategic Development. Prior to joining the Company, Mr. van Ligten was a partner of Regent Golf, a private club management company he co-founded in 2007. From 2006 to 2007, he was an Executive-In-Residence at Catalytic Capital. Mr. van Ligten served as Senior Vice President, Marketing and Operation Services of American Golf Corp. from 2003 to 2006. He served as General Manager, Toybox Group at Toys R Us, Inc. from 2001 to 2003. Prior to that, Mr. van Ligten held management positions in strategic planning and marketing at Tricon Global Restaurants, Inc., Arby’s, Taco Bell and PepsiCo.

Scott A. Weisberg

Mr. Weisberg has served as Chief People Officer of the Company since April 2012. Prior to joining the Company, Mr. Weisberg served as Senior Vice President and Chief Human Resources Officer of SunEdison Inc. (formerly known as MEMC Electronic Materials, Inc.), a global leader of semiconductor and solar technology, from 2010 to 2011. Prior to that, he worked for 15 years at General Mills, Inc., where he held several key leadership positions, including Vice President, Human Resources for the U.S. Retail Organization from 2007 to 2010, Vice President of Compensation, Benefits and Staffing from 2005 to 2007, as well as Vice President, Human Resources for Supply Chain and Technology. Prior to joining General Mills, Mr. Weisberg held human resources and training positions with Nabisco, Inc. from 1993 to 1995 and with PepsiCo from 1987 to 1993.

Robert D. Wright

Mr. Wright joined the Company in December 2013 and has served as Executive Vice President and Chief Operations Officer of the Company since December 2014. Mr. Wright previously served as Chief Operations Officer of the Company from March 2014 to December 2014. Prior to joining the Company, Mr. Wright served as President, Chief Operating Officer and Interim Chief Executive Officer for Charley’s Grilled Subs from December 2010 to December 2013. Prior to that, he served as Executive Vice President of Company and Franchise Operations at Checkers Drive-In Restaurants Inc. from January 2008 to August 2010. Previously, Mr. Wright worked for 10 years at Wendy’s International in various corporate roles, including as Franchise Area Director from 1998 to 2000, as Director of Area Operations from 2000 to 2005, as President of Cafe Express, LLC from 2005 to 2006, and as Vice President of Operations and Training Integration from 2006 to 2008. Prior to joining Wendy’s International, Mr. Wright worked as a Senior Franchise Consultant at Domino’s Pizza from 1993 to 1998.

54        The Wendy’s Company 2015 Proxy Statement

STOCK OWNERSHIP AND RETENTION GUIDELINES FOR EXECUTIVE OFFICERS AND DIRECTORS

The Board of Directors, upon the recommendation of the Compensation Committee, has adopted Stock Ownership and Retention Guidelines for Executive Officers and Directors (the “Stock Ownership and Retention Guidelines”), a copy of which is available on the Company’s website at www.aboutwendys.com. The Stock Ownership and Retention Guidelines were adopted by the Board to further align the interests of executive officers and non-management directors with the interests of stockholders and to promote the Company’s commitment to sound corporate governance. A summary of the Stock Ownership and Retention Guidelines is set forth below.

Stock Ownership and Retention Guidelines for Executive Officers

Each executive officer must own an amount of Common Stock equal to a multiple of his or her annual base salary. The Chief Executive Officer must own an amount of Common Stock equal to at least five times his base salary, and each of the other executive officers must own an amount of Common Stock at least equal to three times his or her base salary. Until an executive officer satisfies the applicable ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options, the vesting of restricted stock (or restricted stock units) and the payout of performance units. Once the ownership requirement is met, the executive officer must continue to hold that number of shares until leaving his or her position with the Company.

Stock Ownership and Retention Guidelines for Non-Management Directors

Each non-management member of the Board must own an amount of Common Stock equal to at least five times the annual cash retainer payable for Board service. Until a director satisfies the ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options, the vesting of restricted stock (or restricted stock units) and the payout of performance units. Once the ownership requirement is met, the director must continue to hold that number of shares until leaving the Board.

General Provisions

Because executive officers and non-management directors must retain at least 75% of the net shares received from any exercise of stock options, vesting of restricted stock (or restricted stock units) and payout of performance units until they satisfy the applicable ownership requirement, there is no set time period for initial satisfaction of the Stock Ownership and Retention Guidelines. In the case of financial hardship or other unusual situations, the ownership requirements may be waived upon the approval of the Compensation Committee and, in the case of executive officers, the Chief Executive Officer.

For stock options, “net shares” means the number of shares of Common Stock received upon exercise of the option, net of any shares used to pay the exercise price and applicable taxes. For restricted stock (or restricted stock units) and performance units, “net shares” means the number of shares received upon the vesting of the restricted stock (or restricted stock units) or the payout of the performance units, as applicable, net of any shares used to pay applicable taxes.

In addition to shares owned directly by an executive officer or a non-management director, the Stock Ownership and Retention Guidelines provide that shares held in a trust, shares held by immediate family members residing in the same household, shares held in qualified plans, vested shares or share units held in non-qualified plans, and unvested time-based restricted stock (or restricted stock units) will be counted toward satisfaction of the applicable ownership requirement. Shares held by an executive officer or a non-management director in a margin account or otherwise pledged by an executive officer or a non-management director as collateral for a loan will not be counted toward satisfaction of the applicable ownership requirement. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

        The Wendy’s Company 2015 Proxy Statement        55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership as of April 2, 2015 (except as otherwise indicated by footnote) by: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock (constituting our only class of voting securities); (ii) each of the Company’s directors and director nominees; (iii) each of the Company’s “named executive officers” included in the “Fiscal 2014 Summary Compensation Table” above; and (iv) all of the Company’s directors and executive officers as a group. The number of shares beneficially owned by each director and executive officer includes shares of Common Stock that such person had the right to acquire on or within 60 days of April 2, 2015, including upon the exercise of stock options as shown in the second table below. Except as otherwise indicated by footnote, each person has sole voting power and sole dispositive power with respect to such shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Beneficially Owned
Nelson Peltz	89,526,604(1)(2)(3)	24.5%
280 Park Avenue, 41st Floor
New York, NY 10017
Peter W. May	89,419,779(1)(2)(3)	24.5%
280 Park Avenue, 41st Floor
New York, NY 10017
Edward P. Garden	65,177,764(2)(3)	17.9%
280 Park Avenue, 41st Floor
New York, NY 10017
Trian Fund Management, L.P.	64,800,245(3)	17.8%
280 Park Avenue, 41st Floor
New York, NY 10017
Horizon Kinetics LLC	30,440,342(4)	8.3%
470 Park Avenue South, 4th Floor South
New York, NY 10016
Janus Capital Management LLC	19,397,577(5)	5.3%
151 Detroit Street
Denver, CO 80206
Emil J. Brolick	1,035,168	*
Janet Hill	214,762(6)	*
Joseph A. Levato	159,312(7)	*
J. Randolph Lewis	183,317(8)	*
Mich J. Mathews-Spradlin	1,750(9)	*
Peter H. Rothschild	93,881(10)	*
David E. Schwab II	214,642(11)	*
Jack G. Wasserman	150,159(12)	*
Todd A. Penegor	138,012(13)	*
Robert D. Wright	—(14)	*
Craig S. Bahner	625,098	*
R. Scott Toop	259,742	*
Directors and executive officers as a group (18 persons)	93,162,254	25.4%

*	Less than 1% of the outstanding shares of our Common Stock.

(1)

In July 2004, Messrs. Peltz and May entered into a voting agreement pursuant to which they agreed not to vote certain shares of Common Stock held by them or their affiliates without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. Peltz and May aggregates their respective ownership interests as described in note (2) below.

(2)

In the case of Mr. Peltz, includes: (i) 15,662,815 shares of Common Stock held directly (including 8,976 restricted shares of Common Stock that may be voted by Mr. Peltz); (ii) 209,611 shares of Common Stock held by the Peltz 2009 Family Trust, a trust whose trustees are Mr. Peltz’s wife, one of Mr. Peltz’s adult children and an unrelated person; (iii) 70,650 shares of Common Stock owned by Mr. Peltz’s wife; (iv) 128,804 shares of Common Stock owned by Mr. Peltz’s children; (v) 311,724 shares of Common Stock owned by the Peltz Family Foundation, a

56        The Wendy’s Company 2015 Proxy Statement

non-profit organization whose trustees are Mr. Peltz, Mr. Peltz’s wife, one of their adult children and an unrelated person; (vi) options held by Mr. Peltz to purchase 12,000 shares of Common Stock; (vii) 8,318,755 shares of Common Stock held directly by Mr. May (including 8,976 restricted shares of Common Stock that may be voted by Mr. May); (viii) options held by Mr. May to purchase 12,000 shares of Common Stock; and (ix) 64,800,245 shares of Common Stock owned by the Trian Entities identified in note (3) below. Mr. Peltz disclaims beneficial ownership of the shares of Common Stock held by Mr. Peltz’s wife, Mr. Peltz’s children, the Peltz 2009 Family Trust, the Peltz Family Foundation, Mr. May and the Trian Entities.

In the case of Mr. May, includes: (i) 8,318,755 shares of Common stock held directly (including 8,976 restricted shares of common stock that may be voted by Mr. May); (ii) 276,149 shares of Common Stock owned by the May Family Foundation, a non-profit organization whose trustees are Mr. May, Mr. May’s wife and their two adult children; (iii) options held by Mr. May to purchase 12,000 shares of Common Stock; (iv) 15,662,815 shares of Common Stock held directly by Mr. Peltz (including 8,976 restricted shares of Common Stock that may be voted by Mr. Peltz); (v) 209,611 shares of Common Stock held by the Peltz 2009 Family Trust; (v) 128,204 shares of Common Stock owned by Mr. Peltz’s children; (vi) options held by Mr. Peltz to purchase 12,000 shares of Common Stock; and (vii) 64,800,245 shares of Common Stock owned by the Trian Entities identified in note (3) below. Mr. May disclaims beneficial ownership of the shares of Common Stock held by the May Family Foundation, Mr. Peltz, the Peltz 2009 Family Trust, Mr. Peltz’s children and the Trian Entities.

In the case of Mr. Garden, includes: (i) 365,519 shares of Common Stock held directly (including 8,976 restricted shares of Common Stock that may be voted by Mr. Garden); (ii) options held by Mr. Garden to purchase 12,000 shares of Common Stock; and (iii) 64,800,245 shares of Common Stock owned by the Trian Entities identified in note (3) below. Mr. Garden disclaims beneficial ownership of the shares of Common Stock held by the Trian Entities.

(3)

Based on: (i) information contained in a Schedule 13D/A filed with the SEC on September 18, 2014 by Trian Partners GP, L.P. (“Trian GP”), Trian Partners General Partner, LLC (“Trian GP LLC”), Trian Partners, L.P. (“Trian Onshore”), Trian Partners Master Fund, L.P. (“Trian Master Fund”), Trian Partners Parallel Fund I, L.P. (“Parallel Fund I”), Trian Partners Strategic Investment Fund, L.P. (“Strategic Fund”), Trian Fund Management, L.P. (“Trian Management”), Trian Fund Management GP, LLC (“Trian Management GP” and, together with the foregoing entities, the “Trian Entities”), Nelson Peltz, Peter W. May and Edward P. Garden; (ii) information contained in Form 4s filed by the Trian Entities and by Messrs. Peltz, May and Garden subsequent to September 18, 2014; and (iii) information provided to the Company by Trian Management.

Trian GP LLC is the general partner of Trian GP, which is the general partner of the Trian Onshore and Trian Master Fund. Trian Management GP is the general partner of Trian Management, which serves as the management company for Trian Onshore, Trian Master Fund, Parallel Fund I and Strategic Fund. Each of Trian GP LLC and Trian Management GP are controlled by Nelson Peltz, Peter W. May and Edward P. Garden, who therefore are in a position to determine the investment and voting decisions made by Trian Onshore, Trian GP, Trian GP LLC, Trian Master Fund, Parallel Fund I, Strategic Fund, Trian Management and Trian Management GP.

Trian Onshore, Trian Master Fund, Parallel Fund I, Strategic Fund and Trian GP directly own 18,415,979, 39,523,894, 1,861,851, 4,978,752 and 19,769 shares of Common Stock, respectively. Messrs. Peltz, May and Garden, by virtue of their relationships to the Trian Entities, and Trian Management and Trian Management GP, by virtue of their relationships to Trian Onshore, Trian Master Fund, Parallel Fund I and Strategic Fund, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the 64,780,476 shares of Common Stock directly owned in the aggregate by Trian Onshore, Trian Master Fund, Parallel Fund I and Strategic Fund. Each of Trian Management, Trian Management GP, Mr. Peltz, Mr. May and Mr. Garden disclaims beneficial ownership of such shares. Messrs. Peltz, May and Garden and Trian GP LLC, by virtue of their relationships to Trian GP, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the 19,769 shares of Common Stock directly owned by Trian GP. Each of Mr. Peltz, Mr. May and Mr. Garden disclaims beneficial ownership of such shares.

(4)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 18, 2015 by Horizon Kinetics LLC and one of its wholly-owned registered investment advisers, Horizon Asset Management LLC. According to the Schedule 13G/A, Horizon Kinetics LLC has sole voting and dispositive power over 30,440,342 shares of Common Stock, while Horizon Asset Management LLC has sole voting and dispositive power over 18,859,515 shares of Common Stock.

        The Wendy’s Company 2015 Proxy Statement        57

(5)

Based solely on information contained in a Schedule 13G filed with the SEC on February 18, 2015 by Janus Capital Management LLC. According to the Schedule 13G, Janus Capital Management LLC, as registered investment adviser or sub-adviser to certain managed portfolios, has sole voting and dispositive power over 19,397,577 shares of Common Stock held by such managed portfolios.

(6)	Includes 8,976 restricted shares of Common Stock that may be voted by Ms. Hill.

(7)	Includes 95,407 restricted stock units held by Mr. Levato under the 2009 Directors’ Deferred Compensation Plan, each of which represents a contingent right to receive one share of Common Stock.

(8)

Includes 11,050 shares of Common Stock owned by a trust, as to which shares Mr. Lewis disclaims beneficial ownership. Also includes 8,976 restricted shares of Common Stock that may be voted by Mr. Lewis.

(9)	Includes 1,750 restricted shares of Common Stock that may be voted by Ms. Mathews-Spradlin.

(10)	Includes 8,976 restricted shares of Common Stock that may be voted by Mr. Rothschild.

(11)	Includes 95,407 restricted stock units held by Mr. Schwab under the 2009 Directors’ Deferred Compensation Plan, each of which represents a contingent right to receive one share of Common Stock.

(12)	Includes 9,189 restricted stock units held by Mr. Wasserman under the 2009 Directors’ Deferred Compensation Plan, each of which represents a contingent right to receive one share of Common Stock.

(13)	Does not include 268,226 restricted stock units held by Mr. Penegor, each of which represents a contingent right to receive one share of Common Stock.

(14)	Does not include 117,447 restricted stock units held by Mr. Wright, each of which represents a contingent right to receive one share of Common Stock.

The beneficial ownership table above includes shares of Common Stock issuable upon the exercise of stock options that are exercisable as of, or will become exercisable within 60 days of, April 2, 2015 by the persons identified in the table below.

Name of Beneficial Owner	Number of Shares Represented by Options
Nelson Peltz	12,000

Peter W. May	12,000

Edward P. Garden	12,000

Emil J. Brolick	808,447

Janet Hill	45,000

Joseph A. Levato	48,000

J. Randolph Lewis	45,000

Mich J. Mathews-Spradlin	—

Peter H. Rothschild	—

David E. Schwab II	48,000

Jack G. Wasserman	48,000

Todd A. Penegor	94,577

Robert D. Wright	—

Craig S. Bahner	544,297

R. Scott Toop	189,754

Directors and executive officers as a group (18 persons)	1,799,145

58        The Wendy’s Company 2015 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of our Common Stock, to report their beneficial ownership of our Common Stock, and any subsequent changes in their beneficial ownership, to the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any late report or known failure to file a required report during the most recent fiscal year. The Company assists its directors and executive officers in completing and filing their reports. Based solely on a review of the reports furnished to the Company and written representations that no other reports were required, the Company believes that, during fiscal 2014, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements.

        The Wendy’s Company 2015 Proxy Statement        59

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning the Company’s equity compensation plans as of the end of fiscal 2014. The 2010 Omnibus Award Plan, which was approved by stockholders at the Company’s 2010 annual meeting of stockholders, is currently the only equity compensation plan under which future equity awards may be granted.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	18,040,965 Options	$7.03	26,765,385	(2)
	902,996 Performance Units(3)	—
	962,074 Performance Units(4)	—
	1,335,054 Performance Units(5)	—

Equity compensation plans not approved by security holders(6)	1,526,879 Options	$6.21	—

Total	19,567,844 Options	$6.96	26,765,385	(2)
	902,996 Performance Units(3)	—
	962,074 Performance Units(4)	—
	1,335,054 Performance Units(5)	—

(1)	Includes the 2010 Omnibus Award Plan and the Company’s Amended and Restated 2002 Equity Participation Plan (the “2002 Equity Plan”).

The 2010 Omnibus Award Plan provides for the issuance of stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries and affiliates. The 2010 Omnibus Award Plan also permits non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. Under the terms of the 2010 Omnibus Award Plan, (i) any shares of Common Stock subject to awards of stock options or stock appreciation rights are counted against the maximum share limit as one share of Common Stock for every one share of Common Stock granted and (ii) any shares of Common Stock subject to awards other than stock options or stock appreciation rights are counted against the maximum share limit as 2.5 shares of Common Stock for every one share of Common Stock granted.

The 2002 Equity Plan provided for the issuance of stock options, stock appreciation rights, restricted stock and restricted stock units to officers, employees and non-employee directors of the Company and its subsidiaries and affiliates. The 2002 Equity Plan also permitted non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. As of December 28, 2014, options to acquire 1,138,045 shares of Common Stock were outstanding under the 2002 Equity Plan. No further awards may be granted under the 2002 Equity Plan

(2)	Represents the aggregate number of shares available for future issuance under the 2010 Omnibus Award Plan.

(3)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of a performance goal based on adjusted earnings per share during a three-year performance period (December 30, 2013 through January 1, 2017). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(4)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and restaurant openings and remodels during a two and one-half-year performance period (July 1, 2013 through January 3, 2016). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(5)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of a performance goal based on relative total stockholder return during a three-year performance period (July 2, 2012 through June 28, 2015). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

60        The Wendy’s Company 2015 Proxy Statement

(6)

Reflects awards issued under the Wendy’s International 2007 Stock Incentive Plan (the “Wendy’s 2007 Stock Plan”). In connection with the Company’s merger with Wendy’s International in September 2008, the Company assumed certain equity compensation plans of Wendy’s International, including the Wendy’s 2007 Stock Plan. The Wendy’s 2007 Stock Plan had been approved by the shareholders of Wendy’s International prior to the merger. The Wendy’s 2007 Stock Plan provided for the issuance of equity compensation awards in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, performance shares, performance units and share awards to eligible employees and non-employee directors of Wendy’s International and its subsidiaries. As of December 28, 2014, options to acquire 1,526,879 shares of Common Stock were outstanding under the Wendy’s 2007 Stock Plan. No further awards may be granted under the Wendy’s 2007 Stock Plan.

        The Wendy’s Company 2015 Proxy Statement        61

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

Pursuant to its written charter, the Audit Committee has responsibility for the review and approval or ratification of all related person transactions involving more than $10,000, using appropriate counsel or other advisers as the Committee may deem necessary.

The Company has adopted a Related Person Transactions Policy (the “RPT Policy”) which sets forth in writing the procedures for the Audit Committee’s review, approval and ratification of related person transactions. The RPT Policy defines a “related person transaction” as any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect interest and which involves more than $10,000. A “related person” is defined as any director, director nominee or officer of the Company, any person who is known to beneficially own more than 5% of the Company’s voting securities, any immediate family member of any of the foregoing persons, and any entity in which any of the foregoing persons is employed, is a director, trustee, general partner or principal or holds a similar position, or has a 10% or greater beneficial ownership interest. The Company’s legal department is primarily responsible for obtaining information from the applicable related person with respect to a proposed related person transaction and for determining, based on the relevant facts and circumstances, whether the transaction is subject to the RPT Policy. If the transaction is subject to the RPT Policy, the legal department then presents information concerning the transaction to the Audit Committee for review and consideration.

In the course of its review of a proposed related person transaction, the Audit Committee will consider all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on a director’s independence; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable legal and regulatory requirements. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

Pursuant to the RPT Policy, the Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. If a proposed related person transaction involves any member of the Audit Committee (or an immediate family member of any Committee member), such member would not participate in the review, consideration, approval or ratification of the proposed transaction.

Certain Related Person Transactions Since the Beginning of 2014

On December 1, 2011, the Company entered into an agreement with Trian Partners and certain of its affiliates, including Nelson Peltz, Peter W. May and Edward P. Garden (collectively, the “Covered Persons”). Pursuant to the agreement, the Board of Directors, including a majority of the independent directors, approved, for purposes of Section 203 of the Delaware General Corporation Law, the Covered Persons becoming the owners of or acquiring an aggregate of up to 32.5% (subject to certain adjustments set forth in the agreement) of the outstanding shares of our Common Stock, such that no such persons would be subject to the restrictions set forth in Section 203 solely as a result of such ownership (such approval, the “Section 203 Approval”). The agreement (other than the provisions relating to the Section 203 Approval and certain miscellaneous provisions) terminated pursuant to its termination provisions after funds affiliated with the Covered Persons sold 16.2 million shares of our Common Stock on January 15, 2014, thereby decreasing the Covered Persons’ beneficial ownership to less than 25% of the outstanding voting power of the Company as of that date. The terminated provisions of the agreement included provisions restricting the Covered Persons in the following areas: (i) beneficial ownership of Company voting securities; (ii) solicitation of proxies or submission of a proposal for the vote of stockholders under certain circumstances; (iii) certain affiliate transactions with the Company; and (iv) voting of certain Company voting securities.

On August 1, 2012, the Company and TASCO, LLC, an affiliate of Trian Partners, entered into an amended and restated aircraft lease agreement, which provided that the Company would lease a corporate aircraft to TASCO, LLC on an exclusive basis through January 5, 2014. Under the lease agreement, all expenses related to the ownership, maintenance and operation of the aircraft were paid by TASCO, LLC, subject to certain limitations and termination rights. The lease agreement expired in accordance with its terms on January 5, 2014 without any limitation or termination provisions being invoked, and the parties did not extend or renew the lease agreement. The Company sold the corporate aircraft to a third party in March 2014.

62        The Wendy’s Company 2015 Proxy Statement

On April 1, 2011, the Company, through a wholly-owned subsidiary, entered into an aircraft management and lease agreement with CitationAir, a subsidiary of Cessna Aircraft Company, pursuant to which the Company leased a corporate aircraft to CitationAir to use as part of its Jet Card program fleet. The agreement expired in accordance with its terms on March 24, 2014, and the parties did not extend or renew the agreement. The Company entered into the agreement as a means of offsetting the cost of owning and operating the corporate aircraft by receiving revenue from third parties’ use of such aircraft. Under the terms of the agreement, the Company paid annual management and flight crew fees to CitationAir and reimbursed CitationAir for maintenance costs and fuel usage related to the corporate aircraft. In return, CitationAir paid a negotiated fee to the Company based on the number of hours that the corporate aircraft was used by Jet Card members. This fee was reduced based on the number of hours that (i) the Company used other aircraft in the Jet Card program fleet and (ii) Jet Card members who are affiliated with the Company used the corporate aircraft or other aircraft in the Jet Card program fleet. During the first quarter of 2014, the Company paid less than $0.1 million in the aggregate to CitationAir pursuant to the agreement. The Company’s participation in the agreement reduced the aggregate costs that the Company would have otherwise incurred in connection with owning and operating the corporate aircraft. Under the terms of the agreement, the Company’s directors had the opportunity to become Jet Card members and to use aircraft in the Jet Card program fleet at the same negotiated fee paid by the Company as provided for under the agreement. During the first quarter of 2014, Messrs. Peltz, May and Garden, and members of their immediate families, used their Jet Card agreements for business and personal travel on aircraft in the Jet Card program fleet. Trian Partners paid CitationAir directly, and the Company received credit from CitationAir, for charges related to such travel (approximately $0.4 million in the aggregate). The Company sold the corporate aircraft to a third party in May 2014.

On March 4, 2013, Quality Supply Chain Co-op, Inc., the Company’s independent purchasing co-op (“QSCC”), entered into an equipment supplier operation agreement with a subsidiary of OfficeMax Incorporated (“OfficeMax”) providing for the purchase of office supply products and services for the Wendy’s system (the “OfficeMax Agreement”). Effective November 5, 2013, OfficeMax merged with and into Office Depot, Inc. (“Office Depot”). Roland C. Smith, who served as a director of the Company until May 28, 2014, was appointed as Chairman and Chief Executive Officer of Office Depot effective November 12, 2013. During 2014, the Company, through QSCC, paid approximately $0.2 million to OfficeMax and Office Depot for the purchase of office supply products and services for Company-operated restaurants.

On March 24, 2014, the Company through a wholly-owned subsidiary, completed the sale of 40 Company-operated restaurants in the Phoenix, Arizona market to Arizona Restaurant Company, LLC (“ARC”) as part of the Company’s System Optimization initiative. John N. Peters, who served as the Company’s Senior Vice President – North America Operations until his retirement on March 10, 2014, is a 10% owner and manager of ARC. Pursuant to an Asset Purchase Agreement dated November 20, 2013 and related transaction documents: (i) the Company sold to ARC substantially all of the assets (other than real property) used in the operation of the restaurants for an aggregate purchase price of approximately $21.0 million (including inventory, cash banks and franchise and development fees), subject to adjustment as set forth in the agreement; (ii) the Company and ARC entered into lease and sublease agreements with respect to the real property and buildings for the restaurants; and (iii) ARC agreed to develop five new restaurants and complete Image Activation remodels at seven existing restaurants following the closing. During 2014, the Company received approximately $8.1 million in royalty revenue and rental income from ARC.

To the extent required by the terms of the Audit Committee’s charter and the RPT Policy, each of the related person transactions described above was reviewed and approved or ratified by the Audit Committee, which determined that such transaction was in, or not inconsistent with, the best interests of the Company and its stockholders. The OfficeMax Agreement was not subject to review or approval by the Audit Committee because it was entered into before Mr. Smith became an executive officer and director of Office Depot.

        The Wendy’s Company 2015 Proxy Statement        63

AUDIT COMMITTEE REPORT*

In accordance with its written charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, and assists the Board of Directors in its oversight of the accounting, audit and financial reporting practices of the Company. The Audit Committee is composed of five members who satisfy the independence and financial literacy requirements of NASDAQ and Section 10A of the Exchange Act. The Company’s management is responsible for the Company’s financial reporting process and for preparing the Company’s financial statements, and the Company’s outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to the Committee and on the representations made by management and the independent registered public accounting firm that the Company’s financial statements have been prepared in conformity with generally accepted accounting principles.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 28, 2014 with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee also discussed with Deloitte & Touche LLP all matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee, with and without management present, reviewed and discussed the results of Deloitte & Touche LLP’s examination of the Company’s financial statements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 28, 2014, and Deloitte & Touche LLP is required to prepare an attestation report with respect to the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 28, 2014, and reviewed and discussed with Deloitte & Touche LLP its report as to the effectiveness of the Company’s internal control over financial reporting. Management’s report and Deloitte & Touche LLP’s report are each included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2014.

The Audit Committee received from Deloitte & Touche LLP a written statement regarding all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP’s independence, consistent with applicable requirements of the Public Company Accounting Oversight Board regarding an independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte & Touche LLP any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche LLP’s independence. The Audit Committee also considered whether the provision of services by Deloitte & Touche LLP to the Company not related to the audit of the Company’s annual financial statements referred to above or to the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q is compatible with maintaining Deloitte & Touche LLP’s independence.

Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibilities described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014.

The Audit Committee:

Joseph A. Levato (Chairman)

J. Randolph Lewis

Peter H. Rothschild

David E. Schwab II

Jack G. Wasserman

*

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

64        The Wendy’s Company 2015 Proxy Statement

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2010 OMNIBUS AWARD PLAN AND

REAPPROVAL OF THE PERFORMANCE GOALS UNDER THE 2010 OMNIBUS AWARD PLAN

(Item 2 on the Company’s Proxy Card)

The Board of Directors has previously adopted and our stockholders have previously approved The Wendy’s Company 2010 Omnibus Award Plan (formerly known as the Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan, and referred to in this proposal as the “2010 Plan”). Subject to the approval of our stockholders, the Board of Directors on April 10, 2015 adopted an amendment (the “Amendment”) to the 2010 Plan to: (i) increase the number of shares of Common Stock available for issuance under the 2010 Plan; (ii) impose annual limits on the value of awards that can be issued to non-employee directors under the 2010 Plan for service on the Board; and (iii) make certain administrative changes to the 2010 Plan regarding the designation of beneficiaries. In this proposal, we are asking our stockholders to approve the 2010 Plan, as proposed to be amended by the Amendment, and to reapprove the material terms of the performance goals for performance-based awards under the 2010 Plan pursuant to Section 162(m) of the Internal Revenue Code.

The Board of Directors recommends a vote FOR the approval of the Amendment and the reapproval of the material terms of the performance goals under the 2010 Plan.

Highlights of the Amendment

The Amendment makes three changes to the 2010 Plan:

Increase in share authorization. We are proposing to increase the maximum aggregate number of shares of Common Stock available for grant under the 2010 Plan by 20,000,000 shares of Common Stock. As of April 2, 2015, the record date for the Annual Meeting (and excluding the proposed share increase), 25,586,019 shares of Common Stock remained available for future grants of awards under the 2010 Plan.

Limitation on awards granted to non-employee directors for service on the Board. We are proposing to add a limit so that the aggregate amount of awards that a non-employee director may be granted under the 2010 Plan for a single fiscal year, solely with respect to his or her service on the Board, may not exceed $350,000. The $350,000 limit will be based on (i) the aggregate value of all awards denominated in cash and (ii) the fair market value of all awards denominated in Common Stock, in each case determined on the date of grant. If a non-employee director elects to receive fees otherwise payable in cash in an award or awards denominated in Common Stock, then such fees and the award or awards received in lieu thereof shall not count against the $350,000 limit.

Designation of beneficiaries. We are proposing to amend the 2010 Plan to provide that a participant may file with the Company (instead of the Compensation Committee) a written designation of a beneficiary to receive any amounts due and payable under the plan upon the participant’s death. Additionally, if no beneficiary designation is filed by a participant, then the participant’s estate (instead of the participant’s spouse) shall be deemed the beneficiary. These changes are designed to simplify administration of the 2010 Plan for the Company and plan participants.

Section 162(m) Reapproval

Approval of this proposal will also constitute reapproval of the material terms of the performance goals under the 2010 Plan for purposes of Section 162(m) of the Internal Revenue Code. This will have the effect of extending the period (which would otherwise expire at the Annual Meeting) during which the Company may grant awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code to June 1, 2020, the fifth anniversary of the date of the Annual Meeting. Section 162(m) of the Internal Revenue Code generally does not allow a publicly held company to obtain tax deductions for compensation of more than $1,000,000 paid in any year to its chief executive officer, or any of its other three most highly compensated executive officers (other than its chief financial officer), unless such payments are “performance-based” in accordance with conditions specified under Section 162(m). We have in the past and we specifically reserve our right in the future to pay compensation that is not deductible under Section 162(m) of the Internal Revenue Code.

Our executive officers and directors (including our director nominees) have an interest in this proposal as they would be eligible to receive awards under the 2010 Plan.

        The Wendy’s Company 2015 Proxy Statement        65

Reasons Why You Should Vote in Favor of the Amendment and the Reapproval of the Material Terms of the Performance Goals under the 2010 Plan

The Board of Directors recommends a vote for the approval of the Amendment and the reapproval of the material terms of the performance goals under the 2010 Plan and believes the 2010 Plan is in the best interests of the Company and our stockholders for the following reasons:

•

Attracts and retains talent. Talented employees, executives and directors are essential to the successful execution of our business strategies. The purpose of the 2010 Plan is to enable the Company to attract and retain key personnel and to provide our employees, executives and directors with an opportunity to acquire and maintain an equity interest in the Company and to receive incentive opportunities tied to our annual and long-term performance.

•

Motivates and rewards key personnel. The 2010 Plan supports our business objectives by linking the compensation of key personnel to individual and Company performance, as well as the value of our Common Stock. Our compensation program currently provides for (i) annual cash incentives that motivate and reward key personnel to achieve our annual business objectives and (ii) long-term equity incentives that motivate and reward key personnel to achieve our multi-year business objectives and to drive the long-term value of our Common Stock.

•

Aligns with stockholder interests. The 2010 Plan provides for the grant of equity incentive awards to eligible participants, including awards that are based on the long-term value of our Common Stock and the achievement of strategic performance goals over a specified performance period. These awards encourage key personnel to focus on the Company’s long-term performance and increase their investment in the Company. If the Amendment is approved and the material terms of the performance goals are reapproved, we will be able to maintain our primary means of aligning the interests of our employees, executives and directors with the interests of our stockholders.

•

Performance-based. The 2010 Plan is generally intended to provide incentive compensation and performance compensation awards that qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

Summary of Sound Governance Features of the 2010 Plan

The Board of Directors and the Compensation Committee believe the 2010 Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•

Will not be excessively dilutive to our stockholders. In considering the proposed share increase to the 2010 Plan, the Board of Directors and the Compensation Committee considered various factors, including potential dilution, potential burn rate, and historical grant practices. The Company also received advice from management’s independent outside compensation consultant, Towers Watson, regarding the equity grant practices of other companies and the equity plan voting policies of certain proxy advisory firms.

As of April 2, 2015, 25,586,019 shares of Common Stock remained available for issuance under the 2010 Plan, and the Company had 364,939,682 shares of Common Stock outstanding. The following table illustrates the potential dilutive impact of the additional shares of Common Stock being requested under the Amendment.

Share Authorization (shares in millions)
	Total Shares Available	Potential Equity Dilution(1)
Shares available for future awards as of April 2, 2015	25.6	6.55%
Requested increase to shares available for future awards	20.0	5.20%
Shares available for future awards if the Amendment is approved	45.6	11.10%

(1)

Potential equity dilution is calculated by dividing the number of shares in the “Total Shares Available” column by the sum of (i) the number of shares outstanding as of April 2, 2015 and (ii) the number of shares in the “Total Shares Available” column.

Based on our historical grant practices and our current stock price, the Company estimates that the proposed share increase will secure an adequate number of shares of Common Stock to fund awards under the 2010 Plan for approximately five years. During fiscal 2012, 2013 and 2014, the Company granted an

66        The Wendy’s Company 2015 Proxy Statement

average of approximately 7.0 million shares per year (or approximately 9.3 million shares as adjusted to reflect the multiplier of 2.5:1 per share for all awards granted under the 2010 Plan other than options and stock appreciation rights (“SARs”)). The Company believes that the proposed share increase represents a reasonable amount of potential equity dilution, which will allow us to continue awarding long-term equity incentive awards, an important component of our overall compensation program.

The following table provides information regarding our annual burn rate over the past three fiscal years.

Burn Rate (shares in millions)
Year	Awards Granted(1)	Weighted Average Basic Shares Outstanding	Burn Rate(2)
2014	9.9	370.1	2.67%
2013	8.6	392.6	2.18%
2012	9.5	390.2	2.44%

(1)

Includes stock options, restricted stock, restricted stock units and performance units. For performance units, includes the number of shares actually vested and delivered upon achievement of the applicable performance goals. All restricted stock, restricted stock units and performance units are adjusted using a multiplier of 2.5:1 per share pursuant to the terms of the 2010 Plan.

(2)	Burn rate is calculated by dividing the number of awards granted by our weighted average basic shares outstanding.

•

No “evergreen” provision. The number of shares of Common Stock available for issuance under the 2010 Plan is fixed and will not adjust based upon the number of shares of Common Stock outstanding. Based on our historical grant practices and our current stock price, we estimate that the number of shares authorized for issuance under the 2010 Plan (giving effect to the Amendment) will be sufficient to provide for future awards for approximately five years, at which time we would expect to ask our stockholders to approve an additional share authorization.

•

Stock option exercise prices and SAR grant prices may not be lower than the fair market value on the date of grant. The 2010 Plan prohibits granting stock options with exercise prices and SARs with grant prices lower than the fair market value of a share of Common Stock on the date of grant, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

•

No repricing or exchange without stockholder approval. The 2010 Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.

•

Minimum vesting and performance period requirements. The 2010 Plan provides that (i) any stock options, SARs, restricted stock awards and certain other stock-based awards granted under the plan shall vest no more rapidly than ratably over a three-year period following the date of grant and (ii) any performance-based stock-based awards granted under the plan shall have a minimum performance period of one year, in each case except with respect to up to 5% of the shares authorized under the plan.

•

“Double-Trigger” vesting. Awards granted under the 2010 Plan are subject to “double-trigger” vesting requirements in the event of a “change in control” of the Company, unless otherwise provided by the Compensation Committee. This means that, in order for a participant’s outstanding awards to be accelerated and become vested upon a “change in control,” the participant must be terminated without “cause” or for “good reason” within 12 months following the “change in control.”

•

“Clawback” provisions. The 2010 Plan contains “clawback” provisions, which provide that the Compensation Committee may include in an award, that if a participant is determined by the Committee to have violated a non-compete, non-solicit, non-disclosure or other agreement or taken action that would constitute an “detrimental activity,” as that term is defined in the plan, all rights of the participant under the plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Committee may require the participant to surrender and return to the Company any shares received, and/or to repay any profits or any other economic value made or realized.

        The Wendy’s Company 2015 Proxy Statement        67

Summary of the 2010 Plan Features

The following summary of the material features of the 2010 Plan assumes that the Amendment is approved by our stockholders at the Annual Meeting, and is qualified in its entirety by reference to the complete text of the 2010 Plan and the Amendment, copies of which are attached hereto as Annex B.

Administration. The Compensation Committee (or the Performance Compensation Subcommittee, if necessary for compliance with Section 162(m) of the Internal Revenue Code) administers the 2010 Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2010 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the plan. The Compensation Committee has full discretion to administer and interpret the 2010 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any employees, directors, officers or consultants of the Company or its subsidiaries or their respective affiliates are eligible for awards under the 2010 Plan. The Compensation Committee has the sole and complete authority to determine who receives awards under the 2010 Plan. Additional employees of certain designated foreign subsidiaries of the Company are also eligible for awards under separate “Sub Plans.” As of April 2, 2015, 10 non-employee directors and approximately 31,200 employees were eligible to participate in the 2010 Plan.

Number of shares authorized. The 2010 Plan provides for an aggregate of 95,000,000 shares of Common Stock to be available for awards under the plan and any Sub Plans (plus the number of shares subject to awards outstanding under Prior Plans (as defined in the plan) as of May 27, 2010, but only to the extent that such awards are forfeited, expire or otherwise terminate without the issuance of such shares). Under the terms of the 2010 Plan, (i) any shares of Common Stock subject to awards other than options or SARs shall be counted against this limit as 2.5 shares of Common Stock for every one share of Common Stock granted, and (ii) any shares of Common Stock subject to awards of options or SARs shall be counted against this limit as one share of Common Stock for every one share of Common Stock granted. No more than 10,000,000 shares of Common Stock may be issued to any participant during any single year with respect to incentive stock options under the 2010 Plan. No participant may be granted awards of options and SARs with respect to more than 10,000,000 shares of Common Stock in any one year. No more than 4,000,000 shares of Common Stock may be granted under the 2010 Plan to any participant during any single fiscal year with respect to performance compensation awards in any one performance period.

The maximum amount payable for an individual employee or officer under the 2010 Plan for any single year during a performance period is $5,000,000 (with respect to each year if the performance period is more than one year). The aggregate value of awards granted to any one non-employee director for any single fiscal year, solely with respect to his or her service on the Board, may not exceed $350,000 based on (x) the aggregate value of all awards denominated in cash and (y) the fair market value of all awards denominated in Common Stock, in each case as determined on the date of grant (provided that with respect to non-employee director fees payable in cash, if a non-employee director elects to receive such fees in an award or awards denominated in Common Stock, then such fees and the award or awards received in lieu thereof shall not count against such $350,000 limit.

Shares of Common Stock subject to awards are generally unavailable for future grant; provided, that no shares shall be deemed to have been used in settlement of a SAR that settles only in cash (provided that in no event shall any such shares increase the number of shares of Common Stock that may be delivered pursuant to incentive stock options granted under the 2010 Plan). If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2010 Plan, the number of shares covered by awards then outstanding under the plan, the limitations on awards under the plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Change in capitalization. If there is a change in the Company’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment is necessary or appropriate, then the Committee can make adjustments in a manner that it deems equitable.

Awards available for grant. The Compensation Committee may grant awards of non-qualified stock options, incentive stock options, SARs, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Awards may be granted under the 2010 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”).

68        The Wendy’s Company 2015 Proxy Statement

Stock options. The Compensation Committee is authorized to grant options to purchase shares of Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422. All options granted under the 2010 Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the 2010 Plan shall be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2010 Plan, the exercise price of the options shall not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2010 Plan shall be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2010 Plan shall be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder); provided that, if the term of a non-qualified option would expire at a time when trading in shares of our Common Stock is prohibited by the Company’s securities trading policy, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or in shares of Common Stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest) or by such other method as the Compensation Committee may permit in its sole discretion, including: (i) by withholding or surrender of the minimum number of shares of Common Stock otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes; (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism; or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes.

Stock appreciation rights. The Compensation Committee is authorized to award SARs under the 2010 Plan. SARs shall be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2010 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of Common Stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be subject to terms established by the Compensation Committee and reflected in the award agreement.

Effect of termination of employment or service on options and SARs. Unless otherwise provided by the Compensation Committee, in the event of (i) the termination of a participant’s employment or service by the Company without “cause” or by the participant for “good reason,” in each case within 12 months following a “change in control,” or (ii) the termination of a participant’s employment or service due to death or “disability,” all of the participants’ outstanding unvested options and SARs shall become immediately vested and exercisable; provided, that in the event the vesting or exercisability of any option or SAR would otherwise be subject to the achievement of performance conditions, the portion of any such option or SAR that shall become fully vested and immediately exercisable shall be based on (A) actual performance through the date of termination as determined by the Committee or (B) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service. Unless otherwise provided by the Compensation Committee, in the event of (I) the termination of a participant’s employment or service by the Company for “cause,” all outstanding unvested options and SARs immediately terminate and expire, (II) the termination of a participant’s employment or service due to death or “disability,” after taking into account any accelerated vesting under the preceding sentence, each outstanding unvested option and SAR granted to such participant shall immediately terminate and expire, and each outstanding vested option and SAR shall remain exercisable for one year thereafter, and (III) the termination of a participant’s employment or service for any other reason, after taking in to account any accelerated vesting under the preceding sentence, each outstanding unvested option and SAR shall immediately terminate and expire, and each outstanding vested option and SAR shall remain exercisable for 90 days thereafter.

Restricted stock. The Compensation Committee is authorized to award restricted stock under the 2010 Plan. Awards of restricted stock shall be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period, such period to equal (i) in the case of time-based vesting awards,

        The Wendy’s Company 2015 Proxy Statement        69

ratably over at least three years, and (ii) in the case of performance-based vesting awards, at least one year, in each case except with respect to awards representing up to 5% of the 2010 Plan’s share pool and for Substitute Awards (the “Minimum Vesting Condition”).

Restricted stock unit awards. The Compensation Committee is authorized to award restricted stock unit awards under the 2010 Plan. Restricted stock unit awards shall be subject to the terms and conditions established by the Compensation Committee. Unless otherwise provided by the Compensation Committee, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committee, the participant will receive a number of shares of Common Stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee. Grants of restricted stock units that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock, either in cash or (at the sole discretion of the Compensation Committee) in shares of Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled.

Other stock-based awards. The Compensation Committee is authorized to grant (i) awards of unrestricted shares of Common Stock, (ii) rights to receive grants of awards at a future date or (iii) other awards denominated in shares of Common Stock under the 2010 Plan on such terms and conditions as the Committee may determine and as set forth in the applicable award agreement. Grants of other stock-based awards that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition.

Effect of termination of employment or service on restricted stock, restricted stock units and other stock-based awards. Unless otherwise provided by the Compensation Committee, in the event of (i) the termination of a participant’s employment or service by the Company without “cause” or by the participant for “good reason,” in each case within 12 months following a “change in control,” or (ii) the termination of a participant’s employment or service due to death or “disability,” all of the participant’s outstanding restricted stock, restricted stock units and other stock-based awards shall become immediately vested and the restrictions thereon shall lapse; provided, that in the event the vesting of or lapse of restrictions on any restricted stock, restricted stock unit or other stock-based award would otherwise be subject to the achievement of performance conditions, the portion of any such restricted stock, restricted stock unit or other stock-based award that shall become fully vested and free from such restrictions shall be based on (A) actual performance through the date of termination as determined by the Compensation Committee or (B) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

Performance compensation awards. The Compensation Committee may grant any award under the 2010 Plan in the form of a “Performance Compensation Award” by conditioning the vesting of the award on the satisfaction of certain “Performance Goals.” The Compensation Committee may establish these Performance Goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

•	gross or net operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

70        The Wendy’s Company 2015 Proxy Statement

•	expense targets or cost reduction goals, general and administrative expense savings;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	inventory control;

•	enterprise value;

•	sales;

•	stockholder return;

•	client retention;

•	competitive market metrics;

•	employee retention;

•	timely completion of new product rollouts;

•	timely launch of new facilities;

•	measurements related to a new purchasing “co-op”;

•

objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets);

•	system-wide revenues;

•	royalty income;

•	same store sales (comparable sales), comparisons of continuing operations to other operations (such as a new purchasing “co-op”);

•	market share;

•	new store openings (gross or net) or store remodelings;

•	cost of capital, debt leverage year-end cash position or book value;

•

strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or

•	any combination of the foregoing.

Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on a relative or absolute basis to measure the performance of the Company and/or its affiliates or any divisions, operation, or business units, product lines, brands, business segment, administrative departments or combination thereof, as the Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparable companies or a published or special index that the Compensation Committee deems appropriate or to various stock market indices. The Compensation Committee also may provide for accelerated vesting of any award based on the achievement of Performance Goals. Any award that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code shall be granted, and Performance Goals for such an award shall be established, by the Compensation Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m); provided that the outcome is substantially uncertain at the time the Committee establishes the Performance Goal; and provided further that in no event will a Performance Goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved.

The Compensation Committee may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Internal Revenue Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in ASC Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other

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specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (i) the Performance Goals for such period are achieved and (ii) all or some of the portion of such participant’s Performance Compensation Award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the 2010 Plan) to such Performance Goals; provided, however, that, in the event of (I) the termination of a participant’s employment or service by the Company without “cause” or by the participant for “good reason,” in each case within 12 months following a “change in control,” or (II) the termination of a participant’s employment or service due to death or “disability,” the participant shall receive payment in respect of a Performance Compensation Award based on (A) actual performance through the date of termination as determined by the Compensation Committee or (B) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee (but not to the extent that using the assumed achievement of target performance would cause Section 162(m) of the Internal Revenue Code to result in the loss of the deduction of the compensation payable in respect of such award for any participant reasonably expected to be a “covered employee” within the meaning of Section 162(m)), in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendment. The 2010 Plan was approved by our stockholders on May 27, 2010 and has a term of ten years. The Board of Directors may amend, suspend or terminate the 2010 Plan at any time; however, stockholder approval to amend the plan may be necessary if applicable laws or stock exchange rules so require. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Committee may not cancel any outstanding option and replace it with a new option (with a lower option price) or cancel any SAR and replace it with a new SAR (with a lower strike price), and (iii) no option or SAR may be exchanged for cash or another award. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above for any action specifically permitted by Section 12 (Changes in Capital Structure and Similar Events) of the 2010 Plan. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without stockholder approval.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2010 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Internal Revenue Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock options. The Internal Revenue Code requires that, for treatment of an option as an incentive stock option, shares of Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in

72        The Wendy’s Company 2015 Proxy Statement

connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

Restricted stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Internal Revenue Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. If the participant made an election under Section 83(b) of the Internal Revenue Code, the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

Restricted stock units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Internal Revenue Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and any of its other three most highly compensated executive officers (excluding its chief financial officer), subject to certain exceptions. The 2010 Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2010 Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Internal Revenue Code.

        The Wendy’s Company 2015 Proxy Statement        73

New Plan Benefits

Awards under the 2010 Plan are granted in the discretion of the Compensation Committee (or the Performance Compensation Subcommittee, if necessary for compliance with Section 162(m) of the Internal Revenue Code). As such, it is not possible at this time to determine the type, number, recipients or other terms of awards to be granted in the future.

In accordance with SEC rules, the table below indicates the aggregate number of stock options granted under the 2010 Plan since its adoption on May 27, 2010 to each named executive officer, each director nominee, all current executive officers as a group, all current directors (other than executive officers) as a group, and all current employees (other than executive officers) as a group. As of April 2, 2015, there were (i) 15,279,375 shares subject to stock options outstanding under the 2010 Plan, with a weighted average exercise price of $6.69 and a weighted average remaining term of 8.06 years. As of April 2, 2015, the closing price of our Common Stock was $10.93 per share.

Name and Principal Position	Stock Options
Named executive officers:
Emil J. Brolick (President and Chief Executive Officer)	3,062,550
Todd A. Penegor (Executive Vice President, Chief Financial Officer and International)	583,787
Robert D. Wright (Executive Vice President and Chief Operating Officer)	109,110
Craig S. Bahner (Former Chief Marketing Officer)	544,297
R. Scott Toop (Senior Vice President, General Counsel and Secretary)	644,144
Director nominees (other than Mr. Brolick, listed above):
Nelson Peltz	—
Peter W. May	—
Edward P. Garden	—
Janet Hill	—
Joseph A. Levato	—
J. Randolph Lewis	—
Mich J. Mathews-Spradlin	—
Peter H. Rothschild	—
David E. Schwab II	—
All executive officers as a group (8 persons)	5,744,991
All directors (other than executive officers) as a group (10 persons)	—
Each associate of any such directors, executive officers or director nominees	—
Each other person who received 5% of the aggregate number of stock options granted	—
All employees (other than executive officers) as a group (177 persons)	9,354,984

Required Vote

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2010 OMNIBUS AWARD PLAN AND REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2010 OMNIBUS AWARD PLAN

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PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 3 on the Company’s Proxy Card)

The Audit Committee has determined to appoint Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for fiscal 2015. The Company’s stockholders are being asked to ratify the appointment of Deloitte at the Annual Meeting. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to the engagement of the independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance.

A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte is not ratified at the Annual Meeting, the Audit Committee may consider, in its sole discretion, the selection of another accounting firm.

Independent Registered Public Accounting Firm Fees

The following table shows the fees billed (or expected to be billed) for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the fiscal years ended December 28, 2014 and December 29, 2013, and for other services rendered by Deloitte during fiscal 2014 and fiscal 2013.

	Fiscal 2014	Fiscal 2013
Audit fees(1)	$2,464,833	$2,279,405
Audit-related fees(2)	20,000	25,000
Tax fees(3)	60,706	36,340
All other fees(4)	6,825	4,969

Total	$2,552,364	$2,345,714

(1)

For both fiscal 2014 and fiscal 2013, includes fees associated with the integrated audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q, stand-alone audits of certain of the Company’s subsidiaries, statutory audits required internationally and audits of certain strategic initiatives, including the sale of Company-operated restaurants to franchisees pursuant to the Company’s System Optimization initiative. For fiscal 2014, also includes fees associated with the Company’s adoption of the 2013 COSO Framework.

(2)	For both fiscal 2014 and fiscal 2013, includes fees associated with audits of the Company’s 401(k) plan.

(3)	For both fiscal 2014 and fiscal 2013, includes fees for professional services related to tax compliance, tax advice and tax planning, including the preparation of international income tax returns.

(4)

For both fiscal 2014 and fiscal 2013, includes the Company’s subscription to Deloitte’s online library of accounting and financial disclosure literature and the Company’s attendance at Deloitte’s national tax training seminar.

As discussed above under the caption “Audit Committee Report,” during fiscal 2014, the Audit Committee: (i) discussed with Deloitte any relationships that may have an impact on Deloitte’s objectivity and independence; (ii) satisfied itself as to Deloitte’s independence; and (iii) considered whether the provision of services by Deloitte that were not related to the audit of the Company’s annual financial statements or to the reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q was compatible with maintaining Deloitte’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a Policy Relating to Pre-Approval of Audit and Permitted Non-Audit Services (the “Pre-Approval Policy”) that requires the Committee to pre-approve all services provided by the Company’s independent registered public accounting firm to the Company and its subsidiaries. In general, predictable and recurring covered services, together with the related fees, may be approved by the Audit Committee on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered services, provided that the pre-approval is sufficiently detailed to identify the scope of service to be provided. The Pre-Approval Policy sets forth a list of covered services that may be pre-approved by class on an annual basis. Covered services that are not pre-approved by class must be pre-approved on an individual basis by the Audit Committee.

        The Wendy’s Company 2015 Proxy Statement        75

Any engagement of the independent registered public accounting firm to perform pre-approved “tax” or “all other” services must be reported by management to the Audit Committee at its first scheduled meeting following the engagement. The total payments that may be made with respect to “tax” or “all other” services that have been pre-approved by class may not exceed $200,000 per year. Once the $200,000 threshold has been met in any year, any additional “tax” or “all other” services (including any additional payments for “tax” or “all other” services that were previously pre-approved) must be pre-approved on an individual basis unless otherwise authorized by the Audit Committee.

The Audit Committee will establish fee levels or limits for covered services that are pre-approved on a class basis not less frequently than annually. Any covered services for which the estimated fees would cause the total fees for that class of services to exceed the applicable fee limit must be specifically approved by the Audit Committee. For services that are approved by the Audit Committee on an individual basis, the Committee will indicate an approval fee level or limit at the time of approval. The Audit Committee periodically reviews a schedule prepared by management showing the fees paid and estimated to be paid to the independent registered public accounting firm during the fiscal year for each covered service that was or is being provided by the firm.

The Pre-Approval Policy permits the Audit Committee to delegate pre-approval authority to one or more of its members, provided that (i) the aggregate estimated fees for any covered service approved by delegates may not exceed $100,000 for any applicable fiscal year and (ii) the aggregate estimated fees for all covered services approved by delegates during any fiscal year may not exceed $1,000,000. Any pre-approval granted by delegates must be reported to the Audit Committee at its next scheduled meeting.

In considering whether to grant pre-approval, the Audit Committee considers the nature and scope of the proposed service in light of applicable legal and regulatory requirements, including the rules and regulations promulgated by the SEC and the PCAOB with respect to auditor independence. The Audit Committee retains discretion to prohibit services that, in its view, may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm.

All of the services provided to the Company by Deloitte during fiscal 2014 were pre-approved by the Audit Committee or its delegates in accordance with the terms of the Pre-Approval Policy.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015

76        The Wendy’s Company 2015 Proxy Statement

PROPOSAL 4

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

(Item 4 on the Company’s Proxy Card)

In accordance with Section 14A of the Exchange Act, we provide our stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our named executive officers. We encourage stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in detail how our fiscal 2014 executive compensation program was designed and implemented to achieve our overall compensation objectives. Stockholders also should review the “Fiscal 2014 Summary Compensation Table” included in this Proxy Statement, as well as the related compensation tables, notes and narrative, which provide detailed information regarding the compensation of our named executive officers for 2014.

Our executive compensation program is designed to support the Company’s business objectives by linking executive pay to individual performance and the Company’s attainment of annual and multi-year operating and financial goals, as well as the creation of long-term stockholder value. The design of our executive compensation program also supports the Company’s commitment to protecting stockholder interests through a wide array of sound compensation governance practices.

The primary objectives of our executive compensation program are to:

•	Attract and retain highly-qualified executives

•	Motivate and reward executives for achieving individual and Company performance goals and objectives

•	Align the interests of executives with the interests of stockholders

Under our executive compensation program, a substantial portion of the total compensation for senior executives is variable (i.e., “at risk”) and tied to Company performance. During 2014, performance-based incentives constituted the most significant portion of total direct compensation for our Chief Executive Officer (84%) and our other named executive officers (69%). This “pay-for-performance” philosophy aligns executive pay with the Company’s business objectives and ensures that executives are responsive and accountable to stockholder interests.

The primary components of our executive compensation program are set forth in the table below.

Component	Primary Purpose
Base Salary	Attract and retain highly-qualified executives by providing an appropriate level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive
Annual Cash Incentive Compensation	Align executive pay with individual and Company performance by motivating and rewarding executives over a one-year time frame based on the achievement of strategic business and financial objectives
Long-Term Equity Incentive Compensation

Align the interests of executives with the interests of stockholders and retain highly-qualified executives by motivating and rewarding executives over a multi-year time frame based on the performance of our Common Stock and the achievement of strategic business and financial objectives

The Company made significant strategic and financial progress during 2014 by improving our core economic model, transforming the Wendy’s brand, strengthening the Wendy’s system and enhancing stockholder value. The Company achieved significant year-over-year improvements in our key performance metrics – same restaurant sales growth, adjusted EBITDA and adjusted earnings per share – and delivered three-year total stockholder return of 79%. At the same time, total reported compensation for our Chief Executive Officer declined by 6% from the prior year, and the overall compensation of our executives remained competitive with the market and the restaurant industry. We believe this strong pay and performance alignment demonstrates that our executive compensation program is effectively designed and implemented to serve the best interests of the Company and our stockholders.

After considering the foregoing information, together with the more detailed information regarding our executive compensation program set forth in this Proxy Statement, the Company proposes that stockholders approve the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” the “Fiscal 2014 Summary Compensation Table” and the related compensation tables, notes and narrative included in this Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders.”

        The Wendy’s Company 2015 Proxy Statement        77

The vote on this resolution is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee. However, to the extent there is a significant vote against our executive compensation program as disclosed in this Proxy Statement, the Compensation Committee will consider whether to implement, or recommend to the Board of Directors the implementation of, any modifications to the Company’s compensation programs and policies in response to such vote.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

78        The Wendy’s Company 2015 Proxy Statement

PROPOSAL 5

STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN

(Item 5 on the Company’s Proxy Card)

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, owner of at least $2,000 worth of our Common Stock, has notified the Company that he intends to propose the following resolution at the Annual Meeting. Mr. Steiner’s proposed resolution and supporting statement are reproduced verbatim below from his letter to the Company dated October 13, 2014. The Company takes no responsibility for the accuracy of Mr. Steiner’s statements.

Proposal 5 – Independent Board Chairman

Resolved: The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it did not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

The role of the CEO and management is to run the company. The role of the Board of Directors is to provide independent oversight of management and the CEO. There is a potential conflict of interest for a CEO to be her/his own overseer as Chair while managing the business.

The combination of these two roles in a single person weakens a corporation’s governance structure, which can harm shareholder value.

As Intel’s former chair Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?”

Shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board empowering strong Board leadership. The primary duty of a Board of Directors is to oversee the management of a company on behalf of shareholders. A combined CEO / Chair creates a potential conflict of interest, resulting in excessive management influence on the Board and weaker oversight of management.

Numerous institutional investors recommend separation of these two roles. For example, California’s Retirement System CalPERS’ Principles & Guidelines encourage separation, even with a lead director in place.

Chairing and overseeing the Board is a time intensive responsibility. A separate Chair also frees the CEO to manage the company and build effective business strategies.

Many companies have separate and/or independent Chairs. An independent Chair is the prevailing practice in the United Kingdom and many international markets and is an increasing trend in the U.S. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. This proposal topic, sponsored by Ray T. Chevedden, won 55% support at Sempra Energy. This proposal topic also won 45% support at the Wendy’s 2014 annual meeting.

Please vote to enhance shareholder value:

Independent Board Chairman – Proposal 5

Management’s Response

The Board of Directors recommends a vote AGAINST this proposal.

The Company has considered this proposal and believes it is not in the best interests of the Company or its stockholders.

The Company already has a separate Chairman and Chief Executive Officer, and those positions have been filled by separate individuals for the last eight years.

Contrary to the proponent’s implications, the offices of Chairman of the Board and Chief Executive Officer have been filled by separate individuals since 2007. Nelson Peltz serves as our non-executive Chairman, and Emil J. Brolick serves as our Chief Executive Officer. The Board has carefully considered and approved its current leadership structure, and

        The Wendy’s Company 2015 Proxy Statement        79

firmly believes that this structure is appropriate and in the best interests of the Company and its stockholders, who benefit from the combined leadership, judgment, knowledge and experience of our Chairman, Mr. Peltz, and our Chief Executive Officer, Mr. Brolick.

Stockholders are best served by governance policies that provide the Board flexibility to determine the most effective leadership structure for the Company.

The Board believes that its current leadership structure allows our Chief Executive Officer to focus on developing and implementing the Company’s business strategies and objectives and supervising day-to-day business operations, and allows our Chairman to lead the Board in its oversight and advisory roles. The Board believes that separating the positions of Chairman and Chief Executive Officer provides a clear delineation of responsibilities for each position and fosters greater accountability of management. However, the Company does not have a formal policy requiring that the positions of Chairman and Chief Executive Officer be separated, or requiring that the position of Chairman be filled only by an independent director.

Pursuant to our Corporate Governance Guidelines, the Board is responsible for filling the positions of Chairman and Chief Executive Officer with the person or persons the Board deems qualified, and for removing and replacing such person or persons as and when the Board deems necessary or appropriate. The positions of Chairman and Chief Executive Officer may be filled by the same person or by different persons, and the position of Chairman may be filled by an employee director or by a non-employee director. The Board periodically reviews the Company’s leadership structure and has the authority to modify the structure as it deems appropriate given the specific circumstances then facing the Company.

The vast majority of large public companies in the U.S. do not have an independent Board Chairman. The Company believes that adopting a policy that requires an independent Chairman would unduly restrict the Board in determining the leadership structure that is in the best interests of the Company and its stockholders at any particular point in time. The Board has deep knowledge of the strategic goals of the Company, the unique opportunities and challenges facing the Company at any given time, and the various capabilities of the Company’s directors and senior management. Rather than imposing a “one-size fits all” approach to Board leadership, the Company believes that the Board is well positioned to evaluate the needs of the Company and determine the most effective leadership structure for the Company and its stockholders.

The Company’s corporate governance structure already provides effective independent oversight of management and Board accountability and responsiveness to stockholders.

The Company does not believe that a policy requiring that the Chairman be an independent director is necessary to ensure that our Board provides effective oversight of management and remains accountable to stockholders. The Company believes that the Board’s oversight and accountability are effectively maintained through the composition of the Board, including seven independent directors, the role of independent Board committees, and the strong corporate governance practices already in place at the Company.

•

Majority independent Board. As required by our Corporate Governance Guidelines, a majority of the members of the Board are “independent,” as defined under the Company’s and NASDAQ’s director independence standards. The Company believes that these independent directors possess the relevant business experience and skills to effectively oversee management.

•

Fully independent key Board committees. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are composed entirely of independent directors. This ensures that oversight of critical matters, such as the integrity of our financial statements and internal controls, the compensation of our executive officers (including our Chief Executive Officer), the nomination and evaluation of our directors, the review of related person transactions, and the development of corporate governance principles, is entrusted solely to independent directors.

•

Board authority and resources. All of our directors have the authority to suggest items for inclusion on the agenda for all Board meetings and to raise subjects that are not on the agenda for a particular meeting. Directors also have complete and open access to members of management, as well as the authority to retain independent legal, financial and other advisors as they deem appropriate. Our key Board committees regularly engage independent counsel and other advisors in carrying out their fiduciary duties.

80        The Wendy’s Company 2015 Proxy Statement

•

Regular executive sessions. Non-employee directors meet on a regular basis in executive sessions without management present, and independent directors also regularly meet on their own in executive sessions. The chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees rotate as the presiding director for the independent director executive sessions. Directors utilize the executive sessions to discuss a wide range of matters, including evaluations of the performance of the Chief Executive Officer and senior management and the effectiveness of the Board and its committees.

•

Annual election of directors. Each Board member, including the Chairman of the Board, is held directly accountable to stockholders through the annual election of all directors and majority voting in uncontested director elections. The Nominating and Corporate Governance Committee annually evaluates the qualifications of each director and recommends to the Board whether such director should be re-nominated for election by stockholders to a new one-year term.

•

Stockholder ability to call special meetings. Our Certificate of Incorporation and By-Laws give holders of record of at least 20% in voting power of our outstanding capital stock the ability to request that a special meeting of stockholders be called, subject to certain notice, information and other requirements. The Board believes that providing stockholders a meaningful ability to request special meetings is an important aspect of good corporate governance.

The Company’s current leadership structure is working effectively as evidenced by the Company’s strong financial performance and stockholder returns.

The proponent provides no evidence demonstrating (or even suggesting) that requiring an independent Board Chairman improves corporate performance or increases stockholder value. Under the Company’s current leadership structure, the Company has made significant strategic and financial progress and created substantial value for stockholders since the Board appointed Mr. Brolick as Chief Executive Officer in November 2011, with Mr. Peltz continuing to serve as non-executive Chairman. Certain of the Company’s key operating and financial results over the past three years are highlighted below.

•	Enhancing Stockholder Value

O	Returned approximately $555 million in cash to stockholders through dividends and share repurchases

O	Delivered three-year total stockholder return of 79%

O	In February 2015, the Company announced a plan to recapitalize its balance sheet and return substantial cash to stockholders during 2015

•	Improving Economic and Brand Relevance

O

Delivered adjusted EBITDA growth of 19% to $393 million and adjusted earnings per share growth of 127% to $0.34, despite selling approximately 450 Company-operated restaurants to franchisees as part of the Company’s “System Optimization” initiative (see Annex A for a reconciliation of non-GAAP financial measures)

O	Improved North America Company-operated restaurant margins by 180 basis points to 15.8%

O	Achieved North America Company-operated same restaurant sales growth of 5.8% on a three-year basis

•	Transforming the Wendy’s Brand

O	Enhanced the Wendy’s brand image by updating approximately 800 restaurants with innovative interior and exterior designs through the Company’s “Image Activation” program

O	Image Activation restaurants continue to contemporize the restaurant experience, support Wendy’s “A Cut Above” brand positioning, and drive increased traffic and higher sustained sales

•	Strengthening the Wendy’s System

O

Sold approximately 450 Company-operated restaurants to well-capitalized franchisees with a commitment to high operating standards, Image Activation and new restaurant development through the Company’s “System Optimization” initiative

O	System Optimization is expected to generate stronger free cash flow and improved earnings quality, as well as serve as a catalyst for Wendy’s brand transformation and long-term growth

O	In February 2015, the Company announced a plan to sell approximately 500 additional restaurants to franchisees and reduce its ongoing Company-operated restaurant ownership to approximately 5%

        The Wendy’s Company 2015 Proxy Statement        81

For the reasons discussed above, the Company believes that adoption of this proposal would be contrary to the best interests of the Company and its stockholders.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will be the equivalent of votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE AGAINST THIS PROPOSAL

82        The Wendy’s Company 2015 Proxy Statement

OTHER MATTERS

Other Matters to Come Before the Annual Meeting

The Company is not aware of any other matters that are intended to be brought before the Annual Meeting. The proxy being solicited by the Board of Directors does, however, convey discretionary authority to the persons named as proxies in the accompanying proxy card to vote on any other matters that may properly come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named as proxies will vote the shares represented by properly submitted proxies in accordance with their best judgment, to the extent permitted by applicable legal and regulatory requirements.

Contacting Directors

If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send an e-mail to corporate-secretary@wendys.com or write to the following address: The Wendy’s Company, One Dave Thomas Blvd., Dublin, Ohio 43017, Attention: Corporate Secretary. Your communication should specify the intended recipient or recipients, and will be forwarded by the Corporate Secretary to such recipient or recipients. Any communication that relates to the Company’s accounting, internal accounting controls or auditing matters will also be forwarded by the Corporate Secretary to the Chairman of the Audit Committee.

Stockholder Proposals for 2016 Annual Meeting of Stockholders

Our Certificate of Incorporation and By-Laws provide that, except as otherwise provided by law, only business properly brought before an annual or special meeting of stockholders may be conducted at such meeting. To be properly brought before a meeting, a stockholder proposal must be (i) submitted to the Company for inclusion in its proxy materials in compliance with Section 14 of the Exchange Act or (ii) specified in a written notice given by a stockholder of record who is entitled to vote at such meeting and who complies with the notice and other provisions of our Certificate of Incorporation. The notice must be delivered personally to, or mailed to and received at, the principal executive offices of the Company, addressed to the Secretary of the Company.

Our Certificate of Incorporation specifies the requirements applicable to a stockholder’s notice of proposed business. Those requirements, which are set forth in Sections 5, 6 and 7 of Article V of our Certificate of Incorporation, are summarized below.

•

The window within which a stockholder must give notice of proposed business (including director nominations) for an annual meeting of stockholders is the period not earlier than 120 days and not later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders.

•

The notice must disclose the name, record address and information concerning the beneficial ownership of the Company’s stock by the stockholder and any “stockholder associated person” (i.e., any other beneficial owner of the Company’s stock beneficially owned by such stockholder, or any person that controls, is controlled by or is under common control with such stockholder or beneficial owner), together with a brief description of the business desired to be brought before the meeting, the text of the proposal, the reasons for conducting such business at the meeting, and any material interest of the stockholder and any stockholder associated person in such business.

•	Certain disclosures are also required concerning the relationships of the stockholder and any stockholder associated person, including:

O	any agreement, arrangement or understanding with respect to the proposed business;

O	the stockholder’s and any stockholder associated person’s derivative positions or hedging transactions with respect to the Company’s stock;

O	any proxy, contract, arrangement, understanding or other relationship pursuant to which the stockholder or any stockholder associated person has the right to vote the Company’s stock;

O	any rights to dividends on the Company’s stock beneficially owned by the stockholder or any stockholder associated person that are separated or separable from the underlying stock;

O

any proportionate interest in the Company’s stock or derivatives in respect of the Company’s stock held by a general or limited partnership in which the stockholder or any stockholder associated person is a general partner or beneficially owns an interest in a general partner; and

O

any performance-related fees (other than an asset-based fee) to which the stockholder or any stockholder associated person is entitled based on any increase or decrease in the value of the Company’s stock or derivatives in respect of the Company’s stock.

        The Wendy’s Company 2015 Proxy Statement        83

•

The notice also must include: (i) a representation that the stockholder is a holder of record of the Company’s stock who is entitled to vote at the meeting and who intends to appear in person or by proxy at the meeting to propose such business; (ii) a representation as to whether the stockholder intends to solicit proxies from stockholders in support of the proposed business; (iii) a representation that the stockholder will provide any other information reasonably requested by the Company; and (iv) all other information that would be required to be filed with the SEC if the stockholder or any stockholder associated person was a participant in a solicitation subject to Section 14 of the Exchange Act.

•

Additional information is required for director nominations, including a description of all compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among the stockholder, any stockholder associated person and any other person acting in concert with the stockholder (including a description of the director nominee’s interest in any such agreement, arrangement or understanding and the approximate dollar value of such interest).

•

The stockholder is required to update and supplement all information provided to the Company so that such information is true and correct as of the record date for the meeting and as of the date that is 10 business days before the meeting. Such updates and supplements must be received by the Company not later than five business days after the record date for the meeting and not later than seven business days before the date of the meeting.

To be eligible to be a nominee for election as a director, a person must (i) consent to being named in the Company’s proxy statement as a director nominee, and to serve as a director if elected, and (ii) timely deliver to the Secretary of the Company a written questionnaire with respect to such person’s background and qualifications, and the background of any other person or entity on whose behalf the nomination is being made, together with a written representation and agreement that such person is not and will not become a party to certain voting or compensation agreements and that such person, if elected, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company.

If the Chairman presiding over the meeting determines that the proposed business (including director nominations) was not properly brought before the meeting in accordance with the applicable provisions of our Certificate of Incorporation, the Chairman shall so declare at the meeting, and the business will not be transacted at the meeting. Additionally, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, the business will not be transacted at the meeting, regardless of whether proxies in respect of such business may have been received by the Company. Any questions relating to stockholder proposals should be submitted in writing to the Secretary of the Company at the Company’s principal executive offices.

Any stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act must be received by the Company not later than the close of business on December 23, 2015 to be considered for inclusion in the Company’s proxy materials for the 2016 annual meeting of stockholders. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Exchange Act must be received by the Company not earlier than February 2, 2016 and not later than March 3, 2016 to be properly brought before the 2016 annual meeting of stockholders. In each case, the proposal must be delivered personally to, or mailed to and received at, the principal executive offices of the Company, addressed to the Secretary of the Company. Please note that delivery of stockholder proposals by e-mail, facsimile or other means will not satisfy the requirements of our Certificate of Incorporation.

Householding of Annual Meeting Materials

Some banks, brokers and other nominees follow the practice of “householding” proxy materials. This means that multiple beneficial owners of our Common Stock who share the same address or household may not receive separate copies of this Proxy Statement, the notice regarding the Internet availability of proxy materials for the Annual Meeting, or the Company’s 2014 Annual Report to Stockholders. The Company will promptly deliver separate copies of such documents to stockholders who write or call the Company at the following address and telephone number: The Wendy’s Company, One Dave Thomas Blvd., Dublin, Ohio 43017, Attention: Secretary, Telephone: (614) 764-3100.

Stockholders who wish to receive separate copies of the Company’s proxy materials in the future also may call or write to the Company at the above address and telephone number. Alternatively, if you and other stockholders of record with whom you share an address currently receive multiple copies of the Company’s proxy materials, or if you hold stock in more than one account and, in either case, you wish to receive only one copy of the Company’s proxy materials for your household, you may contact the Company at the above address and telephone number.

84        The Wendy’s Company 2015 Proxy Statement

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014 is included in the 2014 Annual Report to Stockholders that is being delivered, or made available electronically via the Internet, to stockholders with this Proxy Statement. Additional copies of the 2014 Form 10-K may be obtained free of charge by sending a written request to the Company at the following address: The Wendy’s Company, One Dave Thomas Blvd., Dublin, Ohio 43017, Attention: Secretary. Copies of the 2014 Form 10-K are also available on the Company’s website at www.aboutwendys.com.

By Order of the Board of Directors

R. SCOTT TOOP
Secretary

Dublin, Ohio

April 17, 2015

        The Wendy’s Company 2015 Proxy Statement        85

ANNEX A

NON-GAAP RECONCILIATION TABLES

The table below shows the specific adjustments applied in calculating adjusted EBITDA for purposes of the Company’s 2014 executive incentive plan from the Company’s reported financial results for the fiscal year ended December 28, 2014. Included in the table is a reconciliation of The Wendy’s Company adjusted EBITDA to The Wendy’s Company net income for fiscal 2014.

Reconciliation of Adjusted EBITDA (2014 Executive Incentive Plan) to

The Wendy’s Company Net Income

Twelve Month Period Ended December 28, 2014

(In Thousands; Unaudited)

Adjusted EBITDA (2014 Executive Incentive Plan)	$377,584
Plus (less):
Acquisitions and dispositions	15,199
Foreign exchange	(56)
Impact from final bonus calculation	19

The Wendy’s Company adjusted EBITDA	392,746
(Less) plus:
Depreciation and amortization	(159,353)
Facilities action charges, net	29,100
Impairment of long-lived assets	(10,985)

Operating profit	251,508
Interest expense	(52,192)
Investment income, net	1,199
Other income, net	754

Income before income taxes and noncontrolling interests	201,269
Provision for income taxes	(79,835)

The Wendy’s Company net income	$121,434

The table below provides a reconciliation of The Wendy’s Company adjusted income and adjusted earnings per share to net income and diluted earnings per share attributable to The Wendy’s Company for fiscal 2014.

Reconciliation of Adjusted Income and Earnings Per Share to

Net Income and Diluted Earnings Per Share Attributable to The Wendy’s Company

Twelve Month Period Ended December 28, 2014

(In Thousands Except Per Share Amounts; Unaudited)

		Per share
Adjusted income and earnings per share	$127,035	$0.34
(Less) plus:
Depreciation of assets that will be replaced as part of the Image Activation initiative	(11,940)	(0.03)
Impairment of long-lived assets	(6,778)	(0.02)
Facilities action charges, net	12,996	0.03
Gain on sale of investment	121	0.00

Total adjustments	(5,601)	(0.02)

Net income and diluted earnings per share attributable to The Wendy’s Company	$121,434	$0.32

        The Wendy’s Company 2015 Proxy Statement        A-1

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA and adjusted earnings per share, which exclude certain expenses, net of certain benefits, are used by the Company as performance measures for benchmarking against the Company’s peers and competitors, and as an internal measure of business operating performance. For fiscal 2014, adjusted EBITDA (with certain modifications approved by the Performance Compensation Subcommittee of the Company’s Board of Directors) was used as a performance metric for the Company’s annual cash incentive plan for senior executives, and adjusted earnings per share was used as a performance metric for the Company’s long-term equity incentive plan for senior executives. The Company believes that adjusted EBITDA and adjusted earnings per share provide a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA and adjusted earnings per share are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”). Because all companies do not calculate adjusted EBITDA and adjusted earnings per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates adjusted EBITDA and adjusted earnings per share. The Company’s presentation of adjusted EBITDA and adjusted earnings per share in this Proxy Statement does not replace the presentation of the Company’s financial results in accordance with GAAP, and adjusted EBITDA and adjusted earnings per share should not be considered as alternative measures of net income or earnings per share.

A-2        The Wendy’s Company 2015 Proxy Statement

ANNEX B

THE WENDY’S COMPANY 2010 OMNIBUS AWARD PLAN

Document	Page
Proposed Second Amendment to The Wendy’s Company 2010 Omnibus Award Plan, as adopted by the Board of Directors on April 10, 2015, subject to and effective upon stockholder approval	B-2
First Amendment to Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan, as adopted by the Board of Directors on April 10, 2015	B-4
Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan, as adopted by the Board of Directors on March 1, 2010 and approved by stockholders on May 27, 2010	B-5

        The Wendy’s Company 2015 Proxy Statement        B-1

PROPOSED SECOND AMENDMENT TO

THE WENDY’S COMPANY 2010 OMNIBUS AWARD PLAN

This Second Amendment (this “Amendment”) to the Plan (as defined below) is adopted by the Board as of the 10th day of April, 2015, subject to and effective upon stockholder approval.

WHEREAS, The Wendy’s Company (formerly known as Wendy’s/Arby’s Group, Inc., the “Company”) has adopted The Wendy’s Company 2010 Omnibus Award Plan, as amended by the First Amendment dated as of April 10, 2015 (the “Plan”);

WHEREAS, the Compensation Committee and the Performance Compensation Subcommittee of the Board have determined that it is advisable and in the best interests of the Company and its stockholders to amend the Plan, and have recommended to the Board that the Board amend the Plan, subject to stockholder approval;

WHEREAS, the Board may amend the Plan pursuant to Section 13(a) of the Plan, provided that stockholder approval is required for certain types of amendments; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan as set forth below.

NOW THEREFORE, BE IT RESOLVED, that

1.	Section 5(b) of the Plan is hereby amended and restated in its entirety to read as follows:

“(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 95,000,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan, provided that (x) any shares of Common Stock subject to such Awards other than Options or SARs shall be counted against this limit as 2.5 shares of Common Stock for every one (1) share of Common Stock granted, and (y) any shares of Common Stock subject to such Awards of Options or SARs shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 10,000,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (iii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 4,000,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 11(a) of the Plan) shall be $5,000,000 and (vi) subject to Section 12 of the Plan, the aggregate Awards granted to any one Non-Employee Director in respect of any single fiscal year of the Company, solely with respect to his or her service on the Board, may not exceed $350,000 based on (x) the aggregate value of all Awards denominated in Cash and (y) the Fair Market Value of all Awards denominated in Common Stock, in each case as determined on the Date of Grant (provided that with respect to Non-Employee Director fees payable in cash (including annual retainer fees and/or Board or committee meeting attendance fees), if a Non-Employee Director elects to receive such fees in an Award or Awards denominated in Common Stock, then such fees and the Award or Awards received in lieu thereof shall not count against such $350,000 limit).”

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2.	Section 14(g) of the Plan is hereby amended and restated in its entirety to read as follows:

(g) Designation and Change of Beneficiary. Each Participant may file with the Company a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her estate.

3.

This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

4.

Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Plan. Further, except as expressly modified herein, all terms, provisions and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board to execute this Amendment in evidence of the adoption of this Amendment by the Board, has executed this Amendment as of the date first written above.

THE WENDY’S COMPANY

By:	/s/ R. Scott Toop
Name: R. Scott Toop
Title: Senior Vice President, General Counsel and Secretary

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FIRST AMENDMENT TO

WENDY’S/ARBY’S GROUP, INC. 2010 OMNIBUS AWARD PLAN

This First Amendment (this “Amendment”) to the Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan (the “Plan”) is effective as of the 10th day of April, 2015.

WHEREAS, The Wendy’s Company (formerly known as Wendy’s/Arby’s Group, Inc., the “Company”) has adopted the Plan;

WHEREAS, the Board may amend the Plan pursuant to Section 13(a) of the Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan as set forth below.

NOW THEREFORE, BE IT RESOLVED, that

1.	All references in the Plan to “Wendy’s/Arby’s Group, Inc.” shall be replaced with “The Wendy’s Company” unless the context clearly requires otherwise.

2.	Section 2(oo) of the Plan is hereby amended and restated in its entirety to read as follows: “(oo) “Plan” means this The Wendy’s Company 2010 Omnibus Award Plan.”

3.

This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

4.

Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Plan. Further, except as expressly modified herein, all terms, provisions and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board to execute this Amendment in evidence of the adoption of this Amendment by the Board, has executed this Amendment as of the date first written above.

THE WENDY’S COMPANY

By:	/s/ R. Scott Toop
Name: R. Scott Toop
Title: Senior Vice President, General Counsel and Secretary

B-4        The Wendy’s Company 2015 Proxy Statement

Wendy’s/Arby’s Group, Inc.

2010 Omnibus Award Plan

1. Purpose. The purpose of the Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Absolute Share Limit” has the meaning given such term in Section 5(b).

(b) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(c) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan. For purposes of Section 5(c) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based award granted under a Prior Plan and outstanding on the Effective Date.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant has failed to reasonably perform his or her duties to the Company or an Affiliate, or has failed to follow the lawful instructions of the Board or his or her direct superiors, in each case other than as a result of his or her incapacity due to physical or mental illness or injury, that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate, (C) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the willful misconduct or gross neglect of the Participant that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (E) the willful violation by the Participant of the Company’s written policies that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (F) the Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company or an Affiliate (other than good faith expense account disputes), (G) the Participant’s act of personal dishonesty which involves personal profit in connection with the Participant’s employment or service with the Company or an Affiliate, or (H) the willful breach by the Participant of fiduciary duty owed to the Company or an Affiliate, or (i) in the case of a Participant who is a Non-Employee Director, the Participant engaging in any of the activities described in clauses (A) through (H) above; provided, however, that the Participant shall be provided a 10-day period to cure any of the events or occurrences described in the immediately preceding clause (A) hereof, to the extent capable of cure during such 10-day period. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

        The Wendy’s Company 2015 Proxy Statement        B-5

(f) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Stock of the Company, taking into account as outstanding for this purpose such Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) of this Section 2(f), or (IV) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(ii) during any period of twenty-four months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company;

(iv) the sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or

(v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

Notwithstanding the foregoing, (x) the acquisition of any portion of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors by Nelson Peltz or Peter May or any Person Controlled By Nelson Peltz or Peter May shall in no event constitute a Change in Control and (y) the merger, consolidation or sale of assets of the Company or any Affiliate with or to Nelson Peltz or Peter May or any Person Controlled By Nelson Peltz or Peter May shall in no event constitute a Change in Control. For purposes of the preceding

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sentence and Section 2(b), “Controlled By” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of any Person (as defined in Section 13(d) or 14(d) of the Exchange Act), whether through the ownership of voting securities, by contract or otherwise, including without limitation, any investment fund, investment account or investment partnership whose investment manager, investment advisor or general partner is directly or indirectly Controlled By Nelson Peltz or Peter May, or with respect to which they individually or in the aggregate beneficially own 50% more of the outstanding economic or voting interests of such entity.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Section 162(m) of the Code in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i) “Common Stock” means the common stock, par value $0.10 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j) “Company” means Wendy’s/Arby’s Group, Inc., a Delaware corporation, and any successor thereto.

(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(l) “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or its Affiliates, (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company or an Affiliate for Cause, (iii) whether in writing or orally, maligning, denigrating or disparaging the Company, its Affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publishing (whether in writing or orally) statements that tend to portray any of the aforementioned persons or entities in an unfavorable light, or (iv) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants, with the Company or its Affiliates.

(m) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(n) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.

(o) “Effective Date” means May 27, 2010.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates), who, in the case of each of

        The Wendy’s Company 2015 Proxy Statement        B-7

clauses (i) through (iv) above has entered into an Award agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan. Solely for purposes of this Section 2(q), “Affiliate” shall be limited to (1) a Subsidiary, (2) any parent corporation of the Company within the meaning of Section 424(e) of the Code (“Parent”), (3) any corporation, trade or business 50% or more of the combined voting power of such entity’s outstanding securities is directly or indirectly controlled by the Company or any Subsidiary or Parent, (4) any corporation, trade or business which directly or indirectly controls 50% or more of the combined voting power of the outstanding securities of the Company and (5) any other entity in which the Company or any Subsidiary or Parent has a material equity interest and which is designated as an “Affiliate” by the Committee.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(t) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the mean of the high and low sales price (provided that the Committee may in its discretion use the closing sales price) of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(u) “Good Reason” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Participant having “good reason” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Good Reason” contained therein), the occurrence of any of the following without the Participant’s express written consent: (A) a material reduction in the Participant’s base salary or target annual bonus opportunity from that in effect immediately prior to the Change in Control, other than a reduction that is a part of and consistent with a reduction in compensation of similarly situated employees of the Company, or (B) requiring the Participant to relocate the Participant’s principal place of employment or service to a location that would result in an increase by more than fifty (50) miles in the Participant’s one-way commute from the Participant’s then-current principal residence; provided, however, that any event described in clause (A) or (B) shall not constitute Good Reason unless the Participant has given the Company prior written notice of such event within thirty (30) days after the Participant becomes aware or should have become aware of such event, and the Company has not cured such event (if capable of cure) within thirty (30) days following receipt of such notice.

(v) “Immediate Family Members” shall have the meaning set forth in Section 14(b).

(w) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(x) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(y) “Minimum Vesting Condition” shall mean, with respect to any Award, that vesting of (or lapsing of restrictions on) such Award does not occur any more rapidly than ratably over a three-year period, if the vesting or lapsing of restrictions occurs solely due to the passage of time, or over a one-year period, if the vesting or lapsing of restrictions are subject to performance vesting conditions.

(z) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(aa) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(bb) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(cc) “NYSE” means the New York Stock Exchange.

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(dd) “Option” means an Award granted under Section 7 of the Plan.

(ee) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ff) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(gg) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(hh) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ii) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(jj) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(kk) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ll) “Performance Period” shall mean the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(mm) “Permitted Transferee” shall have the meaning set forth in Section 14(b) of the Plan.

(nn) “Person” has the meaning given such term in the definition of “Change in Control”.

(oo) “Plan” means this Wendy’s/Arby’s Group, Inc. 2010 Omnibus Award Plan.

(pp) “Prior Plan” shall mean, as amended from time to time, each of the Wendy’s/Arby’s Group, Inc. 2002 Equity Participation Plan, the Wendy’s International, Inc. 2007 Stock Incentive Plan, the Wendy’s International, Inc. 2003 Stock Incentive Plan, the Wendy’s International, Inc. 1990 Stock Option Plan and the Wendy’s International, Inc. WeShare Stock Option Plan.

(qq) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(rr) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(tt) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(uu) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(vv) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ww) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(xx) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Company voting securities (without regard to the occurrence of any contingency and after giving effect

        The Wendy’s Company 2015 Proxy Statement        B-9

to any voting agreement or stockholders” agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(yy) “Substitute Award” has the meaning given such term in Section 5(e).

(zz) “Sub Plans” has the meaning given such term in Section 1.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration. (a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Subsidiary the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with

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respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations. (a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 75,000,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan, provided that (x) any shares of Common Stock subject to such Awards other than Options or SARs shall be counted against this limit as 2.5 shares of Common Stock for every one (1) share of Common Stock granted, and (y) any shares of Common Stock subject to such Awards of Options or SARs shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 10,000,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (iii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 4,000,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; and (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 11(a) of the Plan) shall be $5,000,000.

(c) Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that no shares shall be deemed to have been used in settlement of a SAR that settles only in cash; provided, further that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive

        The Wendy’s Company 2015 Proxy Statement        B-11

Stock Options granted under the Plan. In no event shall (i) shares tendered or withheld on the exercise of Options or other Award for the payment of the exercise or purchase price or withholding taxes, (ii) shares not issued upon the settlement of a SAR that settles in shares of Common Stock, or (iii) shares purchased on the open market with cash proceeds from the exercise of Options, again become available for other Awards under the Plan. If and to the extent an Award under the Plan or any Prior Plan expires, terminates or is canceled or forfeited for any reason whatsoever, the shares covered by such Award shall again become available for other Awards under the Plan in accordance with Section 5(f).

(d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plan.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

(f) Each share of Common Stock that again becomes available for grant pursuant to this Section 5 shall be added back as (i) one (1) share of Common Stock if such shares were subject to Options or SARs, and (ii) as 2.5 shares of Common Stock if such shares were subject to Awards other than Options or SARs.

6.  Eligibility. Participation shall be limited to Eligible Persons.

7.  Options. (a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration. (i) Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.

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(ii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (B) the termination of a Participant’s employment or service due to death or Disability, each outstanding Option granted to such Participant shall become fully vested and immediately exercisable as of the date of such termination of employment or service; provided, that in the event the vesting or exercisability of any Option would otherwise be subject to the achievement of performance conditions, the portion of any such Option that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

(iii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire, (B) the termination of a Participant’s employment or service due to death or Disability, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period) and (C) the termination of a Participant’s employment or service for any other reason, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

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8. Stock Appreciation Rights. (a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration. (i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

(ii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (B) the termination of a Participant’s employment or service due to death or Disability, each outstanding SAR granted to such Participant shall become fully vested and immediately exercisable as of the date of such termination of employment or service; provided, that in the event the vesting or exercisability of any SAR would otherwise be subject to the achievement of performance conditions, the portion of any such SAR that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

(iii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire, (B) the termination of a Participant’s employment or service due to death or Disability, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period) and (C) the termination of a Participant’s employment or service for any other reason, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period).

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(f) Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be

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the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units. (a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Stock Certificates and Book Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than or in addition to the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. (i) The Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee, and the Committee shall determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units upon termination of employment or service of the Participant granted the applicable Award. Grants of Restricted Stock and Restricted Stock Units that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided, that the Minimum Vesting Condition need not be applied to such grants that, when taken together with other Awards not subject to the Minimum Vesting Condition (other than Options and SARs), comprise Awards with respect to a number of shares of Common Stock that does not exceed, in the aggregate, five percent (5%) of the Absolute Share Limit (as adjusted pursuant to Sections 5 and 12).

(ii) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (B) the termination of a Participant’s employment or service due to death or Disability, outstanding Restricted Stock and Restricted Stock Units granted to such Participant shall become fully vested and the restrictions thereon shall immediately lapse as of the date of such termination of employment or service; provided, that in the event the vesting or lapse of restrictions of any Restricted Stock or Restricted Stock Units would otherwise be subject to the achievement of performance conditions, the portion of any such Restricted Stock or Restricted Stock Units that shall become fully vested and free from such restrictions shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his

        The Wendy’s Company 2015 Proxy Statement        B-15

or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

(e) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE WENDY’S/ARBY’S GROUP, INC. 2010 OMNIBUS AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN WENDY’S/ARBY’S GROUP, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF WENDY’S/ARBY’S GROUP, INC.

10. Other Stock-Based Awards. (a) The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Grants of Other Stock-Based Awards that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided, that the Minimum Vesting Condition need not be applied to such grants that, when taken together with other Awards not subject to the Minimum Vesting Condition (excluding Options and SARs), comprise Awards with respect to a number of shares of Common Stock that does not exceed, in the aggregate, five percent (5%) of the Absolute Share Limit (as adjusted pursuant to Sections 5 and 12).

(b) Unless otherwise provided by the Committee, in the event of (A) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (B) the termination of a Participant’s employment or service due to death or Disability, outstanding Other Stock-Based Awards granted to such Participant shall become fully vested and the restrictions thereon shall immediately lapse as of the date of such termination of employment or service; provided, that in the event the vesting or lapse of restrictions of any Other Stock-Based Awards would otherwise be subject to the achievement of performance conditions, the portion of any such Other Stock-Based Awards that shall become fully vested and free from such restrictions shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that

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measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

11. Performance Compensation Awards. (a) Generally. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other “value creation” metrics; (xvii) inventory control; (xviii) enterprise value; (xix) sales; (xx) stockholder return; (xxi) client retention; (xxii) competitive market metrics; (xxiii) employee retention; (xxiv) timely completion of new product rollouts; (xxv) timely launch of new facilities; (xxvi) measurements related to a new purchasing “co-op”; (xxvii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii) systemwide revenues; (xxix) royalty income; (xxx) same store sales (comparable sales), comparisons of continuing operations to other operations (such as a new purchasing “co-op”); (xxxi) market share; (xxxii) new store openings (gross or net), store remodelings; (xxxiii) cost of capital, debt leverage year-end cash position or book value; (xxxiv) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or (xxxv) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

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(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee shall, during the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals; provided, however, that in the event of (x) the termination of a Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability), or by the Participant for Good Reason, in each case within 12 months following a Change in Control, or (y) the termination of a Participant’s employment or service due to death or Disability, the Participant shall receive payment in respect of a Performance Compensation Award based on (1) actual performance through the date of termination as determined by the Committee, or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee (but not to the extent that application of this clause (2) would cause Section 162(m) of the Code to result in the loss of the deduction of the compensation payable in respect of such Performance Compensation Award for any Participant reasonably expected to be a “covered employee” within the meaning of Section 162(m) of the Code), in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award agreement, the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation

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Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes.

13. Amendments and Termination. (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment,

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alteration, suspension, discontinuation or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards, (ii) it would materially increase the benefits accruing to participants under the Plan, (iii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12), or (iv) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14. General. (a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability. (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (i) by the Board or the Committee in its sole discretion, or (ii) as provided in the applicable Award agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled

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to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned Awards and paid within 15 days after such Awards are earned and become payable or distributable).

(d) Tax Withholding. (i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required statutory withholding liability) by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or Sub-Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

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(g) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(h) Termination of Employment. Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with a Participant, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service of such Participant with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be considered a termination of employment or service of such Participant with the Company or an Affiliate for purposes of the Plan.

(i) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j) Government and Other Regulations. (i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price

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(in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(r) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

        The Wendy’s Company 2015 Proxy Statement        B-23

(t) 409A of the Code. (i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s ‘separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(u) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in Detrimental Activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.

(v) Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(w) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*    *    *

As adopted by the Board of Directors of Wendy’s/Arby’s Group, Inc. on March 1, 2010.

As approved by the stockholders of Wendy’s/Arby’s Group, Inc. on May 27, 2010.

B-24        The Wendy’s Company 2015 Proxy Statement

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THE WENDY’S COMPANY ONE DAVE THOMAS BLVD. DUBLIN, OHIO 43017

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 p.m. (EDT) on May 31, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) on May 31, 2015. Have your proxy card in hand when you call and follow the instructions provided.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by The Wendy’s Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, notices of Internet availability and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M90901-P63776	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE WENDY’S COMPANY			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the election of each of the director nominees named below:			☐	☐	☐

1.	Election of Directors
Nominees:
	01) Nelson Peltz	06) Joseph A. Levato
	02) Peter W. May	07) J. Randolph Lewis
	03) Emil J. Brolick	08) Michelle J. Mathews-Spradlin
	04) Edward P. Garden	09) Peter H. Rothschild
	05) Janet Hill	10) David E. Schwab II
The Board of Directors recommends that you vote FOR proposals 2, 3 and 4:								For	Against	Abstain
2.

Approval of an amendment to the Company’s 2010 Omnibus Award Plan to increase the number of shares available for issuance under the plan and impose annual limits on the value of awards that may be granted to non-employee directors under the plan, and reapproval of the material terms of the performance goals under the plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

								☐	☐	☐

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015.							☐	☐	☐

4.	Advisory resolution to approve executive compensation.							☐	☐	☐

The Board of Directors recommends that you vote AGAINST proposal 5:

5.	Stockholder proposal regarding an independent board chairman, if properly presented at the meeting.							☐	☐	☐
For address change or comments, please mark this box and write them on the reverse side where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners must each sign. If shares are held by a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

THE WENDY’S COMPANY

ONE DAVE THOMAS BLVD.

DUBLIN, OHIO 43017

Admission Ticket

(Not Transferable)

Annual Meeting Admission Ticket

(and meeting information)

2015 Annual Meeting of Stockholders

10:00 a.m. (EDT), Monday, June 1, 2015

The Wendy’s Company

Thomas Conference Center

One Dave Thomas Blvd.

Dublin, Ohio 43017

Please present this admission ticket and a valid government-issued photo identification to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

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M90902-P63776

THE WENDY’S COMPANY

2015 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE WENDY’S COMPANY

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2015

The undersigned hereby appoints Emil J. Brolick, Todd A. Penegor and R. Scott Toop, and each of them, with full power of substitution, as lawful agents and proxies, to vote all the shares of common stock of The Wendy’s Company (the “Company”) that the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders of the Company to be held at the Thomas Conference Center located at the Company’s corporate offices, One Dave Thomas Blvd., Dublin, Ohio 43017, on June 1, 2015, at 10:00 a.m. (EDT), and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

This proxy, if signed, dated and returned, will be voted as specified on the reverse side by the undersigned. If this proxy is signed, dated and returned without specifications, the shares will be voted FOR the election of each of the director nominees listed on the reverse side (proposal 1), FOR proposals 2, 3 and 4, and AGAINST proposal 5.

All proxies previously given or executed by the undersigned with respect to the shares of common stock represented by this proxy are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the 2015 Annual Meeting of Stockholders, and the Company’s 2014 Annual Report to Stockholders.

IMPORTANT - This proxy must be signed and dated on the reverse side.

If you vote by telephone or via the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or via the Internet must be received by 11:59 p.m. (EDT) on May 31, 2015.

Address change/comments:

(If you provide any address change and/or comments above, please mark the corresponding box on the reverse side.) Continued and to be signed on reverse side